UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Marathon Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

2013

Wednesday, April 24, 2013

10:00 a.m. Eastern Daylight Time (EDT)

Auditorium

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

Please vote promptly by:

➢ using the Internet;

➢ marking, signing and returning your proxy card or voting instruction form; or

➢ calling a toll free telephone number.

Marathon Petroleum Corporation
539 South Main Street
Findlay, Ohio 45840

Dear Fellow Marathon Petroleum Corporation Shareholder:

On behalf of the Board of Directors and management team, I am pleased to invite you to attend Marathon Petroleum Corporation’s 2013 Annual Meeting of Shareholders to be held in the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840 on Wednesday, April 24, 2013, at 10:00 a.m. Eastern Daylight Time.

We are pleased this year to offer our shareholders the option to receive Marathon Petroleum Corporation proxy materials (which include the 2013 Proxy Statement, the 2012 Annual Report and the form of proxy card or voting instruction form) via the Internet. We believe this option provides our shareholders the information they need in an efficient, lower-cost and environmentally-conscious manner. Shareholders may still request paper copies of the proxy materials if desired.

We plan to commence mailing a Notice Regarding the Availability of Proxy Materials to our shareholders on or about March 15, 2013. Shareholders who have previously requested the continued receipt of printed proxy materials will receive proxy materials by mail.

Your vote is important. Whether or not you plan to attend the 2013 Annual Meeting, we hope you will authorize your proxy as soon as possible. You may vote by proxy using the Internet. Alternatively, if you receive the proxy materials by mail, you may vote by proxy using the Internet, by calling a toll free telephone number or by completing and returning a proxy card or vote instruction form in the mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend in person.

Thank you for your support of Marathon Petroleum Corporation.

Sincerely,

Gary R. Heminger

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

MARATHON PETROLEUM CORPORATION

Date:

Wednesday, April 24, 2013

Time:

10:00 a.m. EDT

Place:

The Auditorium of Marathon Petroleum Corporation

539 South Main Street, Findlay, Ohio 45840

Purpose:

•	Elect Messrs. Bayh, Davis and Usher to serve as Class II Directors, each for a three-year term expiring on the date of the 2016 Annual Meeting;

•	Ratify the selection of PricewaterhouseCoopers LLP as independent auditor for 2013;

•	Approve, on an advisory basis, named executive officer compensation;

•	Approve an amendment to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors over a three-year period beginning at the 2015 Annual Meeting; and

•	Transact any other business that properly comes before the meeting.

Other Important Information:

You are entitled to vote at the meeting if you were an owner of record of Marathon Petroleum Corporation common stock at the close of business on February 25, 2013. Owners of record will need to have a valid form of identification to be admitted to the meeting. If your ownership is through a broker or other intermediary, then in addition to a valid form of identification you will also need to have proof of your share ownership to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

In reliance on the rules of the Securities and Exchange Commission (or SEC), most Marathon Petroleum Corporation shareholders are being furnished proxy materials via the Internet. If you received printed proxy materials, a copy of the Marathon Petroleum Corporation 2012 Annual Report on Form 10-K is enclosed.

By order of the Board of Directors,

J. Michael Wilder

Secretary

i

PROXY STATEMENT

GENERAL INFORMATION

On behalf of the Board of Directors (which we refer to as the Board of Directors or the Board) of Marathon Petroleum Corporation, a Delaware corporation (which we refer to as Marathon Petroleum, MPC, the Company, we or us), we have provided this Proxy Statement to you in connection with the solicitation by the Board of Directors of your proxy to be voted on your behalf at our 2013 Annual Meeting of Shareholders. The members of the MPC Proxy Committee are Thomas J. Usher, Gary R. Heminger and Donald C. Templin.

We will hold the Annual Meeting at 10:00 a.m. EDT on April 24, 2013, in the Auditorium of Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. This Proxy Statement contains information about the matters to be voted on and other information that may be of help to you.

We plan to commence mailing a Notice Regarding the Availability of Proxy Materials on or about March 15, 2013. We have included with these materials our Annual Report for the year ended December 31, 2012.

In 2012, we formed MPLX LP (or MPLX), a master limited partnership, to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. On October 31, 2012, MPLX completed its initial public offering. We own an approximate 73.6% interest in MPLX, including the general partner interest, and we consolidate this entity for financial reporting purposes. References to MPLX are included in these materials as appropriate to add clarity to certain disclosures.

The separation of MPC from Marathon Oil Corporation (which we refer to as Marathon Oil) was completed on June 30, 2011. References to the separation of MPC from Marathon Oil (which we refer to as the Spinoff) are included in these materials as appropriate to provide explanation to certain disclosures relating to prior periods or compensation programs.

QUESTIONS AND ANSWERS

■	What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the proposals set forth in this Proxy Statement, which are:

•	the election of three nominees to serve as Class II Directors;

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2013;

•	the approval, on an advisory basis, of our named executive officer compensation; and

•

the approval of an amendment to our Restated Certificate of Incorporation to eliminate, over a three-year period beginning at the 2015 Annual Meeting, the classified structure of our Board and provide for the annual election of all directors beginning at the 2017 Annual Meeting.

■	Am I entitled to vote?

You may vote if you were a holder of MPC common stock at the close of business on February 25, 2013, which is the record date of our Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the meeting.

■	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed materials?

Pursuant to rules adopted by the SEC that provide for the delivery of a notice to shareholders of their means of Internet access to proxy materials, we have elected this year to reduce the number of sets of printed materials. Unless a shareholder has requested receipt of printed proxy materials, we have sent a Notice Regarding the Availability of Proxy Materials (or the Notice) to our shareholders of record. All shareholders will have the ability to access proxy materials. The Notice provides instructions to access the materials on the Internet or request a traditional set of printed materials be mailed at no cost to the shareholder.

■	How does the Board recommend I vote?

The Board recommends you vote:

•	FOR each of the nominees for Class II Director;

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2013;

•	FOR the resolution approving, on an advisory basis, our named executive officer compensation; and

•	FOR the amendment to our Restated Certificate of Incorporation to phase in the elimination of the classified structure of our Board of Directors.

■	How do I know if I am a shareholder of record or a beneficial owner of shares held in street name?

If your shares are registered in your name with our transfer agent, Computershare Investor Services, LLC, you are a shareholder of record with respect to those shares and you received the Notice directly from the Company. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of such shares and the Notice was forwarded to you by that organization. In that circumstance, the organization is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct the organization how to vote the shares held in your account.

■	If I am a shareholder of record of MPC shares, how do I cast my vote?

If you are a shareholder of record of MPC common stock, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice;

•	By Telephone. If you requested a printed copy of the proxy materials, you may vote by proxy by calling the toll free number located on the proxy card;

•	By Mail. If you requested a printed copy of the proxy materials, you may vote by proxy by completing the proxy card and returning it in the provided envelope; or

•	In Person. You may vote in person at the Annual Meeting. You will be required to present a valid form of identification to be admitted to the meeting and a ballot will be provided to you upon arrival.

■	If I am a beneficial owner of MPC shares, how do I cast my vote?

If you are a beneficial owner of shares of MPC common stock held in street name, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice forwarded to you by your broker or other intermediary;

•	By Telephone. If you requested a printed copy of the proxy materials, you may vote by proxy by calling the toll free number located on the vote instruction form;

•	By Mail. If you requested a printed copy of the proxy materials, you may vote by proxy by completing the vote instruction form and returning it in the provided envelope; or

•

In Person. You may vote in person at the Annual Meeting but you must first obtain a legal proxy form from the broker or other organization that holds your shares. Please contact such broker or organization for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the meeting, you will be required to present a valid form of identification.

We provide Internet proxy voting to allow you to vote your shares on-line; however, please be aware you must bear any costs associated with your Internet access, such as usage charges from Internet access providers or telephone companies.

■	May I change my vote?

If you are a shareholder of record of MPC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	voting again using the Internet or by telephone;

•	sending us a proxy card dated later than your last vote;

•	notifying the corporate Secretary of MPC in writing; or

•	voting at the meeting.

If you are a beneficial owner of shares of MPC common stock, you must contact your broker or other intermediary with whom you have an account to obtain information regarding changing your voting instructions.

■	How many outstanding shares are there?

At the close of business on February 25, 2013, which is the record date for the Annual Meeting, there were 330,852,051 shares of MPC common stock outstanding and entitled to vote.

■	What is the voting requirement to approve each of the proposals?

•

Directors are elected by a plurality voting standard. The nominees for available directorships who receive the highest number of affirmative votes of the shares present, in person or by proxy, and entitled to vote, are elected; provided, however, any director nominee who receives a greater number of withhold votes than affirmative votes in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results pursuant to the Company’s Plurality Plus Voting Standard Policy, more fully described in Proposal No. 1 and available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Policies and Guidelines,” “Plurality Plus Voting Standard Policy.” Under the plurality voting standard, abstentions and broker non-votes will not have an impact on the election of directors.

•

Proposal No. 2 will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal, in which case abstentions will not be considered votes “cast” and shall have no effect on the proposal.

•

Proposal No. 3 will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal, in which case abstentions and broker non-votes will not be considered votes “cast” and shall have no effect on the proposal.

•

Proposal No. 4 will be approved if it receives the affirmative vote of at least 80% of the Company’s outstanding shares. Abstentions and broker non-votes will have the same effect as votes against the proposal.

•

Although the advisory vote on Proposal No. 3 is nonbinding, as provided by law, our Board will review the results of the vote and will take them into account in making determinations concerning executive compensation.

•	Both abstentions and broker non-votes are counted in determining a quorum is present for the meeting.

■	What are “broker non-votes?”

The New York Stock Exchange (or NYSE) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters such as the election of directors, proposals related to executive compensation and proposals to amend certificates of incorporation and certain other corporate governance changes unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

■	What constitutes a quorum?

Under our Amended and Restated Bylaws (which we refer to as our Bylaws), a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote.

■	How will voting be conducted if any matters not contained in this Proxy Statement are raised at the Annual Meeting?

If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or Internet or telephone vote provides this authority. Under our Bylaws, notice of any matter to be presented by a shareholder for a vote at the meeting must have been received by December 14, 2012, and must have been accompanied by certain information about the shareholder presenting it.

■	When must shareholder proposals be submitted for the 2014 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2014 Proxy Statement must be received in writing by our corporate Secretary no later than the close of business on November 15, 2013. Shareholder proposals (including nominations) submitted outside the process for inclusion in our 2014 Proxy Statement must be received from shareholders of record on or after November 15, 2013 and no later than December 15, 2013, and must be accompanied by certain information about the shareholder making the proposal, in accordance with our Bylaws.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Under our Bylaws and the laws of the State of Delaware, MPC’s state of incorporation, the business and affairs of MPC are managed under the direction of our Board of Directors. Our Board is divided into three classes. Directors are elected by shareholders for terms of three years and hold office until their successors are elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2013 Annual Meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2015, 2013 and 2014, respectively.

Our Board met ten times in 2012. The attendance of the members of our Board averaged approximately 97% for the aggregate of the total number of Board and committee meetings held in 2012. Each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served.

Our Chairman of the Board presides at all meetings of shareholders and of the Board. If the non-employee directors meet without the Chairman or in circumstances where the Chairman is unavailable, our Board will designate another director to serve as a lead or presiding director at such meeting. The Chairman also attends Board committee meetings.

Pursuant to our Corporate Governance Principles, non-employee directors of the Board hold executive sessions. An offer of an executive session is extended to non-employee directors at each regularly-scheduled Board meeting. The Chairman of the Board presides at these executive sessions. In 2012, non-employee directors of the Board held seven executive sessions.

Our Board has three principal committees, all of the members of which are independent, non-employee directors. The table below shows the current committee memberships of each director and the number of meetings each committee held in 2012.

Board Committee Memberships

Director	Audit Committee		Compensation Committee		Corporate Governance and Nominating Committee
Evan Bayh	X				X
David A. Daberko	X	*	X
William L. Davis	X				X	*
Donna A. James	X		X
Charles R. Lee	X				X
Seth E. Schofield			X	*	X
John W. Snow			X		X
John P. Surma			X		X
Number of meetings in 2012	7		5		7

*	Chair

Board and Committee Independence

As referenced, the principal committee structure of our Board of Directors includes the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. These committees are comprised entirely of independent directors. Additionally, an Executive Committee of the Board, comprised of Thomas J. Usher and Gary R. Heminger, has been established to address matters that may arise between meetings of the Board. This Executive Committee may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law.

To determine director independence, our Board uses the categorical standards set forth below and, additionally, considers the materiality of any relationships between a director and the Company. The Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly, immediate family members of the director or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether such transactions are at arm’s length in the ordinary course of business and whether any such transactions are consummated on terms and conditions similar to those with unrelated parties.

To be determined categorically independent, a director must not:

•	be a present employee of the Company or former employee of the Company within the past three years;

•	have an immediate family member serving as a present executive officer of the Company or former executive officer of the Company within the past three years;

•

have personally received, or have an immediate family member who has received, any direct compensation from the Company in excess of $120,000 during any twelve-month period within the past three years, other than compensation for Board or committee service, pension or other forms of deferred compensation for prior service, or compensation paid to an immediate family member who is a non-executive employee of the Company;

•	have any of the following affiliations with respect to the Company’s external auditor:

•	current employee of such firm,

•	engaged, or have an immediate family member engaged, as a current partner of such firm,

•	have an immediate family member who is a current employee of such firm and who personally works on the Company’s audit, or

•

has been, or has an immediate family member who has been, engaged or employed by such firm as a partner or employee within the past three years and who personally worked on the Company’s audit within that time;

•

be employed, or have an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years, any of the Company’s present executive officers serve or served on the other company’s compensation committee;

•

be an employee, or have an immediate family member who is an executive officer, of a company that makes or made payments to, or receives or received payments from, the Company for property or services in an amount which in any of the three preceding fiscal years exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

be an executive officer of a tax-exempt organization to which the Company has within the three preceding fiscal years made any contributions in any single fiscal year that exceeded the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•	be a partner of or of counsel to a law firm that provides substantial legal services to the Company on a regular basis; or

•	be a partner, officer or employee of an investment bank or consulting firm that provides substantial services to the Company on a regular basis.

Under the Company’s Corporate Governance Principles, the following relationships are not considered to be material relationships that would impair a director’s independence:

•

if the director is, or has an immediate family member who is, a partner (general or limited) in, or a controlling shareholder, equity holder, executive officer or a director of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years where the amount involved in such transaction in any such fiscal year was less than the greater of $1 million or 2% of the recipient’s consolidated gross revenues for that year;

•

if the director is, or has an immediate family member who is, a director or trustee of any organization to which the Company has made, or from which the Company has received, payments for property or services, and the director (or his/her immediate family member) was not involved in the negotiations of the terms of the transaction, did not, to the extent applicable, provide any services directly to the Company, and did not receive any special benefits as a result of the transaction; or

•

if the director, or an immediate family member of the director, serves as an officer, director or trustee of a foundation, university, charitable or other not-for-profit organization, and the Company’s discretionary charitable contributions to the organization, in the aggregate, are less than the greater of $1 million or 2% of that organization’s latest publicly available annual consolidated gross revenues.

Our categorical independence standards and the material relationship considerations set forth above are found within our Corporate Governance Principles, which are available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.”

Our Board performed its independence review for 2013 earlier this year. In applying the categorical standards set forth above and assessing the materiality of any relationships, the Board affirmatively determined that each of Ms. James and Messrs. Bayh, Daberko, Davis, Lee, Schofield, Snow, Surma and Usher meets the categorical independence standards, has no material relationship with the Company other than that arising solely from the capacity as a director and, in addition, satisfies the independence requirements of the NYSE.

Audit Committee

Our Audit Committee has a written charter adopted by the Board, which is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Audit Committee Charter.” The Audit Committee Charter requires our Audit Committee to assess and report to the Board on the adequacy of the Charter on an annual basis. Each of the members of our Audit Committee is independent as independence is defined in Securities Exchange Act Rule 10A-3 of the Securities Exchange Act of 1934 (or the Exchange Act), as well as the general independence requirements of NYSE Rule 303A.02.

Our Audit Committee is, among other things, responsible for:

•	appointing, compensating, retaining and overseeing the independent auditor;

•	reviewing fees proposed by the independent auditor and approving in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor;

•	separately meeting with the independent auditor, our internal auditors and our management with respect to the status and results of their activities;

•

reviewing with our Chief Executive Officer (who we refer to as our CEO), our Chief Financial Officer (who we refer to as our CFO) and our General Counsel, disclosure controls and procedures and management’s conclusions about such disclosure controls and procedures;

•

reviewing and discussing with our management and the independent auditor, annual and quarterly financial statements, including those reported on Forms 10-K and 10-Q, prior to their filing, and reports of internal controls over financial reporting;

•	reviewing our quarterly earnings press releases prior to their publication and discussing any financial information and any earnings guidance to be provided;

•	discussing with our management guidelines and policies to govern the process by which risk assessment is undertaken by the Company;

•

reviewing legal and regulatory compliance regarding the Company’s financial statements, auditing matters and compliance with the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Whistleblowing Procedures Policy; and

•	evaluating the Audit Committee’s performance on an annual basis.

Our Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting or other advisors or consultants to advise the Committee.

Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services.” Among other things, this policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under a de minimis exception.

Under the policy, the Audit Committee may pre-approve any services to be performed by our independent auditor up to twelve months in advance and may approve in advance services by specific categories pursuant to a forecasted budget. In the fourth quarter of each year, the CFO shall present a forecast of audit, audit-related, tax and permissible non-audit services for the ensuing fiscal year to the Audit Committee for approval in advance. The CFO, in coordination with the independent auditor, shall provide an updated budget to the Audit Committee, as needed, throughout the ensuing fiscal year.

Pursuant to the policy, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Chair of the Audit Committee for unbudgeted items, and the Chair reports the items pre-approved pursuant to this delegation to the full Audit Committee at the next scheduled meeting.

Audit Committee Financial Expert

Based on the attributes, education and experience requirements set forth in the rules of the SEC, our Board of Directors has determined David A. Daberko and Charles R. Lee each qualify as an “Audit Committee Financial Expert.”

Mr. Daberko was Chairman of the Board and Chief Executive Officer of National City Corporation for twelve years. In addition to certifying the effectiveness of internal controls and procedures required by his former position as Chairman and Chief Executive Officer, Mr. Daberko’s various other roles with National City through his many years of service involved oversight of accounting and both internal and external audit functions. Mr. Daberko also chairs the audit committee of Access Midstream Partners, L.P. Mr. Daberko holds a master’s degree in business administration from Case Western Reserve University.

Mr. Lee previously held the position of Senior Vice President of Finance for Columbia Pictures Industries Inc., Penn Central Corporation and GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2011). Mr. Lee also served as Chairman of the Board and Co-CEO of Verizon Communications. Mr. Lee chairs the audit committee of United States Steel Corporation. He received a master’s degree in business administration with distinction from the Harvard Graduate School of Business Administration.

Guidelines for Hiring Employees or Former Employees of the Independent Auditor

Our guidelines for the hiring of employees or former employees of the independent auditor provide that the Company shall not hire any employee or former employee of its independent auditor for a position with the Company in a financial reporting oversight role for at least two years after such employee or former employee was the lead or concurring partner, or provided more than ten hours of audit, review or attest services for the Company, during any one-year period. A complete set of these guidelines is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Guidelines for Hiring of Employees or Former Employees of the Independent Auditor.”

Whistleblowing Procedures Policy

Our Whistleblowing Procedures Policy establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Policy for Whistleblowing Procedures is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Audit Committee,” “Policy for Whistleblowing Procedures.”

Compensation Committee

Our Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law, NYSE listing standards and the Company’s Corporate Governance Principles. The Committee has a written charter adopted by the Board, which is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Compensation Committee,” “Compensation Committee Charter.” The Compensation Committee Charter requires the Committee to assess and report to the Board on the adequacy of the Charter on an annual basis.

Our Compensation Committee is, among other things, responsible for:

•	determining all matters of policy and procedures relating to officer compensation;

•

reviewing and approving corporate goals and objectives relevant to our CEO’s compensation and evaluating our CEO’s performance in light of those goals and objectives and, with guidance from our Board, determining and approving our CEO’s compensation based on the Committee’s performance evaluation;

•	determining and approving the compensation of our other officers and reviewing the succession plan relating to positions held by our other officers;

•	recommending to the Board and administering the incentive compensation plans and equity-based plans of the Company;

•	certifying the achievement of performance levels under the Company’s incentive compensation plans;

•

reviewing, recommending and discussing with the Company’s management, the Compensation Discussion and Analysis section included in the Company’s annual proxy statements or other securities filings; and

•	evaluating the Compensation Committee’s performance on an annual basis.

Our Compensation Committee engaged Pay Governance LLC (which we refer to as Pay Governance) to serve as its independent compensation consultant for 2012. Pay Governance reported directly to our Compensation Committee and provided the Committee with comparative data on executive compensation and expert advice on the design and implementation of the Company’s compensation policies and programs.

Our Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee. In addition, the Committee may delegate to one or more officers of the Company (or to a Salary and Benefits Committee or a similar committee comprised of officers of the Company) any of its responsibilities with respect to non-equity based plans, such as plans created pursuant to health and other employee benefit plans. In 2012, the Committee delegated certain responsibilities with respect to non-officer compensation to a Salary and Benefits Committee comprised of officers of the Company.

Our Compensation Committee seeks input from our CEO on compensation decisions and performance appraisals for all other officers. However, all officer compensation matters are approved by the Compensation Committee.

Our Compensation Committee meets at least four times a year and is given the opportunity to meet in executive session at each of its meetings. With input from its compensation consultant, our CEO and our Senior Vice President of Human Resources and Administrative Services, the Chair of our Compensation Committee approves the agendas for Committee meetings.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Seth E. Schofield (Chair), David A. Daberko, Donna A. James, John W. Snow and John P. Surma. Each member of the Committee qualifies as an independent non-employee director. During 2012, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any unaffiliated entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors. Gary R. Heminger serves as an officer and director of MPC and of the general partner of MPLX, MPLX GP LLC (or MXGP).

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee has a written charter adopted by our Board of Directors, which is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Board Committees and Charters,” “Corporate Governance and Nominating Committee,” “Corporate Governance and Nominating Committee Charter.” Each member of our Corporate Governance and Nominating Committee is independent and qualified under standards established by applicable law, NYSE listing standards and our Company’s Corporate Governance Principles. The Corporate Governance and Nominating Committee Charter requires the Committee to assess and report to the Board on the adequacy of the Charter on an annual basis.

Our Corporate Governance and Nominating Committee is, among other things, responsible for:

•	reviewing and making recommendations to our Board concerning the appropriate size and composition of the Board, including:

•	candidates for election or re-election as directors;

•	the criteria to be used for the selection of candidates for election or re-election as directors;

•	the appropriate skills and characteristics required of Board members in the context of the current composition of the Board;

•	the composition and functions of Board committees; and

•	all matters relating to the development and effective functioning of the Board;

•	considering and recruiting candidates to fill positions on our Board;

•	considering nominees recommended by shareholders for election as directors;

•

reviewing and making recommendations to our Board, based on the qualifications set forth in the Company’s Corporate Governance Principles, concerning each Board committee’s membership and committee chairs including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” as defined by the rules of the SEC;

•	assessing and recommending overall corporate governance practices;

•	establishing the process for, and overseeing the evaluation of, our Board;

•	reviewing and approving codes of conduct applicable to directors, officers and employees;

•	reviewing the Company’s position statement on stockholders’ rights plans and reporting any recommendations to our Board related thereto; and

•	evaluating the Corporate Governance and Nominating Committee’s performance on an annual basis.

Director Identification and Selection

The processes for director selection and the establishment of director qualifications are set forth in Article III of the Company’s Corporate Governance Principles, which are available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.” In summary, our Board has delegated the director recruiting process to the Corporate Governance and Nominating Committee with input from our Chairman of the Board and our CEO. Our Corporate Governance and Nominating Committee may work with a third-party professional search firm to review director candidates and their credentials. At least one member of the Committee, our Chairman of the Board and our CEO should meet with each potential director candidate as part of the recruiting process. The foregoing recruiting process applies to nominees recommended by our Corporate Governance and Nominating Committee, as well as nominees recommended by shareholders in accordance with our Bylaws and applicable law. The criteria for selecting new directors includes their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Company’s Corporate Governance Principles, their business or professional experience, their integrity and judgment, their record of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experiences they bring to the Board and the needs of the Company from time to time. Directors should also be individuals of substantial accomplishment and experience with demonstrated leadership capabilities, and the ability to represent all shareholders as opposed to a specific constituency. Our Corporate Governance and Nominating Committee’s Charter also gives the Committee the authority to retain and terminate any search firm used to identify director candidates, including the authority to approve the search firm’s fees and other retention terms.

The Board’s Role in Risk Oversight

Responsibility for risk oversight rests with our Board of Directors and the committees of the Board. Our Audit Committee assists our Board in fulfilling its oversight responsibility by regularly reviewing risks associated with financial and accounting matters, as well as those related to financial reporting. In this regard, our Audit Committee monitors compliance with regulatory requirements and internal control systems. Our Audit Committee reviews risks associated with financial strategies and the capital structure of the Company. Our Audit Committee also reviews the process by which enterprise risk management is undertaken by the Company.

Our Compensation Committee assists the Board with risk oversight through its review of compensation programs to help ensure such programs do not encourage excessive risk. The Compensation Committee reviews compensation, incentive compensation and succession plans to confirm the Company has appropriate practices in place to support the retention and development of the talent necessary to achieve the Company’s business goals and objectives.

The Board receives regular updates from these committees regarding their activities and also reviews risks of a more strategic nature. Key risks associated with the strategic plan of the Company are reviewed annually at a designated strategy meeting of the Board and periodically throughout the year.

While our Board and its committees oversee risk management, the management of the Company is charged with managing risk. The Company has a strong enterprise risk management process for identifying, assessing and managing risk, as well as monitoring the performance of risk mitigation strategies. The governance of this process is effected through the executive sponsorship of our CEO and CFO, and is led by an enterprise risk manager and officers and senior managers responsible for working across the business to manage enterprise level risks and to identify emerging risks. These leaders meet periodically and provide regular updates to our Board and its committees throughout the year.

Corporate Governance Principles

Our Corporate Governance Principles are available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Corporate Governance Principles.” In summary, our Corporate Governance Principles provide the functional framework of our Board of Directors, including its roles and responsibilities. These principles also address Board independence, committee composition, the presiding and lead director positions, the process for director selection and director qualifications, the Board’s performance review, the Board’s planning and oversight functions, director compensation and director retirement and resignation.

Leadership Structure of the Board

As provided in our Corporate Governance Principles, our Board of Directors does not have a policy requiring the roles of chairman of the board and chief executive officer to be filled by separate persons or a policy requiring the chairman of the board to be a non-employee director. Our Board will make determinations about the leadership structure based on what it believes is best for the Company given specific circumstances. The Board views its active engagement in assessing specific risks through the involvement of our Audit and Compensation Committees, assessing more strategic risks at its annual strategy review meeting and assessing operational and other risks as periodically reported by members of our senior management as providing the desired level of oversight and accountability for our current leadership structure. At present, the positions of chairman of the board and chief executive officer of MPC are split. Thomas J. Usher serves as our Chairman of the Board and Gary R. Heminger serves as our President and CEO. The Board has determined Mr. Usher’s knowledge and past experience serve our Company well, and that our current Board leadership structure is appropriate at this time.

Communications from Interested Parties

All interested parties may communicate directly with our non-employee directors by submitting a communication in an envelope addressed to the “Board of Directors (non-employee members)” in care of the Company’s corporate Secretary. Additionally, employees of the Company may communicate with the non-employee directors by following the procedures set forth in the Company’s Code of Business Conduct. Communications with our Audit, Compensation, and Corporate Governance and Nominating Committee Chairpersons may be made by sending an email to:

•	auditchair@marathonpetroleum.com;

•	compchair@marathonpetroleum.com; or

•	corpgovchair@marathonpetroleum.com.

Interested parties may communicate with the non-employee directors, individually or as a group, by sending an email to non-managedirectors@marathonpetroleum.com.

Our corporate Secretary will forward to the directors all communications that, in the Secretary’s judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the affairs of the Company.

Code of Business Conduct

Our Code of Business Conduct is available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Code of Business Conduct.” The Code of Business Conduct applies to our directors, officers and employees.

Code of Ethics for Senior Financial Officers

Our Code of Ethics for Senior Financial Officers is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Code of Ethics for Senior Financial Officers.” This Code of Ethics applies to our CEO, CFO, Vice President and Controller, Vice President of Finance and Treasurer and other persons performing similar functions, as well as to those designated as Senior Financial Officers by our CEO or our Audit Committee.

Under this Code of Ethics, these Senior Financial Officers shall, among other things:

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company;

•	comply with applicable laws, governmental rules and regulations, including insider trading laws; and

•

promote the prompt internal reporting of potential violations or other concerns related to this Code of Ethics to the Chair of the Audit Committee and to the appropriate person or persons identified in the Company’s Code of Business Conduct, and encourage employees to talk to supervisors, managers or other appropriate personnel when in doubt about the best course of action in a particular situation.

Our Code of Ethics for Senior Financial Officers further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

COMPENSATION OF DIRECTORS

Our Board of Directors determines annual retainers and other compensation for non-employee directors. Directors who are employees of MPC receive no compensation for their service on the Board. For 2012, the annual retainers and other compensation were established at the levels set forth below.

Form of Compensation	Chairman of the Board ($)	Audit Committee Chair ($)	Compensation Committee Chair ($)	Corporate Governance and Nominating Committee Chair ($)	All Other Directors ($)
Cash Retainer	350,000	150,000	150,000	150,000	150,000
Committee Fees	—	15,000	12,000	10,000	—
Deferred Equity Awards	100,000	150,000	150,000	150,000	150,000

Total	450,000	315,000	312,000	310,000	300,000

Directors do not receive meeting fees for attendance at Board or committee meetings.

In 2012, non-employee directors, other than the Chairman of the Board, received an annual cash retainer of $150,000 and an annual deferred equity award in the form of MPC restricted stock units valued at $150,000. The Chairman received an annual cash retainer of $350,000 and an annual deferred equity award in the form of MPC restricted stock units valued at $100,000. In October 2012, the Board approved a reallocation of the Chairman’s compensation to align the deferred equity award component with that of the other non-employee directors. Effective January 1, 2013, the Chairman receives an annual cash retainer of $300,000 and an annual deferred equity award valued at $150,000.

In December 2012, the Board approved an authorization to enable a portion of the non-employee director annual deferred equity award valued at $150,000 to be prospectively granted in the form of MPLX phantom units should the MXGP Board of Directors wish to award grants of MPLX phantom units to the MPC non-employee directors in recognition of the contribution of the MPC Board to the long-term success of MPLX. No portion of the non-employee director annual deferred equity award valued at $150,000 was granted in the form of MPLX phantom units in 2012.

In 2012, the annual deferred equity awards in the form of MPC restricted stock units were credited to an unfunded account based on the closing stock price of MPC common stock on the grant date. When dividends were paid on MPC common stock, non-employee directors received dividend equivalents in the form of additional MPC restricted stock units. The deferred MPC restricted stock units are payable in shares of MPC common stock only upon a directors’ departure from the Board.

Each year, non-employee directors have the opportunity to defer 100% of their annual cash retainer into an unfunded account. This deferred cash retainer account may be invested in certain phantom investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which generally mirror the investment options offered to employees under our thrift plan except for the option of investing in MPC common stock. When a director who has deferred cash retainer compensation departs from the Board, he or she receives cash from the deferred account in a lump sum.

Under our matching gifts program, non-employee directors are eligible to have up to $10,000 of their contributions to certain tax-exempt educational institutions matched by the Company each year. The annual limit is applied based on the date of the director’s gift to the institution. Due to processing delays, the actual amount paid out on behalf of a director may exceed $10,000 in a given year.

We also have stock ownership guidelines in place for non-employee directors. Each of the non-employee directors, including the Chairman of the Board, is expected to hold three times the value of such director’s annual cash retainer in MPC common stock. Directors have five years from the commencement of their service on the Board to satisfy these guidelines, and restricted stock unit awards are credited toward these guidelines.

2012 Director Compensation Table

Amounts reflected in the table below represent compensation paid for the twelve months ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Evan Bayh	150,000	150,000	-	-	-	-	300,000
David A. Daberko	165,000	150,000	-	-	-	8,500	323,500
William L. Davis	160,000	150,000	-	-	-	-	310,000
Donna A. James	150,000	150,000	-	-	-	10,000	310,000
Charles R. Lee	150,000	150,000	-	-	-	-	300,000
Seth E. Schofield	162,000	150,000	-	-	-	-	312,000
John W. Snow	150,000	150,000	-	-	-	-	300,000
John P. Surma	150,000	150,000	-	-	-	10,000	310,000
Thomas J. Usher(4)	350,000	100,000	-	-	-	10,000	460,000

(1)	The amounts shown in this column reflect the director and Chairman of the Board cash retainers and committee chair fees paid for Board service from January 1, 2012, through December 31, 2012. Directors are eligible to defer up to 100% of their annual cash retainer fees.
(2)	The amounts shown in this column reflect the aggregate grant date fair value, as computed in accordance with generally accepted accounting principles in the United States regarding stock compensation, for restricted stock unit awards granted to the non-employee directors in 2012. All restricted stock unit awards are deferred until departure from the Board and dividend equivalents in the form of additional restricted stock unit awards are credited to non-employee director deferred accounts as and when dividends are paid on our common stock. The aggregate number of restricted stock unit awards credited as of December 31, 2012, for each non-employee director is as follows: Mr. Bayh, 5,884; Mr. Daberko, 57,499; Mr. Davis, 54,865; Ms. James, 5,884; Mr. Lee, 97,087; Mr. Schofield, 80,030; Mr. Snow, 28,410; Mr. Surma, 5,884; and Mr. Usher, 22,447. For Messrs. Daberko, Davis, Lee, Schofield, Snow and Usher, the aggregate number of restricted stock unit awards credited as of December 31, 2012, includes replacement awards received for prior service on the Board of Directors of Marathon Oil.
(3)	The amounts shown in this column reflect contributions made on behalf of Ms. James and Messrs. Daberko, Surma and Usher to educational institutions under our matching gifts program.
(4)	The amounts shown for Mr. Usher reflect a 2012 annual cash retainer of $350,000 and an annual restricted stock unit award of $100,000 for his role as Chairman of the Board.

PROPOSALS OF THE BOARD

Our Board will present the following proposals at the 2013 Annual Meeting:

Proposal No. 1 — Election of Class II Directors

Our Restated Certificate of Incorporation provides that the Board shall fix the number of directors at no fewer than three and no more than twelve. Our Board of Directors is currently fixed at ten directors and is divided into three classes as nearly equal in size as practicable. Directors are elected by shareholders for terms of three years and hold office until their successors are duly elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2013 Annual Meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2015, 2013 and 2014, respectively.

In 2013, we have three nominees for Class II Director whose terms expire in 2013. Messrs. Bayh, Davis and Usher are currently Class II Directors whose terms are expiring at the 2013 Annual Meeting and each has been nominated by the Board for re-election through the 2016 Annual Meeting. A brief statement about the background and qualifications of each nominee is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board.

Our Bylaws describe the procedures that must be followed by a shareholder of record seeking to nominate someone for election as a director. Such procedures generally require notice be received by our corporate Secretary at least 90 days, but not more than 120 days, before the first anniversary of the date on which proxy materials were mailed for the preceding year’s annual meeting of shareholders. As set forth in our Bylaws, a notice must contain certain information about the nominee, including his or her age, address, citizenship, occupation and share ownership, as well as the name, address and share ownership of the shareholder giving the notice.

As explained earlier in the Question and Answer section of this Proxy Statement, directors are elected by a plurality voting standard; provided, however, any director nominee who receives a greater number of withhold votes than affirmative votes (or a Majority Withhold Vote) in an uncontested election is expected to tender to the Board his or her resignation promptly following the certification of election results. Pursuant to this policy, the Board must accept or reject such resignation within 90 days following the certification of election results and publicly disclose its decision. Accordingly, the nominees who receive the highest number of votes of the shares present, in person or by proxy, and entitled to vote shall be elected to the available Class II Director positions, and in the event any nominee receives a Majority Withhold Vote, the resignation policy will apply as summarized here and as available on our website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Policies and Guidelines,” “Plurality Plus Voting Standard Policy.”

Your Board of Directors recommends you vote FOR the Nominees for Class II Director in Proposal No. 1.

Nominees for Class II Directors – Current Terms Expiring in 2013:

Evan Bayh

Director since 2011

Senior Advisor, Apollo Global Management; Partner, McGuireWoods LLP – Age 57

Senator Bayh graduated with a bachelor’s degree in business economics from Indiana University in 1978 and received his law degree from the University of Virginia in 1981. As a former U.S. Senator and the Governor of Indiana, he has served in leadership positions beginning in 1986 with his election as Indiana’s Secretary of State. In 1988, he was elected Governor. After two terms, Mr. Bayh was elected to the U.S. Senate where he served for twelve years. He served on numerous committees including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; the Select Committee on Intelligence; Small Business and Entrepreneurship; and the Special Committee on Aging, holding key leadership roles on several. During his time in office, he focused on job creation, national security, small business growth and many other critical domestic issues. Senator Bayh is presently a partner with McGuireWoods LLP and a Senior Advisor with Apollo Global Management. He also serves on the Boards of Directors of Fifth Third Bancorp, RLJ Lodging Trust and Berry Plastics Group, Inc. Having served many years in elected office, including as the chief executive of a large Midwestern state, Senator Bayh brings a well-rounded perspective to our Board on matters of government regulation, corporate governance, risk management and finance.

William L. Davis

Director since 2011

Retired Chairman, President and Chief Executive Officer, R.R. Donnelley & Sons Company – Age 69

Mr. Davis graduated from Princeton University in 1965 with a bachelor’s degree in politics. From 1977 through 1997, he held a variety of positions with Emerson Electric Company, including that of President of two of its subsidiaries, Appleton Electric Company and Skil Corporation. He also served as Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group and the Process Control Group. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as Chairman and Chief Executive Officer. In 2001, he accepted the responsibility of serving as President of the company. Mr. Davis retired as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company in February 2004. Mr. Davis serves on the Board of Directors of Air Products and Chemicals, Inc. Mr. Davis is also a former Director of Mallinckrodt, Inc. and Northshore University Health System. As a former chairman, president and chief executive officer of a public company, Mr. Davis brings to our Board experience with many of the major issues that face our day-to-day business, such as strategic planning, capital allocation and management development. This experience serves him in performing his role as Chair of our Corporate Governance and Nominating Committee.

Thomas J. Usher

Director since 2011

Non-Executive Chairman of the Board, Marathon Petroleum Corporation – Age 70

Mr. Usher graduated from the University of Pittsburgh with a bachelor of science degree in industrial engineering, a master of science degree in operations research and a doctorate in systems engineering. He joined United States Steel Corporation (later renamed USX Corporation) in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at United States Steel Corporation’s South and Gary Works. Mr. Usher was elected Executive Vice President of Heavy Products in 1986, President of U.S. Steel Group and Director of USX Corporation in 1991, President and Chief Operating Officer of USX Corporation in 1994 and Chairman of the Board of Directors and Chief Executive Officer effective July 1995. He retired from United States Steel Corporation as Chief Executive Officer in September 2004 and as non-executive Chairman of the Board in February 2006. Mr. Usher serves on the Boards of Directors of H. J. Heinz Company, The PNC Financial Services Group, Inc. and PPG Industries, Inc. Mr. Usher is a member of the Board of Trustees of the University of Pittsburgh and the Board of Directors of the Extra Mile Education Foundation. Mr. Usher has in-depth knowledge of the petroleum industry and has led a large industrial firm. His service on other boards of directors of public companies has also given him exposure to varying approaches to governance and leadership. Consequently, he is well positioned as our Chairman to guide our Board in its strategic focus and risk oversight functions.

Continuing Class III Directors – Current Terms Expiring in 2014:

Gary R. Heminger

Director since 2011

President and Chief Executive Officer, Marathon Petroleum Corporation – Age 59

Mr. Heminger earned a bachelor’s degree in accounting from Tiffin University in 1976, and a master’s degree in business administration from the University of Dayton in 1982. He is a graduate of the Wharton School Advanced Management Program at the University of Pennsylvania. Mr. Heminger has served in a variety of capacities in his more than thirty-eight years with Marathon. In addition to five years in various financial and administrative roles, he spent three years in London as part of the Brae Project, and held several marketing and commercial roles with the predecessor of Speedway LLC. He also served as President of Marathon Pipe Line Company. Mr. Heminger was named Vice President of Business Development for Marathon Ashland Petroleum LLC upon its formation in January 1998, Senior Vice President in 1999 and Executive Vice President in 2001. Mr. Heminger was appointed President of Marathon Petroleum Company LLC in September 2001 and Executive Vice President-Downstream of Marathon Oil Corporation. He assumed his current position in July 2011. Mr. Heminger is Chairman of the Board and Chief Executive Officer of MPLX GP LLC, the general partner of MPLX LP. Mr. Heminger is Chairman of the Board of Trustees of Tiffin University and is a member of the Oxford Institute for Energy Studies. He also serves on the Boards of Directors of Fifth Third Bancorp, JobsOhio, the American Petroleum Institute, where he serves on the Executive Committee, as well as the Board of Directors and Executive Committee for the American Fuel & Petrochemical Manufacturers and the U.S.-Saudi Arabian Business Council Executive Committee. Mr. Heminger has extensive knowledge of all aspects of our business. He leverages that expertise in terms of advising on the strategic direction of the Company and apprising our Board on issues of significance to both our Company and our industry.

John W. Snow

Director since 2011

Chairman, Cerberus Capital Management, L.P. – Age 73

Mr. Snow graduated from the University of Toledo in 1962 with a bachelor’s degree. He also holds a master’s degree from Johns Hopkins University, a doctorate in economics from the University of Virginia and a law degree from George Washington University. He joined Cerberus Capital Management, L.P. as non-executive Chairman in October 2006 and continues in that capacity today. Mr. Snow was sworn into office as U.S. Secretary of the Treasury in February 2003, where he served until leaving office in June 2006. Prior to becoming Secretary of the Treasury, he served as Chairman and Chief Executive Officer of CSX Corporation. He also held several high-ranking positions in the Department of Transportation during the Ford Administration. Mr. Snow also serves on the Boards of Directors of Verizon Communications, Inc. and International Airlines Group. He is a former Co-Chairman of the Conference Board’s Blue-Ribbon Commission on Public Trust and Private Enterprise. He also served as Co-Chairman of the National Commission on Financial Institution Reform, Recovery and Enforcement. Prior to serving as Secretary of the Treasury, Mr. Snow served on various corporate and nonprofit boards, including the Amerigroup Corporation, the American Enterprise Institute and Johns Hopkins University. Through his experience as Chairman of a leading private investment firm, Secretary of the Treasury and Chairman and Chief Executive Officer of a large public company, Mr. Snow is uniquely positioned to contribute to our Board on an array of issues.

John P. Surma

Director since 2011

Chairman and Chief Executive Officer, United States Steel Corporation – Age 58

Mr. Surma graduated from Pennsylvania State University with a bachelor of science degree in accounting. He has served in various executive leadership positions since joining United States Steel Corporation in 2002. Mr. Surma joined Marathon Oil Company as Senior Vice President, Finance & Accounting in 1997. He was named President, Speedway SuperAmerica LLC in 1998 and Senior Vice President, Supply & Transportation of Marathon Ashland Petroleum LLC in 2000. He was appointed President of Marathon Ashland Petroleum LLC in 2001. Prior to joining Marathon, he worked for Price Waterhouse LLP where he was admitted to the partnership in 1987. Mr. Surma is a member of the Boards of Directors of MPLX GP LLC, the American Iron and Steel Institute, the World Steel Association, Ingersoll-Rand plc and the Federal Reserve Bank of Cleveland. Mr. Surma is also a former Director of The Bank of New York Mellon Corporation. Mr. Surma is currently a member of both the National Petroleum Council and The Business Council. He was appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations and serves as Vice Chairman. As the current Chairman and Chief Executive Officer of a large industrial firm, Mr. Surma has direct insight into many of the same challenges faced by our Company. In addition, his broad experience provides him a detailed level of operational knowledge that enhances his ability to contribute on our Board.

Continuing Class I Directors – Current Terms Expiring in 2015:

David A. Daberko

Director since 2011

Retired Chairman of the Board, National City Corporation – Age 67

Mr. Daberko graduated from Denison University with a bachelor’s degree and from Case Western Reserve University with a master’s degree in business administration. He joined National City Bank in 1968, where he held a number of management positions. In 1985, he led the assimilation of the former BancOhio National Bank into National City Bank, Columbus. In 1987, Mr. Daberko was elected Deputy Chairman of the corporation and President of National City Bank in Cleveland. He served as President and Chief Operating Officer from 1993 until 1995 when he was named Chairman of the Board and Chief Executive Officer. He retired as Chief Executive Officer in June 2007 and as Chairman of the Board in December 2007. Mr. Daberko serves as Chairman of the Board of Access Midstream Partners, L.P. and on the Boards of Directors of MPLX GP LLC and RPM International, Inc. He is a Trustee of Case Western Reserve University, University Hospitals Health System and Hawken School. Mr. Daberko is one of the named financial experts serving on our Audit Committee. With thirty-nine years of experience in the banking industry, Mr. Daberko brings extensive knowledge of the financial services and investment management sector to our Board. He draws upon this depth of experience in his role as Chair of our Audit Committee.

Donna A. James

Director since 2011

Managing Director, Lardon & Associates, LLC – Age 55

Ms. James graduated from North Carolina Agricultural and Technical State University with a bachelor of science degree in accounting. Before joining Lardon & Associates, LLC, she served in leadership positions with Nationwide Insurance and Financial Services where she served as President, Nationwide Strategic Investments. Prior to that, she was Executive Vice President and Chief Administrative Officer and held other executive positions at Nationwide, including that of Executive Vice President and Chief Human Resources Officer. Her responsibilities included leading several U.S. and internationally-based subsidiary companies, a venture capital fund and new business development teams with responsibility for emerging opportunities in financial services. Ms. James is presently Managing Director of Lardon & Associates, LLC, a business and executive advisory services firm. Additionally, she serves as a Director for public companies including Time Warner Cable, Inc. and Limitedbrands, Inc. Ms. James also previously served, within the last five years, as a Director of CNO Financial Group, Inc. and Coca-Cola Enterprises, Inc. Ms. James was appointed by President Barack Obama as Chair of the National Women’s Business Council, a non-partisan advisory council to President Obama, Congress and the Small Business Administration on economic development of women-owned businesses. With these qualifications, Ms. James offers a valuable perspective on a range of topics impacting our business, including financial reporting, risk management and human resources. She also draws upon her broad executive experience in providing insight on matters of corporate management.

Charles R. Lee

Director since 2011

Retired Chairman of the Board, Verizon Communications, Inc. – Age 73

Mr. Lee received his bachelor’s degree in metallurgical engineering from Cornell University and a master’s degree in business administration with distinction from the Harvard Graduate School of Business Administration. He served in various financial and management positions before becoming Senior Vice President of Finance for Penn Central Corporation, and then Columbia Pictures Industries, Inc. In 1983, Mr. Lee joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications, Inc. in 2000) as Senior Vice President of Finance, and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and a Director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in 1992. Mr. Lee served as Chairman of the Board and Co-Chief Executive Officer of Verizon Communications from June 2000 through March 2002 and served as non-executive Chairman of the Board from April 2002 to December 2003. Mr. Lee serves on the Boards of Directors of United States Steel Corporation and DIRECTV. He previously served, within the last five years, as a Director for The Proctor & Gamble Company and United Technologies Corporation. Mr. Lee is a member of the Board of Overseers of Weill Cornell Medical College. He is also a Trustee Emeritus and Presidential Councilor of Cornell University. Mr. Lee is one of the named financial experts serving on our Audit Committee. Mr. Lee has a broad range of expertise applicable to our business. He has led technology and communications companies and has an extensive background in finance, all of which make him a significant contributor on our Board.

Seth E. Schofield

Director since 2011

Retired Chairman and Chief Executive Officer, USAir Group – Age 73

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir, Inc. in 1957 and became Executive Vice President of Operations in 1981. Mr. Schofield served as President and Chief Operating Officer of USAir from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the Boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is the Presiding Director of United States Steel Corporation and Chairman of the Board of Calgon Carbon Corporation. Mr. Schofield oversaw a large operational-focused business and brings that relevant insight to our Board. Also, through his experience as a chairman and chief executive officer and as a director on the boards of other public companies, he has gained an in-depth knowledge on matters of executive compensation and corporate governance. As Chair of our Compensation Committee, Mr. Schofield draws upon this expertise.

PROPOSALS OF THE BOARD (continued)

Proposal No. 2 – Ratification of Independent Auditor for 2013

Our Audit Committee has selected PricewaterhouseCoopers LLP (which we refer to as PricewaterhouseCoopers), an independent registered public accounting firm, as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2013. PricewaterhouseCoopers served as our independent auditor in 2012. While our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor, we are requesting, as a matter of good corporate governance, our shareholders ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2013. If our shareholders fail to ratify this appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines such change would be in the Company’s best interest and in the best interests of our shareholders.

We expect representatives of PricewaterhouseCoopers to be present at our Annual Meeting, with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

Your Board of Directors recommends you vote FOR Proposal No. 2.

PROPOSALS OF THE BOARD (continued)

Proposal No. 3 – Shareholder Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we seek your advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Although this vote is nonbinding, the Compensation Committee values your opinion and expects to consider the voting results when making future decisions about named executive officer compensation. The next advisory vote on the compensation of our named executive officers will take place at our 2014 Annual Meeting.

Additionally, we think constructive dialogue with our shareholders provides meaningful feedback about specific named executive officer compensation practices and programs and encourage shareholders to communicate directly with both management of the Company and the Compensation Committee about named executive officer compensation. Shareholders may contact the Compensation Committee Chair to provide input on named executive officer compensation matters at any time by email at: compchair@marathonpetroleum.com.

Shareholders may also contact management to provide input on named executive officer compensation matters at any time by contacting Pamela K.M. Beall, Vice President, Investor Relations and Government & Public Affairs by email at: pkbeall@marathonpetroleum.com.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, our Compensation Committee has effectively established executive compensation programs that reflect both Company and individual performance. Executive compensation decisions are made in order to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our shareholders.

Our Compensation Committee consistently exercises care and discipline in determining executive compensation. Our Board of Directors urges you to review carefully the Compensation Discussion and Analysis that describes our compensation philosophy and programs in greater detail and to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your Board of Directors recommends you vote FOR Proposal No. 3.

PROPOSALS OF THE BOARD (continued)

Proposal No. 4 – Approval of Amendment to our Restated Certificate of Incorporation

Our Restated Certificate of Incorporation currently provides for a classified board structure in which our directors are elected by shareholders for terms of three years and hold office until their successors are elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2013 Annual Meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2015, 2013 and 2014, respectively. One class of directors is elected at each annual meeting, and a director’s term of office generally continues until the third annual meeting of shareholders following his or her election and until his or her successor is elected and qualified.

The Board has considered the advantages and disadvantages of both a classified and declassified board structure. While the Board believes a classified structure provides stability and continuity, as well as protection against certain abusive and unfair takeover tactics, it also recognizes the merit of annual director elections and is proposing the elimination of our classified board structure over a three-year period beginning at the 2015 Annual Meeting. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all of our directors.

Accordingly, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has approved an amendment to our Restated Certificate of Incorporation that would eliminate, over a three-year period beginning at the 2015 Annual Meeting, the classified structure of our Board and provide for the annual election of all directors beginning at the 2017 Annual Meeting.

The proposed amendment to our Restated Certificate of Incorporation as described in this Proposal No. 4 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, as amended and restated by the proposed amendment, attached as Appendix I to this Proxy Statement. For ease of reference, a marked copy of the Amended and Restated Certificate of Incorporation, as amended and restated by the proposed amendment, is attached as Appendix II, with the deleted text revealed in strikethrough format and the added text as double-underlined.

Additionally, our Bylaws currently provide for a classified board structure in reliance on comparable provisions to those contained in our Restated Certificate of Incorporation. If this Proposal No. 4 to amend our Restated Certificate of Incorporation is approved by the requisite number of shares of our outstanding common stock, then our Board will separately amend our Bylaws at the meeting of the Board immediately following the 2013 Annual Meeting to eliminate, over a three-year period beginning with the 2015 Annual Meeting, the classified structure of our Board and provide for the annual election of all directors beginning with the 2017 Annual Meeting.

If this Proposal No. 4 to amend our Restated Certificate of Incorporation is approved by the requisite number of shares of our outstanding common stock, the Class II Directors elected at the 2013 Annual Meeting and the Class III Directors elected at the 2014 Annual Meeting will be elected for a three-year term as is currently provided within our Restated Certificate of Incorporation. At the 2015 Annual Meeting, Class I Directors would stand for election to serve for a one-year term. At the 2016 Annual Meeting, Class I and Class II Directors would stand for election to serve for a one-year term. At the 2017 Annual Meeting and thereafter, all directors would stand for election for a one-year term. Directors elected to fill any vacancy on the Board or to fill newly-created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.

If the proposed amendment to our Restated Certificate of Incorporation is not approved by the requisite number of shares of our outstanding common stock, our classified board structure will remain in place.

Your Board of Directors recommends you vote FOR Proposal No. 4.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed Marathon Petroleum’s audited financial statements and its report on internal controls over financial reporting for 2012 with Marathon Petroleum’s management. The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board’s standard, AU Section 380 (Communication with Audit Committees). The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the report on internal controls over financial reporting for Marathon Petroleum be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Audit Committee

David A. Daberko, Chair

Evan Bayh

William L. Davis

Donna A. James

Charles R. Lee

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM’S FEES, SERVICES AND INDEPENDENCE

Independent Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2012, and December 31, 2011 were:

Fees(1)	2012(2)	2011(3)
	(in 000’s)	(in 000’s)
Audit	$6,781	$4,414
Audit-Related	$91	—
Tax	—	—
All Other	$365	$4

Total	$7,237	$4,418

(1)	The Company’s Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy is summarized in this Proxy Statement. See “The Board of Directors and Corporate Governance—Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services.” Our Audit Committee pre-approved all fees and services paid by MPC for 2012 and 2011. Our Audit Committee did not utilize the Policy’s de minimis exception in 2012 or 2011.
(2)	In addition to the fees reflected in this column, $534,000 of Audit Fees were incurred for the post-formation audit of MPLX, a consolidated subsidiary of MPC. MPLX completed an initial public offering in October 2012 and since that time has paid its own fees, including the $534,000 of Audit Fees referenced above.
(3)	Includes $625,000 invoiced to and paid by Marathon Oil for audit services provided to MPC prior to the Spinoff.

The Audit fees for the years ended December 31, 2012, and December 31, 2011, were for professional services rendered for the audit of consolidated financial statements and internal controls over financial reporting, statutory and regulatory audits, the issuance of comfort letters, consents and review of documents filed with the SEC. The Audit fees for the year ended December 31, 2012, include $1,245,000 for professional services rendered in connection with pre-formation costs and the registration statement related to the initial public offering of MPLX.

The Audit-Related fees for the year ended December 31, 2012, were for the performance of an assurance review of information technology major project management. No Audit-Related fees were incurred for the year ended December 31, 2011.

The All Other fees for the year ended December 31, 2012, were for acquisition integration services, internal control information sessions related to SAP and an accounting research license. The All Other fees for the year ended December 31, 2011, were for an accounting research license.

Our Audit Committee has considered whether PricewaterhouseCoopers is independent for purposes of providing external audit services to the Company, and the Committee has determined that it is.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to MPC to beneficially own 5% or more of MPC common stock as of December 31, 2012. The information provided below was derived from reports filed with the SEC by beneficial owners on the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares
BlackRock, Inc.(1)	34,422,404(1)	10.15%(1)
40 East 52nd Street
New York, NY 10022

FMR LLC(2)	22,515,315(2)	6.64%(2)
82 Devonshire Street
Boston, MA 02109

(1)	Based on the Schedule 13G/A dated January 9, 2013 (filed: January 11, 2013), which indicates that it was filed by BlackRock, Inc. According to such Schedule 13G/A, Blackrock, Inc., through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Advisors, LLC; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Managers Limited; BlackRock Life Limited; BlackRock Asset Management Australia Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock International Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd.; and BlackRock Investment Management (UK) Limited, each individually owning less than 5%, is deemed to beneficially own 34,422,404 shares, and has sole voting power over 34,422,404 shares, shared voting power over no shares, sole dispositive power over 34,422,404 shares, and shared dispositive power over no shares.
(2)	Based on the Schedule 13G/A dated February 13, 2013 (filed: February 14, 2013), which indicates that it was filed jointly by FMR LLC (“FMR”) and Edward C. Johnson 3d, Chairman of FMR. The 13G/A reports an ownership of 6.638%, which has been rounded to 6.64% in the table above for consistency of presentation. According to the Schedule 13G/A, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is an investment adviser and the beneficial owner of 18,910,177 shares, or 5.575%, and that Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole dispositive power over 18,910,177 shares owned by the funds, shared dispositive power over no shares, and that neither FMR or Edward C. Johnson 3d has sole or shared voting power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees; (ii) Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, and a bank is deemed to beneficially own 105,959 shares, or .031%, as a result of its serving as investment manager of the institutional accounts owning such shares, and that Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole voting power or the power to direct the voting over 105,959 shares, and each has sole dispositive power over 105,959 shares owned by the institutional accounts managed by FMTC; (iii) Strategic Advisers, Inc., is a wholly-owned subsidiary of FMR and an investment adviser is deemed to beneficially own 278,515 shares or .082% of the shares beneficially owned through it; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser is deemed to beneficially own 800,330 shares or .236%, and that Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole voting power or the power to direct the voting over 1,202,635 shares, and each has sole dispositive power over 800,330 shares owned by the institutional accounts or funds advised by PGALLC; (v) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank is deemed to beneficially own 1,023,967 shares, or .302%, as a result of its serving as investment manager of institutional accounts owning such shares, and that Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole voting power or the power to direct the voting over 1,405,926 shares, and each has sole dispositive power over 1,008,842 shares owned by the institutional accounts managed by PGATC; and (vi) FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is deemed to beneficially own 1,396,367 shares, or .412%. Partnerships controlled predominately by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock from time to time, it normally represents more than 25% and less than 50% of the total vote which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 of the Exchange Act.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of MPC common stock beneficially owned as of January 31, 2013, except as otherwise noted, by each director, by each named executive officer and by all directors and executive officers as a group. The address for each person named below is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(11)		Percent of Total Outstanding
Non-Employee Directors
Evan Bayh	6,411	(1)	*
David A. Daberko	60,026	(1)(2)	*
William L. Davis	57,393	(1)(2)(6)	*
Donna A. James	6,686	(1)(2)	*
Charles R. Lee	99,614	(1)(2)	*
Seth E. Schofield	81,855	(1)(2)(5)	*
John W. Snow	30,938	(1)(2)	*
John P. Surma	11,775	(1)(6)(8)	*
Thomas J. Usher	34,664	(1)(2)(6)	*

Named Executive Officers
Gary R. Heminger	775,656	(2)(3)(4)(7)(9)	*
Donald C. Templin	76,292	(2)(3)(7)	*
Garry L. Peiffer	171,623	(2)(3)(6)(7)	*
Anthony R. Kenney	148,411	(2)(3)(4)(7)(10)	*
Richard D. Bedell	124,759	(2)(3)(4)(5)(7)(9)	*

All Directors and Executive Officers as a group (22 reporting persons)	2,296,736	(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)	*

(1)	Includes restricted stock unit awards granted pursuant to the Second Amended and Restated Marathon Petroleum Corporation 2011 Incentive Compensation Plan and the Marathon Petroleum Corporation 2012 Incentive Compensation Plan, and credited within a deferred account pursuant to the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors. The aggregate number of restricted stock unit awards credited as of January 31, 2013, for each director is as follows: Mr. Bayh, 6,411; Mr. Daberko, 58,026; Mr. Davis, 55,393; Ms. James, 6,411; Mr. Lee, 97,614; Mr. Schofield, 80,557; Mr. Snow, 28,938; Mr. Surma, 6,411; and Mr. Usher, 22,974.
(2)	Includes shares directly held in registered or beneficial form.
(3)	Includes shares of restricted stock issued pursuant to the Second Amended and Restated Marathon Petroleum Corporation 2011 Incentive Compensation Plan and the Marathon Petroleum Corporation 2012 Incentive Compensation Plan, which are subject to limits on sale and transfer, and may be forfeited under certain conditions.
(4)	Includes shares held within the Marathon Petroleum Thrift Plan.
(5)	Includes shares held within the Marathon Petroleum Corporation Dividend Reinvestment and Direct Stock Purchase Plan.
(6)	Includes 1,000 shares indirectly held by Mr. Davis in the William L. Davis III Revocable Trust. Includes 5,000 shares indirectly held by Mr. Surma in the Elizabeth L. Surma Revocable Trust. Includes 11,009 shares indirectly held by Mr. Usher in a revocable trust account governed by a Trust Agreement dated July 3, 2001. Includes 1,825 shares indirectly held by Mr. Peiffer in a revocable trust account governed by a Trust Agreement dated April 9, 2010.
(7)	Includes vested options exercisable within sixty days of January 31, 2013.
(8)	Includes 364 phantom shares held within a U.S. Steel Supplemental Thrift Plan.
(9)	Includes shares that would have been received as a result of the exercise of vested stock-settled SARs based on the fair market value (i.e., closing price) of MPC’s common stock on January 31, 2013 of $74.21.
(10)	Includes shares held within the Marathon Petroleum Thrift Plan by Mr. Kenney’s spouse, who is a former employee of an affiliate of the Company.
(11)	None of the shares are pledged as security.

*	The percentage of shares beneficially owned by each director or each executive officer does not exceed 1% of the common shares outstanding, and the percentage of shares beneficially owned by all directors and executive officers of the Company as a group does not exceed 1% of the common shares outstanding.

The following table sets forth the beneficial ownership of common units of MPLX as of January 31, 2013, except as otherwise noted, by each director, by each named executive officer and by all directors and executive officers as a group. The address for each person named below is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(5)		Percent of Total Outstanding
Non-Employee Directors
Evan Bayh	20,114	(1)(2)	*
David A. Daberko	10,980	(1)(2)(3)	*
William L. Davis	25,114	(1)(2)	*
Donna A. James	3,864	(1)(2)	*
Charles R. Lee	40,114	(1)(2)	*
Seth E. Schofield	12,614	(1)(2)	*
John W. Snow	50,114	(1)(2)	*
John P. Surma	15,980	(1)(2)(3)(4)	*
Thomas J. Usher	50,114	(1)(2)	*

Named Executive Officers
Gary R. Heminger	60,000	(1)	*
Donald C. Templin	15,000	(1)	*
Garry L. Peiffer	26,500	(1)	*
Anthony R. Kenney	—	(1)	*
Richard D. Bedell	5,000	(1)	*

All Directors and Executive Officers as a group (22 reporting persons)	408,208	(1)(2)(3)(4)	*

(1)	Includes units directly and indirectly held in beneficial form.
(2)	Includes phantom unit awards granted pursuant to the MPLX LP 2012 Incentive Compensation Plan and credited within a deferred account pursuant to the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors. The aggregate number of phantom unit awards credited as of January 31, 2013, for each non-employee director is 114.
(3)	Includes phantom unit awards granted pursuant to the MPLX LP 2012 Incentive Compensation Plan to the non-management directors of MXGP, the general partner of MPLX, and credited within a deferred account until settled in common units at the time the non-management director separates from service on the board of MXGP. The aggregate number of phantom unit awards credited as of January 31, 2013, for each non-management director of MXGP is as follows: Mr. Daberko, 866 and Mr. Surma, 866.
(4)	Mr. Surma disclaims beneficial ownership of 7,500 units, which are held in an account by his son.
(5)	None of the units are pledged as security.

*	The percentage of units beneficially owned by each director or each executive officer does not exceed 1% of MPLX common and subordinated units outstanding, and the percentage of units beneficially owned by all directors and executive officers of the Company as a group does not exceed 1% of the MPLX common and subordinated units outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 or 5 with the SEC. Based solely on our review of the reporting forms and written representations provided to the Company from the individuals required to file reports, we believe each of our directors and executive officers has complied with the applicable reporting requirements for transactions in the Company’s securities during the fiscal year ended December 31, 2012.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Marathon Petroleum’s Compensation Discussion and Analysis for 2012 with Marathon Petroleum’s management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis report be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Seth E. Schofield, Chair

David A. Daberko

Donna A. James

John W. Snow

John P. Surma

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains and analyzes compensation awarded to, or earned by, our named executive officers (or NEOs) in 2012 and the compensation decisions made by our Compensation Committee for 2012. It also discusses the material elements of our compensation programs, including changes that are applicable to our NEOs for 2013. This Compensation Discussion and Analysis should be read in conjunction with the tabular disclosures in this Proxy Statement. See “Executive Compensation” and the compensation tables that follow for more information regarding our compensation programs and executive compensation.

Executive Summary

Our Business

We are one of the largest independent petroleum product refiners, marketers and transporters in the United States (or U.S.). Our operations consist of three business segments:

•

Refining & Marketing – refines crude oil and other feedstocks at our seven refineries in the Gulf Coast and Midwest regions of the U.S. (including the recently acquired Galveston Bay refinery), purchases ethanol and refined products for resale and distributes refined products through various means, including through the use of barges, terminals and trucks that we own or operate. We sell refined products to wholesale marketing customers domestically and internationally, to buyers on the spot market, to our Speedway business segment and to dealers and jobbers who operate Marathon® retail outlets;

•	Speedway – sells transportation fuels and convenience-store products in the retail market in the Midwest, primarily through Speedway® convenience stores; and

•

Pipeline Transportation – transports crude oil and other feedstocks to our refineries and other locations, delivers refined products to wholesale and retail market areas and includes the aggregated operations of MPLX and MPC’s retained pipeline assets and investments.

As of December 31, 2012, we owned and operated six refineries, all located in the U.S., with an aggregate crude oil refining capacity of approximately 1.2 million barrels per calendar day (mmbpcd). The acquisition of the BP Texas City, Texas refinery (which we refer to as the Galveston Bay Refinery) on February 1, 2013, increased our crude oil refining capacity to approximately 1.7 mmbpcd. Our refineries supply refined products to resellers and consumers within our market areas, including the U.S. Midwest, Gulf Coast and Southeast regions. We distribute refined products to our customers through one of the largest private domestic fleets of inland petroleum product barges, one of the largest terminal operations in the U.S., and a combination of MPC-owned and third-party-owned trucking and rail assets. As of December 31, 2012, we owned, leased or had ownership interests in approximately 8,200 miles of crude oil and refined product pipelines to deliver crude oil to our refineries and other locations and refined products to wholesale and retail market areas. The acquisition of approximately 100 miles of natural gas liquid pipelines on February 1, 2013, increased our pipeline mileage to approximately 8,300 miles. We are one of the largest petroleum pipeline companies in the U.S. on the basis of total volume delivered.

2012 Business Highlights

Financial performance in 2012 was very strong, with net income attributable to MPC of $3.4 billion, $1 billion over the prior year. Diluted earnings per share was $9.89 for 2012 compared to $6.67 for 2011. A continued strong financial position and positive outlook enabled the allocation of capital to value-accretive investments and return of significant capital to shareholders.

Operationally, we enhanced our feedstock acquisition economics by completing the Detroit heavy oil upgrade project (or DHOUP). This project increased our Detroit refinery’s heavy oil processing capacity from 20,000 barrels per calendar day to 100,000 barrels per calendar day, while increasing our total crude oil refining capacity at the facility from 106,000 barrels per calendar day to 120,000 barrels per calendar day. Speedway LLC (or Speedway) strengthened its presence in key marketing areas by acquiring 97 convenience stores in Indiana, Ohio and Kentucky, thereby increasing its store count by approximately 7% in 2012. We also signed an agreement to purchase the Galveston Bay Refinery, a transaction that includes a world-scale refinery that expands our presence in the increasingly important western Gulf Coast region, along with related midstream assets and branded jobber contract assignments.

To further increase shareholder value, we completed the initial public offering of MPLX, a master limited partnership, to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. MPLX is a fee-based business with stable cash flows and multiple avenues to grow earnings and distributions over an extended period of time. The assets of MPLX are highly integral to MPC’s refining and marketing network, and MPLX has potential for significant growth through acquisitions directly from MPC or from third parties. MPLX may also pursue acquisitions in cooperation with MPC.

We believe these actions have increased shareholder value. Additionally, MPC returned $1.35 billion to shareholders through two accelerated share repurchase programs and another $407 million through dividends. Our common stock price at year-end 2012 reflected an 89% increase in value relative to year-end 2011. Including dividends, total shareholder return for 2012 was approximately 94%.

Named Executive Officers

This Compensation Discussion and Analysis discusses and analyzes the compensation programs and decisions made with respect to the material elements of compensation for each of our NEOs listed below for the year ended December 31, 2012:

Name	Title
Gary R. Heminger	President and Chief Executive Officer
Donald C. Templin	Senior Vice President and Chief Financial Officer
Garry L. Peiffer	Executive Vice President, Corporate Planning and Investor & Government Relations
Anthony R. Kenney	President, Speedway LLC
Richard D. Bedell	Senior Vice President, Refining

Significant Compensation Committee Actions

The following chart summarizes significant actions taken by our Compensation Committee in 2012:

Action	Reason for Action

• Presented the Marathon Petroleum Corporation 2012 Incentive Compensation Plan to shareholders for approval	• Provide shareholders an opportunity to review, understand and vote on our incentive compensation plan, which provides for the use of equity and cash-based awards for compensation purposes

• Eliminated the single-trigger feature of our executive change in control severance benefits plan for accelerating the vesting of new unvested equity awards

•    To align with best practices and the long-term interests of our shareholders by requiring both a qualified termination as well as a change in control of the Company (or a double-trigger) in order for unvested awards to vest

Action	Reason for Action
• A one-year holding requirement post vesting/distribution was added effective January 2012 for full value shares issued under our incentive compensation plans	• To further enhance the rigor of our stock ownership policy

• Reduced CEO discretion in our annual cash bonus program from 50% to 40%	• Provide for a larger portion of bonuses to be determined by financial and operational performance of the Company

We believe our compensation decisions were appropriate as they were aligned with:

•	our business objectives;

•	the realities of our competitive situation;

•	the inherent uncertainties of our business; and

•	our peer group.

Independent Consultant to the Compensation Committee

In 2011, our Compensation Committee chose Pay Governance (which we refer to as its Advisor) to be its independent compensation consultant. The individual consultant representing its Advisor attended four Compensation Committee meetings in 2012 to provide independent analysis and advice on our executive compensation programs and the regulatory environment surrounding executive compensation. In 2012 its Advisor provided analysis and perspectives to the Committee on the following items:

•	criteria and analysis leading to the selection of peer group companies;

•	the mix and competitive levels of total direct compensation (base salary, annual bonus targets and long-term incentives) for our officers relative to our compensation peer groups;

•	compensation philosophy;

•	change in control severance programs;

•	performance-based equity programs;

•	other long-term incentive vehicle prevalence and weighting considerations;

•	updates on current trends and issues within the regulatory environment;

•	perquisites; and

•	incentive plans.

Our Compensation Committee is confident the advice it receives from its Advisor is objective and not influenced by its working relationship with the Company or the Committee. We have procedures in place to ensure the independence of compensation consultants generally, and of the Advisor specifically, which include:

•	compensation consultants report to our Compensation Committee and communicate directly with the Committee Chair;

•	the Committee has the sole authority to retain and/or terminate compensation consultants;

•	the Committee evaluates the quality and objectivity of the services provided by compensation consultants each year and determines whether to continue the engagement;

•	the Advisor, as a firm, does not provide or engage in other consulting services for us (such as benefit plan consulting);

•	The individual consultant representing the Advisor does not personally receive incentive payments or other compensation based on fees charged to us for services;

•	the protocols for the engagement (established by the Committee) limit the means by which compensation consultants may interact with our management; and

•	the Committee has directed us to not engage its Advisor, without prior Committee approval, for any executive compensation consulting advice other than those provided to the Committee.

The Advisor’s firm also maintains a set of internal policies that have been provided to our Compensation Committee, which prohibit the Advisor from, among other things, owning shares of our common stock and engaging in personal or business relationships with our directors and executives without prior disclosure to our Committee Chair.

Our management does not direct or oversee the retention or activities of the Advisor. However, the Advisor does seek and receive input from our management on various executive compensation matters and works with management to formalize proposals for presentation to our Compensation Committee. Additionally, in determining executive compensation, the Committee considers recommendations from its Advisor as well as management. The Advisor did not perform any consulting services for us during 2012 that were not related to executive compensation, nor did it provide any services to our NEOs, individually, in 2012.

Executive Compensation Philosophy and Objectives

We believe executive compensation plays a critical role in maximizing long-term shareholder value and supports our ability to attract, motivate, retain and reward the highest quality executives who can excel within our performance culture. Our compensation philosophy is a tool used to support our business objective to be “Best in Class” in creating sustainable value growth through operational excellence, quality products and innovative energy solutions.

In October 2012, after evaluating our year-to-date corporate performance and comparing the pay packages of our NEOs to those of our peers, our Compensation Committee reviewed its existing philosophy and decided not to make any changes. This philosophy targets the total direct compensation for our executives at the median (fiftieth percentile) of the comparator companies within our peer groups, with individual pay elements of compensation (base salary, annual bonus targets and long-term incentives) established generally between the twenty-fifth and seventy-fifth percentile of the comparator companies within our peer groups. Individual roles, responsibilities, performance and experience, as well as corporate performance and other factors necessary to attract, motivate, retain and reward such individuals contribute to the overall placement of each executive within the competitive range of each pay element at the discretion of the Committee, as further described below.

Our mix of pay elements allows our Compensation Committee to use both cash (base salary and annual bonus opportunities) and equity (stock options, performance units and restricted stock) to encourage and motivate executives to achieve both our short-term and long-term business objectives. The majority of our NEO compensation is performance-based and in the form of both short-term and long-term incentives.

Our Compensation Committee continues to believe this approach provides the flexibility necessary to reward executives based on potentially very different business and strategic objectives, while also recognizing that we may compete with a variety of industries for talent in some of our organizations (such as retail or transportation industries) whose compensation structures may be significantly different than those of our core business.

Our Compensation Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation for a succeeding year. The Committee believes that approach would not be in the best interest of retaining and motivating our executives.

2012 “Say on Pay” Vote Result and Engagement

Our Compensation Committee has carefully considered the results of our first non-binding advisory vote on NEO compensation in April 2012, in which over 92% of votes cast were in support of the compensation of our NEOs as described in our 2012 Proxy Statement. After discussion with its Advisor, the Committee interpreted this strong level of support as affirmation of the design and objectives for our 2011 executive compensation programs.

In addition, we continue to maintain a regular dialogue with a wide variety of investors, large and small, on numerous subject matters including compensation. During these engagements our investors have expressed no significant concerns with our executive compensation programs.

Based on this input, our Compensation Committee determined not to make any material changes to our core compensation programs, other than those discussed in the “Executive Summary,” and to maintain our commitment to continued focus on long-term financial performance to drive stockholder value.

We have indicated we will provide an advisory vote on NEO compensation on an annual basis.

Elements of 2012 Named Executive Officer Compensation

Our executive compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs, as described in the following table:

Compensation Components	Key Characteristics	Purpose
Base Salary

•     Fixed cash compensation component

•     Reviewed at least annually and adjusted, if and when appropriate

•     Based on the scope and responsibility level of the position held, individual performance and the data of competitive peer groups

• Intended to provide a minimum level of cash compensation upon which our executives may rely

Annual Cash Bonus (or ACB)

•     Variable cash compensation component

•     Performance-based award opportunity

•     Determined based on both corporate and operating organization’s performance against predetermined metrics, as well as the assessment of individual performance by our CEO and our Compensation Committee

•     Intended to motivate and reward our executives for achieving our annual business objectives that drive overall performance and shareholder value creation

•     Supports our culture of differentiating rewards paid to higher performers versus average or below-average performers

•     Intended to encourage and reward responsible risk taking and accountability

Compensation Components	Key Characteristics	Purpose
Long-Term Incentives

•    Variable equity-based compensation component

•    A combination of performance units (40%), stock options* (40%) and time-based restricted stock (20%) awards

•    Performance-based opportunities in the form of annual grants

•    Value actually realized will be determined based solely on stock price appreciation (for stock options and restricted stock) and total shareholder return (or TSR) (for performance units)

•    Intended to motivate our executives to achieve our long-term business objectives by linking compensation to the performance of our stock over the long term

•    Strengthens the alignment between the interests of our executives, including NEOs, and our shareholders by promoting stock appreciation while building equity to help meet stock ownership guidelines

•    Retain executive talent

*	Our Compensation Committee believes stock options are inherently performance based as stock options have no initial value and grantees only realize benefits if the value of our stock increases following the date of grant.

In addition to these compensation elements, we generally offer to all of our employees market-competitive health and life insurance, income protection, retirement and severance benefits. We also provide limited perquisites to our NEOs that are consistent with our business strategy and those offered by our peer companies. None of these additional items are considered material by our Compensation Committee when making compensation decisions. For a detailed discussion of Company-sponsored retirement plans and benefits, including the 2012 Pension Benefits Table, see “Executive Compensation.”

Setting Executive Compensation

Obtaining Market Data /Benchmarking

Due to the limited number of domestic independent downstream companies, and in recognition of MPC’s size, complexity, revenue and market capitalization, our Compensation Committee chose to approve two peer groups to be used in the process of benchmarking our NEOs’ compensation for 2012.

The first peer group is a direct industry group comprised of integrated oil companies with significant downstream operations and independent downstream companies similar to MPC. While not a mandatory criteria for peer selection, the Committee also noted the ownership and management of convenience stores by the peer companies, which aligns with our Speedway subsidiary. This peer group provides industry-specific market compensation and program design data obtained from both proxy statements and compensation surveys. This peer group remains unchanged from 2011. At the time the annual executive compensation analysis was reviewed by our Compensation Committee, MPC was approximately at the forty-seventh percentile of the group in terms of market capitalization and the forty-sixth percentile for revenue. This group is comprised of the following twelve companies:

• BP plc	• Hess Corporation	• Royal Dutch Shell Oil plc

• Chevron Corporation	• HollyFrontier Corporation	• Sunoco, Inc.*

• Phillips 66*	• Koch Industries, Inc.	• Tesoro Corporation

• ExxonMobil Corporation	• Murphy Oil Corporation	• Valero Energy Corporation

*	Phillips 66 is included but as it has not yet disclosed named executive officer compensation, we have used data from ConocoPhillips for benchmarking executive compensation. Sunoco, Inc. continues to be included in the direct industry peer group since at the time of disclosure of its 2012 proxy materials it had not yet announced its acquisition by Energy Transfer Partners LP.

Our Compensation Committee determined not to use BP plc and ExxonMobil Corporation in setting the compensation of our CEO or CFO due to concerns the respective sizes of these two companies (including their market capitalizations and revenues), and their complexity and extensive global footprints, result in a substantially different scope for these executive positions.

The second peer group is a broad industry group selected to supplement the direct industry peer group. This peer group was selected because it is comprised of large oil and gas companies, as well as other industrial companies focusing on manufacturing and potentially sensitive to swings in the costs of raw materials. This peer group is expected to change slightly from year to year based on the companies that choose to participate in Towers Watson’s Compensation Databank. Criteria used to screen for these companies included:

•	revenues generally greater than $10 billion;

•	heavy manufacturing operations;

•	commodity exposure;

•	safety and environmental focus; and

•	the availability of publicly-reported information.

When the annual executive compensation analysis was reviewed, MPC was approximately at the thirty-sixth percentile of the group in terms of market capitalization and the eighty-third percentile for revenue.

The thirty-six companies that comprised the broad industry peer group for 2012 were:

• 3M Company	• Ingersoll-Rand PLC

• Alcoa, Inc.	• International Paper Company

• The Boeing Company	• Johnson Controls Inc.

• Caterpillar Inc.	• The Mosaic Company

• Chevron Corporation	• Murphy Oil Corporation

• ConocoPhillips	• Navistar International Corporation

• The Dow Chemical Company	• Northrop Grumman Corporation

• E.I. du Pont de Nemours and Company	• Occidental Petroleum Corporation

• Eaton Corporation	• Parker Hannifin Corporation

• Enterprise Products Partners L.P.	• PPG Industries, Inc.

• ExxonMobil Corporation	• Schlumberger Limited

• Ford Motor Company	• Tesoro Corporation

• Freeport-McMoRan Copper & Gold Inc.	• Textron Inc.

• General Dynamics Corporation	• TRW Automotive Holdings Corporation

• General Electric Company	• United States Steel Corporation

• Hess Corporation	• United Technologies Corporation

• Honeywell International Inc.	• Valero Energy Corporation

• Illinois Tool Works Inc.	• Whirlpool Corporation

How We Use Market Data

The Compensation Committee’s Advisor works with our human resources compensation team to identify key job responsibilities for each NEO and then matches the job responsibilities to comparable job descriptions contained within the survey sources for positions.

We then use this market data as a starting point for our evaluation of compensation levels for base salary, total cash compensation (i.e., base salary plus actual annual incentives), short-term incentive targets as a percentage of base salary and long-term incentives. For each of these elements of compensation, we identify position-comparable twenty-fifth, fiftieth (median) and seventy-fifth percentiles for each NEO. These data points help our Compensation Committee to set a general range of compensation levels for the NEOs and meet our positioning objectives described above. For each element, the target level of compensation awarded is generally within the twenty-fifth to seventy-fifth percentile range. However, when the actual level of compensation falls outside of this range, subjective factors such as those listed below are considered:

•	the size and complexity of each NEO’s role;

•	an incumbent’s experience and demonstrated performance;

•	our current and future succession needs;

•	business results;

•	external competitiveness; and

•	internal equity.

Analysis of 2012 Compensation Decisions and Actions

Base Salary

Base salary is a fixed compensation component intended to provide a minimum level of compensation upon which our executive officers may rely. Our Compensation Committee reviews each NEO’s base salary annually and makes adjustments at its discretion. In setting each NEO’s base salary, the Committee considers factors including, but not limited to, the complexity and responsibility level of the position held, the individual’s experience, performance, competitive peer group positioning, internal equity and business results. The following adjustments were made to the base salaries of our NEOs in 2012:

Name	Position	Previous Base Salary ($)	Base Salary Effective April 2012 ($)	Increase (%)
G. R. Heminger	President and Chief Executive Officer	1,100,000	1,300,000	18.2
D. C. Templin	Senior Vice President and Chief Financial Officer	500,000	575,000	15.0
A. R. Kenney	President, Speedway LLC	450,000	525,000	16.7
R. D. Bedell	Senior Vice President, Refining	440,000	500,000	13.6

The base pay increases for Messrs. Heminger, Templin, Kenney and Bedell were in recognition of continued strong leadership, individual and business performance and to bring them closer to the peer group midpoint as they were each determined to have been at or below market median prior to their adjustments. Mr. Peiffer did not receive a base pay increase as his salary was considered competitive.

Annual Cash Bonus Program

The ACB program is intended to motivate and reward NEOs for achieving short-term (annual) business objectives that drive overall shareholder value while encouraging responsible risk taking and accountability. Our Compensation Committee approves the establishment of a qualified Section 162(m) funding pool for the ACB program in the first quarter of each year to maximize our tax deductibility opportunity with respect to compensation for executive officers whose Section 162(m) compensation might otherwise exceed $1 million. The 2012 funding pool was established by our Compensation Committee as the greater of 2% of net income or $12 million if mechanical availability reached 91%. Mechanical availability, as a performance metric, is a significant indicator of the success of our operations because it measures the availability of the processing equipment in our refineries, but also includes critical equipment in our pipeline, terminal and marine operations. Mechanical availability is essential to achieving our financial and operational objectives. All incentive payments made to our Section 162(m) officers in 2013 for 2012 performance were covered within the pool and the Committee exercised negative discretion in approving the incentive payments at levels less than what the pool would have otherwise permitted. As a result, all 2012 ACB payments made in 2013 were fully tax-deductible.

For 2012, our Compensation Committee approved a change to the ACB program that reduced CEO discretion to 40% from 50%. This provides a larger portion of bonuses to be determined by financial and operational performance.

Bonus opportunities for our NEOs under the ACB program are communicated as a target percentage of annualized base salary at year end. Our Compensation Committee reviews market data provided by its Advisor annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. None of our NEOs had their bonus targets adjusted in 2012.

Name	Bonus Target as a % of Base Salary	Bonus Target ($)
G. R. Heminger	125%	1,625,000
D. C. Templin	90%	517,500
G. L. Peiffer	90%	540,000
A. R. Kenney	75%	393,750
R. D. Bedell	75%	375,000

Each of our NEOs can earn a maximum of 200% of the target or as little as no payment at all, depending on our overall performance and the NEO’s individual performance. Under the ACB program, 60% of the target payout opportunity is based on previously established business goals and the remaining 40% is determined based on the subjective evaluation of each NEO’s organizational and individual performance, as recommended by our CEO and approved by our Compensation Committee. Our CEO’s performance is evaluated by the Committee with input from our full Board. The 60%/40% allocation under our ACB program is driven by a number of factors, including the volatility in petroleum-related commodity prices throughout the year — which makes it difficult to establish reliable, pre-determined goals. Regardless of the funding generated by the ACB program, the Committee has discretion to generally award each of our NEOs up to the limits of any applicable Section 162(m) funding pool.

None of our NEOs have received a guarantee of minimum bonus payments.

The metrics used for the 2012 ACB program were:

Performance Metric	Description	Type of Measure

Operating Income Per Barrel	Measures domestic operating income per barrel of crude oil throughput(a), adjusted for unusual business items and accounting changes. This metric compares a group of eight integrated or downstream companies, including MPC.	Financial (relative)

Mechanical Availability(b)	Measures the mechanical availability of the processing equipment in our refineries, but also includes critical equipment in our pipeline, terminal and marine operations.	Operational (absolute)

Process Safety	Measures the success of MPC’s ability to identify, understand and control process hazards, which can be defined as unplanned or uncontrolled releases of highly hazardous chemicals or materials that have the potential to cause catastrophic fires, explosions, injury, plant damage and high-potential near misses or toxic exposures.	Operational (absolute)

Quality	Measures the impact of product quality incidents and cumulative costs to MPC (no Category 4 Incident, and costs of Category 3 Incidents).(c)	Operational (absolute)
Marathon Safety Performance Index (or MSPI)(d)	Measurement of MPC’s success and commitment to employee safety. Goals are set annually at best-in-class industry performance, focusing on continual improvement. This includes common industry metrics such as OSHA Recordable Incident Rates and Days Away Rate.	Operational (absolute)

Designated Environmental Incidents	Measures environmental performance and consists of certain: releases of hazardous substances into air, water or land; permit exceedences; and government agency enforcement actions.	Operational (absolute)

DHOUP Completion(e)	An evaluation of our $2.2 billion Detroit refinery expansion project, focusing on timely completion of construction and cost management.	Operational (absolute)

(a)	This is a per barrel measure of throughput – U.S. downstream segment income adjusted for special items and includes a total of eight comparator companies (including MPC). Comparator company income is adjusted for special items or other like items as adjusted by MPC. The comparator companies for 2012 were: BP plc; Chevron Corporation; ConocoPhillips/Phillips 66*; ExxonMobil Corporation; HollyFrontier Corporation; Tesoro Corporation; and Valero Energy Corporation. *For ConocoPhillips, the downstream portion of the integrated company was used for the period prior to the spinoff of Phillips 66 and Phillips 66 was used for the period post-spinoff. This is a non-GAAP performance metric and is calculated as income before taxes, as presented in our audited consolidated financial statements, divided by the total number of barrels of crude oil throughput at the peer’s respective U.S. refinery operations. To ensure consistency of this metric when comparing results to the comparator companies’ results, adjustments to comparator company segment income before taxes are sometimes necessary to reflect certain unusual items reflected in their results.

(b)	Mechanical availability represents the percentage of capacity available for critical downstream equipment to perform its primary function for the full year.
(c)	A Category 4 Incident is one that involves a fatality. Category 3 Incidents include those where: we incur out-of-pocket costs for incident response and recovery activities, mitigation of customer claims or regulatory penalties in excess of $50,000; a media advisory is issued; or the extenuating circumstances are deemed to be of such severity by our Quality Committee that a recommendation for this category is made to the MPC Quality Steering Committee and is subsequently approved.
(d)	This metric excludes Speedway. In the event of a fatality, payout is determined by our Compensation Committee. The Occupational Safety and Health Administration (or OSHA) Recordable Incident Rate is calculated by taking the total number of OSHA recordable incidents, multiplied by 200,000 and divided by the total number of hours worked.
(e)	Points for the DHOUP Completion metric are calculated based on successful startup by year-end and actual capital spend relative to budgeted capital spend.

The threshold, target and maximum levels of performance for each metric were established for 2012 by evaluating factors such as performance achieved in the prior year(s), anticipated challenges for 2012, our business plan and our overall strategy. At the time the performance levels were set for 2012, the threshold levels were viewed as very likely achievable, the target levels were viewed as challenging but achievable and the maximum levels were viewed as extremely difficult to achieve.

The table below provides both the goals for each metric and our performance achieved in 2012:

Performance Metric	Threshold Level	Target Level	Maximum Level	Performance Achieved	Target Weighting	Performance Achieved
Operating Income Per Barrel	4th Position	3rd Position	1st or 2nd Position	2nd Position (200% of target)	20.0%	40.0%
Mechanical Availability	93.2%	94.2%	95.2%	95.7% (200% of target)	10.0%	20.0%
Process Safety	11	8	6	3 (200% of target)	10.0%	20.0%
Quality	$500,000	$250,000	$125,000	>$500,000 (0% of target)	5.0%	0.0%
MSPI	1.01	0.70	0.53	0.38 (200% of target)	5.0%	10.0%
Designated Environmental Incidents	52	38	24	26 (186% of target)	5.0%	9.3%
DHOUP Completion (points)(a)	90	95	100	100 (200% of target)	5.0%	10.0%

				Total	60.0%	109.3%

(a)	DHOUP startup was complete by November 2, 2012, and actual capital spend was under budget.

Organizational Performance Achievements for the 2012 Annual Cash Bonus Program

In evaluating the contributions made by our NEOs, our Compensation Committee and our CEO considered the following 2012 achievements:

•	strong financial performance with earnings $1 billion greater than the prior year;

•

Speedway strengthening its presence in key marketing areas by acquiring 97 convenience stores in Indiana, Ohio and Kentucky, increasing its store count by approximately 7%, growing its merchandise same-store sales for the 15th consecutive year and achieving its best-ever safety record;

•	signed an agreement to purchase the Galveston Bay Refinery and related assets;

•	completed the initial public offering of MPLX, a midstream master limited partnership for which MPC subsidiary, MXGP, serves as the general partner;

•	progress of major projects in each of our operating segments, including on-time and on-budget completion of DHOUP; and

•	TSR for 2012 of approximately 94%.

Individual Performance for 2012 Annual Cash Bonus Program

At the beginning of each year, each of our NEOs develops performance goals relative to their respective organizational responsibilities, which are directly related to our business objectives. These subjective goals are considered when determining the discretionary portion of the NEO’s bonus. Among the performance goals used to evaluate individual performance of our NEOs for 2012 were:

	Mr. Heminger	Mr. Templin	Mr. Peiffer	Mr. Kenney	Mr. Bedell
Talent development, retention, succession and acquisition	X	X	X	X	X
Elimination of transition services from Marathon Oil post-Spinoff	X	X	X
Continuous improvement in mechanical availability and capacity utilization	X				X
Enhancement of shareholder value through return of capital and unlocking midstream asset value	X	X	X
Growth through organic expansion and acquisition opportunities	X	X	X	X	X
Growth of market share for gasoline and diesel	X			X
Improvement of profitability	X	X	X	X	X

Our CEO evaluates the individual performance of our other NEOs against their previously established performance goals and makes annual bonus recommendations to our Compensation Committee. The Committee then discusses this information with our CEO and makes final annual bonus decisions in connection with its evaluation of organizational and financial performance. The Committee evaluates the individual performance of our CEO and determines our CEO’s annual bonus with input from our full Board.

After certification of the results of our performance metrics for our 2012 ACB program, our Compensation Committee approved the following annual bonus payments for our NEOs for 2012:

Name	Year End Salary ($)	Bonus Target as a % of Base Salary (%)	Target Bonus ($)	Performance on Established Metrics (%)*	Established Metrics Value (60%) ($)	Individual Performance Award Achieved (%)*	Discretionary Award Value (40%) ($)	Total Award ($)	Total Award of Target (%)*
G. R. Heminger	1,300,000	125	1,625,000	109.3	1,776,125	90.7	1,473,875	3,250,000	200.0
D. C. Templin	575,000	90	517,500	109.3	565,628	88.8	459,372	1,025,000	198.1
G. L. Peiffer	600,000	90	540,000	109.3	590,220	85.1	459,780	1,050,000	194.4
A. R. Kenney	525,000	75	393,750	109.3	430,369	81.2	319,631	750,000	190.5
R. D. Bedell	500,000	75	375,000	109.3	409,875	90.7	340,125	750,000	200.0
*	The percents shown in this column are rounded to the nearest tenth of a percent.

Long-Term Incentive Compensation Program

Annual awards of long-term incentive compensation (or LTI) were granted in the form of performance units (40%), stock options (40%) and restricted stock (20%). While each LTI award vehicle generally rewards performance over a multi-year period, the primary purpose of our equity grants is to motivate executive officers to achieve our long-term business objectives and strengthen the alignment between the interests of our executive officers and our shareholders. The award vehicles differ as illustrated below:

LTI Award Vehicle	Form of Settlement	Compensation Realized

Performance Units	25% in MPC common stock 75% in cash	$0.00 to $2.00 per unit based on our relative ranking among a group of peer companies

Stock Options	Options may be exercised and the purchased stock held or sold for cash	Stock price appreciation from date of grant to date of exercise

Restricted Stock	Stock	Value of stock upon vesting

Due to the nature of LTI awards, the actual long-term compensation value realized by each of our NEOs will depend on the price of our underlying stock at the time of vesting or exercise. LTI awards granted in 2012 were based on an intended dollar value rather than a specific number of performance units, stock options or shares of restricted stock.

The effective date of grants of awards is the date our Compensation Committee meets to approve the awards; provided, however, if the Committee grants awards after the market has closed, the grant date is the next trading day. The grant price for stock options is equal to the closing price of a share of MPC common stock on the grant date. Each of our LTI award vehicles are discussed in more detail below.

Performance Units

Our Compensation Committee believes a performance unit program based on MPC TSR performance relative to a peer group serves as a complement to stock options and restricted stock because the performance unit program provides an incentive to both increase our shareholder return and outperform our peers.

Our performance unit program determines TSR by taking the sum of stock price appreciation or reduction, plus cumulative dividends, for the specified measurement period and dividing that total by the beginning stock price, as shown below:

(Ending Stock Price – Beginning Stock Price) + Cumulative Dividends

Beginning Stock Price

The target value of each performance unit is $1.00, with the actual payout varying from $0.00 to $2.00 (0 to 200% of target) based on MPC’s relative TSR ranking for the measurement period. For example, a fiftieth percentile TSR ranking would provide for a 100% payout at $1.00 per unit.

Our Compensation Committee believes the performance unit program does not encourage excessive or inappropriate risk-taking, as it caps the maximum payout at $2.00 per unit.

Performance Units Granted in 2011

At the time of the Spinoff, our Compensation Committee approved replacement performance unit grants representing the cancelled opportunity for each of our NEO’s 2010 and 2011 grants. The first replacement performance unit grant had a measurement period beginning July 1, 2011, and ending December 31, 2012. The second replacement performance unit grant measurement period began on July 1, 2011, and will end on December 31, 2013.

For these two replacement grants, the beginning stock price is the closing MPC stock price on July 1, 2011, and the ending stock prices are the average of MPC’s daily closing stock prices for the month immediately preceding the beginning or ending date of the respective measurement periods.

The peer group for these replacement grants is comprised of the following companies or index:

• Chevron Corporation	• HollyFrontier Corporation	• Tesoro Corporation

• ConocoPhillips	• Murphy Oil Corporation	• Valero Energy Corporation

• Hess Corporation	• Sunoco, Inc.	• S&P 500 Index

In 2012, ConocoPhillips spun off its downstream business as a new company, Phillips 66, and Sunoco, Inc. was acquired by Energy Transfer Partners LP. Our Compensation Committee met in October 2012 to review the impact these two transactions would have on the TSR calculation for these replacement grants. As Sunoco, Inc. is no longer publicly traded, it naturally fell out of the peer group. The Committee determined the TSR calculation for ConocoPhillips should rely on the stock price of integrated ConocoPhillips on July 1, 2011, and, to reflect the nature of the stock adjustment at the time of the spinoff, the sum of the ConocoPhillips stock price and one-half of the Phillips 66 stock price on December 31, 2012, and the sum of dividends paid by ConocoPhillips and one-half of the dividends paid by Phillips 66 during the measurement periods.

Payout is based on the Compensation Committee-approved percentile matrix listed below.

MPC TSR Ranking	1	2	3	4	5	6	7	8	9

MPC TSR Percentile	100.0%	87.5%	75.0%	62.5%	50.0%	37.5%	25.0%	12.5%	0.0%

Payout (% of Target)	200.0%	175.0%	150.0%	125.0%	100.0%	75.0%	50.0%	None	None

In January 2013, our Compensation Committee reviewed the audited final TSR rankings in which MPC placed second overall. This resulted in a payment for the first replacement performance unit grant equal to 175% of target (or $1.75 per performance unit). The Committee certified the results and approved the following payments for our NEOs:

Name	Target Number of Performance Units	Committee Approved Payout (175% of Target) ($)
G. R. Heminger	671,250	1,174,688
G. L. Peiffer	116,150	203,263
A. R. Kenney	129,100	225,925

Mr. Templin and Mr. Bedell were not eligible to receive replacement performance unit grants for the period covering July 1, 2011, through December 31, 2012, as they did not hold executive officer positions with Marathon Oil or its affiliates at the time the original performance units were granted and therefore did not receive a payout.

Performance Units Granted in 2012

After the annual review of market practices, our Compensation Committee made performance unit grants in 2012. These grants are designed to settle 25% in MPC common stock and 75% in cash. These grants measure TSR performance over a thirty-six-month period, but final payout will be calculated by averaging the payout determined by the TSR performance percentile for the first twelve months, the second twelve months, the third twelve months and the entire thirty-six-month period. The following table illustrates the performance unit payout percentage based on MPC’s average TSR percentile.

TSR Performance Percentile	Payout (% of Target)*
100th (Highest)	200%
50th	100%
25th	50%
Below 25th	0%

*	Payout for performance between percentiles will be determined using linear interpolation.

The beginning and ending stock prices used in the TSR calculation for these grants will be the average of MPC’s closing stock prices for the 20 trading days immediately preceding the beginning or ending date, as applicable, of the measurement period.

Our Compensation Committee approved the following peer group for performance unit awards granted in 2012:

• Chevron Corporation	• Tesoro Corporation	• S&P 500 Energy Index

• Hess Corporation • HollyFrontier Corporation	• Valero Energy Corporation	• A small refiner average (or Small Refiner Average) consisting of Alon USA Energy, Inc., CVR Energy, Inc., Delek US Holdings, Inc. and Western Refining Inc.

ConocoPhillips was not included in the group due to the pending spinoff of its downstream assets to Phillips 66. Murphy Oil Corporation and Sunoco, Inc. were also not included as they had publicly announced their respective intentions to exit the refining sector of the energy business. Additionally, and as referenced, Sunoco, Inc. was acquired by Energy Transfer Partners LP in the fourth quarter of 2012.

Due to the relatively small number of domestic independent downstream companies, the Small Refiner Average was added to include other refiners with which we may compete but do not have the size or scope of MPC’s operations or those of our other peer companies. The stock prices of the small refiners comprising the Small Refiner Average will be equally weighted to provide an average stock price used as a single data point in the TSR comparison.

The performance unit award, at target, for each of our NEOs is as follows:

Name	Target Number of Performance Units
G. R. Heminger	3,000,000
D. C. Templin	640,000
G. L. Peiffer	640,000
A. R. Kenney	480,000
R. D. Bedell	480,000

Stock Options

Stock options provide a direct link between executive officer compensation and the value delivered to shareholders by providing capital accumulation only through stock price appreciation. Our Compensation Committee believes stock options are inherently performance-based, as option holders only realize benefits if the value of our stock increases following the date of grant. The grant price of our stock options is equal to the closing price per share of MPC common stock on the grant date. Stock options vest in equal installments on the first, second and third anniversary of the date of grant and have a maximum term of ten years. Stock options do not carry voting rights or the right to receive dividends.

Restricted Stock

Grants of restricted stock provide diversification of the mix of LTI awards, result in ownership of actual shares of stock and promote retention. Restricted stock grants are also intended to help our NEOs increase their holdings in MPC common stock, consistent with established ownership guidelines. Restricted stock awards vest in equal installments on the first, second and third anniversary of the date of grant. Prior to vesting, recipients have voting rights with dividends being accrued and paid in cash upon vesting.

Allocation of Compensation for our NEOs

The following charts reflect direct peer group allocation of the targeted total compensation (base salary, annual bonus at target and LTI awards) for our NEOs based on data reported by peer companies in 2012. This analysis demonstrates our compensation mix remains competitive with current market practices. Our Compensation Committee excluded ExxonMobil Corporation and BP plc from the direct company peer group when reviewing total compensation for our CEO and CFO. See “Setting Executive Compensation—Obtaining Market Data /Benchmarking” for more information.

CEO Compensation Mix
Mr. Heminger

Base
10%
Bonus
23%
Long Term
Incentive
67%

Pay at Risk – 90%

CEO Compensation Mix
Direct Peer Companies

Base
12%
Bonus
27%
Long Term
Incentive
61%

Pay at Risk – 88%

All Other NEOs Compensation Mix
MPC

Base
24%
Bonus
26%
LTI
50%

Pay at Risk – 76%

All Other NEOs Compensation Mix
Direct Peer Companies

Base
21%
Bonus
22%
LTI
57%

Pay at Risk – 79%

Other Policies

Stock Ownership Guidelines

Stock ownership guidelines are in place for our officers, including all of our NEOs. The guidelines are intended to align the long-term interests of our officers and our shareholders. Under these guidelines, officers, including our NEOs, are expected to hold MPC common stock having a value equal to a multiple of each officer’s annualized base salary. The targeted multiples vary among the executives depending upon their position and responsibilities:

•	President and CEO – six times annualized base salary;

•	Executive Vice President(s) – four times annualized base salary;

•	Senior Vice President(s)/President, Speedway LLC – three times annualized base salary; and

•	Vice President(s) – two times annualized base salary.

Because the stock ownership guidelines are established as a multiple of each executive officer’s annualized base salary, the value that must be maintained will increase proportionally as their salaries increase.

Executive officers are not permitted to sell any shares received under our incentive compensation plans unless their stock ownership guideline ownership levels are satisfied and maintained after the sale. Additionally, a one-year holding period requirement was added effective January 2012 for all executive officers who receive full-value shares under our incentive compensation plans. This holding period prevents executive officers from selling any restricted stock or performance units settled in shares for twelve months from the time they are vested or earned. However, this requirement only applies to shares net of taxes at the time of vesting or distribution.

Prohibition on Derivatives and Hedging

In order to ensure our executive officers, including our NEOs, bear the full risk of MPC common stock ownership, we have always maintained a policy that prohibits hedging transactions related to our common stock or pledging or creating security interests in our common stock, including shares in excess of a stock ownership guideline requirement.

Recoupment/Clawback Policy

Our executive officers are subject to recoupment provisions under the ACB and LTI programs in the case of certain forfeiture events. If we are required, pursuant to a determination made by the SEC or our Audit Committee, to prepare a material accounting restatement due to noncompliance with any financial reporting requirement under applicable securities laws as a result of misconduct, our Audit Committee may determine that a forfeiture event has occurred based on an assessment of whether an executive officer knowingly engaged in misconduct, was grossly negligent with respect to misconduct, knowingly failed or was grossly negligent in failing to prevent misconduct or engaged in fraud, embezzlement or other similar misconduct materially detrimental to us.

Upon our Audit Committee’s determination that a forfeiture event has occurred, we would have the right to request and receive reimbursement of any portion of an executive officer’s bonus from the ACB program that would not have been earned had the forfeiture event not have taken place. In addition, grants of unvested stock options and unvested restricted stock to such executive officer would be subject to immediate forfeiture, as would undistributed outstanding performance units. If a forfeiture event occurred either while the executive officer was employed or within three years after termination of employment and a payment had previously been made to the executive officer in settlement of performance units, we would have the right to recoup an amount in cash up to (but not in excess of) the amount paid in settlement of the performance units.

These recoupment provisions are in addition to the requirements under Section 304 of the Sarbanes-Oxley Act of 2002, which provide that the CEO and CFO shall reimburse us for any bonus or other incentive-based or equity-based compensation, as well as any related profits received in the twelve-month period prior to the filing of an accounting restatement due to noncompliance with financial reporting requirements as a result of misconduct.

Perquisites

We offer limited perquisites to our NEOs and, based on analysis and advice of our Compensation Committee’s Advisor, the perquisites offered are consistent with those offered by our peer group. Our NEOs may seek reimbursement for certain tax, estate and financial planning services up to $15,000 per year while serving as an executive officer and $3,000 in the year following retirement or death. The Committee believes this perquisite is appropriate due to the complexities of income tax preparation for our officers, who may begin receiving a portion of their equity compensation in the form of phantom partnership units in MPLX, which may result in personal income tax filings in multiple states. As this filing requirement may be imposed as a result of our compensation practices, we believe providing tax, estate and financial planning services is both necessary and appropriate given the design of our compensation program.

We also offer enhanced annual physical health examinations for our senior management, including our NEOs, to promote their health and well-being. Under our program, our NEOs can receive a comprehensive physical (generally in the form of a one-day appointment), with procedures similar to those available to all other employees under our health program. The incremental cost of these enhanced physicals is primarily attributable to company-paid facilities charges and incremental non-network charges.

The primary use of our corporate aircraft is for business purposes and must be authorized by our CEO or another officer designated by our Board or our CEO. Occasionally, spouses or other guests will accompany our NEOs on corporate aircraft or our NEOs may travel for personal purposes on corporate aircraft when space is available on business-related flights. When a spouse’s or guest’s travel does not meet the Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the NEO.

Our Board has authorized the personal use of corporate aircraft for our CEO in order to promote his safety, security and productivity. The value of such personal use is periodically reported to our Compensation Committee and is reported as taxable income to our CEO.

Reportable values for these perquisite programs, based on the incremental costs to us, are included in the “All Other Compensation” column of the 2012 Summary Compensation Table.

No benefits received from our executive tax, estate and financial planning program, executive physical program or the personal use of corporate aircraft are eligible for income tax assistance or gross-ups.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation paid by a public company to any employee who on the last day of the year is the chief executive officer or one of the three other most highly compensated officers (excluding the chief financial officer) up to $1 million. A very important exemption from this requirement is provided for compensation qualifying as “performance-based compensation.”

Our Compensation Committee considers the impact of this rule when developing and implementing the various elements of our executive compensation program. The Committee generally seeks to maximize corporate tax deductibility under Section 162(m) to the extent we believe the action is not in conflict with the best interests of our shareholders. Accordingly, we have not adopted a policy providing that all compensation must qualify as deductible under Section 162(m), and some amounts realized through the various elements of our compensation program may be determined to not qualify.

Our Compensation Committee approves the establishment of a qualified Section 162(m) funding pool for the ACB program in the first quarter of each year to maximize our tax deductibility opportunity with respect to compensation for executive officers whose Section 162(m) compensation might otherwise exceed $1 million. The 2012 funding pool was established by the Committee as the greater of 2% of net income or $12 million if mechanical availability reached 91%. As previously referenced, mechanical availability is a significant indicator of the success of our operations as it measures reliability in our refining, pipeline, terminal and marine businesses and is, therefore, essential to achieving our financial and operational objectives.

The metrics for the 2012 ACB program were set during the first quarter of 2012. All 2012 incentive payments made to our Section 162(m) officers in 2013 were covered within the pool, and our Compensation Committee exercised negative discretion in approving the incentive payments at levels less than what the pool would have otherwise permitted. As a result, all 2012 ACB payments made in 2013 were fully tax deductible.

COMPENSATION-BASED RISK ASSESSMENT

Annually, we review our policies and practices for compensating our employees (including non-executives) as they relate to our risk management profile.

Our Compensation Committee completed this review of our 2012 compensation programs in January 2013. As a result of this review, the Committee concluded that any risks arising from the compensation policies and practices for our employees were not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by or paid to Mr. Heminger, our President and Chief Executive Officer, Mr. Templin, our Senior Vice President and Chief Financial Officer, and the other three most highly compensated executive officers of MPC serving as officers as of December 31, 2012, (collectively, our NEOs) for services rendered during 2012, 2011 and 2010.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
Gary R. Heminger	2012	1,250,000	—	4,567,538	3,000,014	3,250,000	8,002,397	328,219	20,398,168
President and Chief Executive Officer	2011	1,031,250	2,475,000	7,390,055	2,048,693	—	4,386,819	174,035	17,505,852
	2010	918,750	1,200,000	1,896,730	1,113,088	—	2,159,968	144,492	7,433,028
Donald C. Templin	2012	556,250	—	974,418	640,001	1,025,000	132,858	100,016	3,428,543
Senior Vice President and Chief Financial Officer	2011	278,846	1,000,000	1,250,091	1,250,017	—	—	156,225	3,935,179
Garry L. Peiffer	2012	600,000	—	974,418	640,001	1,050,000	3,465,409	124,213	6,854,041
Executive Vice President,	2011	525,000	970,000	1,841,865	1,262,273	—	2,056,300	85,082	6,740,520
Corporate Planning and Investor & Government Relations	2010	400,000	500,000	328,561	193,061	—	807,705	77,922	2,307,249
Anthony R. Kenney	2012	506,250	—	980,841	480,008	750,000	1,544,029	138,629	4,399,757
President, Speedway LLC	2011	437,500	625,000	990,040	487,013	—	1,297,098	116,764	3,953,415
	2010	393,750	500,000	366,129	214,417	—	704,599	79,891	2,258,786
Richard D. Bedell	2012	485,000	—	730,834	480,008	750,000	2,270,105	87,594	4,803,541
Senior Vice President, Refining	2011	430,000	600,000	856,734	497,324	—	1,490,292	69,449	3,943,799
	2010	352,455	350,000	211,949	192,859	—	582,899	53,919	1,744,081

(1)	The amounts shown in this column reflect three months at the January 1, 2012, annualized base salary and nine months at the April 1, 2012, annualized base salary.
(2)	The amounts shown in this column reflect the total value of annual cash bonus awards earned in 2011 and 2010, which were subsequently paid in 2012 and 2011, respectively.
(3)

The amounts shown in this column reflect the aggregate grant date fair value in accordance with generally accepted accounting principles in the U.S. regarding stock compensation. Assumptions used in the calculation of these amounts are included in footnote 23 to the Company’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2012, footnote 21 to the Company’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2011, and in footnote 21 to Marathon Oil’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2010. In 2011, we followed our historical practice of reporting the settlement value of vested performance units, in the year vested, as non-equity incentive compensation. With the change in design of our performance unit program in 2012 to include a stock-settled component, we reviewed the accounting treatment and determined new awards should be reported at the time of grant under the “Stock Awards” column in accordance with their treatment under FASB ASC Topic 718. For consistency of presentation, the information reported for 2011 and 2010 has been revised in this 2012 table to report the grant date value of performance awards in the year granted. The amounts shown in the “Stock Awards” column for 2011 and 2010 include performance unit awards granted by Marathon Oil to our NEOs. For Messrs. Heminger, Peiffer, Kenney and Bedell, the amounts shown in 2011 include the value of the performance unit awards granted by Marathon Oil in February 2011 of $1,445,200, $516,100, $361,300 and $361,300, respectively. For Messrs. Heminger, Peiffer and Kenney, the amounts shown in 2010 include the value of the performance unit awards granted by Marathon Oil in February 2010 of $1,342,500, $232,300 and $258,200, respectively. In connection with the Spinoff, these performance unit grants were settled in cash on a pro-rata basis based on actual performance through the date of the Spinoff. In 2011, our Compensation Committee granted replacement performance units representing the cancelled opportunity of each of our impacted NEO’s for their respective 2011 and 2010 Marathon Oil performance unit grants. The value of the replacement performance unit awards issued in 2011 by MPC for Messrs. Heminger, Peiffer, Kenney and Bedell were $1,875,583, $546,233, $430,183 and $301,083, respectively. The maximum value of the performance units reported in the “Stock Awards” column for the 2011 replacement performance unit grants, assuming the highest level of performance is achieved for each NEO, is as follows: Mr. Heminger, $3,751,166; Mr. Peiffer, $1,092,466; Mr. Kenney, $860,366; and Mr. Bedell, $602,166. Mr. Templin had no performance units cancelled and was not eligible for a replacement performance unit grant as he did not hold an executive officer position with Marathon Oil or its affiliates at the time the original performance units were granted. The maximum value of the performance units reported in the “Stock Awards” column for 2012 performance unit grants, assuming the highest level of performance is achieved, for each NEO is as follows: Mr. Heminger, $6,000,000; Mr. Templin, $1,280,000; Mr. Peiffer, $1,280,000; Mr. Kenney, $960,000; and Mr. Bedell, $960,000.
(4)	The amounts shown in this column for 2012 reflect the total value of ACB awards earned in 2012, which were subsequently paid in 2013. Future ACB program awards will be reflected in this column as the pool for NEO bonuses is generated based on metrics within a qualified Section 162(m) performance pool. See “Setting Executive Compensation—Annual Cash Bonus Program” for more information regarding these metrics.
(5)	The amounts shown in this column reflect the annual change in actuarial present value of accumulated benefits under the Marathon Petroleum and Speedway retirement plans. See “Post-Employment Benefits for 2012” and “Marathon Petroleum Retirement Plans” for more information regarding the Company’s defined benefit plans and the assumptions used in the calculation of these amounts. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings.

(6)	We offer very limited perquisites to our NEOs, which, together with our contributions to defined contribution plans, comprise the amounts reported in the All Other Compensation column. The amounts shown in this column are summarized below:

Name	Personal Use of Company Aircraft(a) ($)	Company Physicals(b) ($)	Tax & Financial Planning(c) ($)	Miscellaneous Perks & Tax Allowance Gross-Ups(d) ($)	Company Contributions to Defined Contribution Plans(e) ($)	Total All Other Compensation ($)
Gary R. Heminger	54,920	2,925	9,893	—	260,481	328,219
Donald C. Templin	—	2,925	8,411	14,843	73,837	100,016
Garry L. Peiffer	—	2,925	11,248	140	109,900	124,213
Anthony R. Kenney	—	2,925	12,593	—	123,111	138,629
Richard D. Bedell	—	2,925	8,800	—	75,869	87,594

(a)	The amounts shown in this column reflect the aggregate incremental cost of personal use of corporate aircraft by our NEOs for the period from January 1, 2012, through December 31, 2012. Our Board has authorized personal use of corporate aircraft by our CEO. Additionally, officers are occasionally permitted to invite their spouses or other guests to accompany them on business travel when space is available. These amounts reflect our incremental cost of travel on corporate aircraft for our NEOs, their spouses or other guests for personal travel. No income tax assistance or gross-ups are provided for personal use of corporate aircraft. We have estimated our aggregate incremental cost using a methodology that reflects the average costs of operating the aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, communications charges and other miscellaneous variable costs. Fixed costs, such as pilot compensation, the purchase and lease of aircraft and maintenance not related to travel are excluded from the calculation of our incremental cost. We believe this method provides a reasonable estimate of our incremental cost. However, use of this method overstates the actual incremental cost when a flight has a primary business purpose, space is available to transport an officer or his or her guest not traveling for business purposes and no incremental cost is realized by us. For 2012, only our CEO had reportable personal use of corporate aircraft.
(b)	All employees, including our NEOs, are eligible to receive an annual physical. Executives may receive an enhanced physical under the executive physical program. The amounts shown in this column reflect the average incremental cost of the executive physical program in excess of the average incremental cost of the employee physical program. Due to privacy concerns and Health Insurance Portability and Accountability Act (or HIPAA) confidentiality requirements, we do not disclose actual usage of this program by individual NEOs.
(c)	The amounts shown in this column reflect reimbursement for the costs of professional advice related to tax, estate and financial planning up to a specified maximum not to exceed $15,000 per calendar year.
(d)	The amounts shown in this column for Messrs. Peiffer and Templin include the value of gifts received at company events in the amounts of $140 and $525, respectively. There were no associated tax allowances paid by us with respect to these gifts. The amount shown in this column for Mr. Templin also includes final expenses attributable to his 2011 relocation in the amount of $8,609 and an associated tax allowance in the amount of $5,709.
(e)	The amounts shown in this column reflect amounts contributed by us under the tax-qualified Marathon Petroleum Thrift Plan for Messrs. Heminger, Peiffer, Templin and Bedell, as well as under related non-qualified deferred compensation plans. The amount shown in this column for Mr. Kenney reflects the amount contributed by us under the tax-qualified Speedway Retirement Savings Plan, as well as under related non-qualified deferred compensation plans. See “Post-Employment Benefits for 2012” and “Marathon Petroleum Retirement Plans” for more information.

Grants of Plan-Based Awards in 2012

The following table provides information regarding all plan-based awards, including cash-based incentive awards and equity awards (specifically stock options and restricted stock) granted to each of our NEOs in 2012. The awards listed in the table below were granted under the Second Amended and Restated Marathon Petroleum Corporation 2011 Incentive Compensation Plan and are described in more detail in the “Compensation Discussion and Analysis.”

				Estimated Possible Payout Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payout Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Type of Award	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary R. Heminger	Stock Options	2/29/2012	2/28/2012								210,085	41.55	3,000,014
	Restricted Stock	2/29/2012	2/28/2012							36,102			1,500,038
	Performance Units	2/29/2012	2/28/2012				1,500,000	3,000,000	6,000,000				3,067,500
	Annual Cash Bonus			—	1,625,000	3,250,000
Donald C. Templin	Stock Options	2/29/2012	2/28/2012								44,818	41.55	640,001
	Restricted Stock	2/29/2012	2/28/2012							7,702			320,018
	Performance Units	2/29/2012	2/28/2012				320,000	640,000	1,280,000				654,400
	Annual Cash Bonus			—	517,500	1,035,000
Garry L. Peiffer	Stock Options	2/29/2012	2/28/2012								44,818	41.55	640,001
	Restricted Stock	2/29/2012	2/28/2012							7,702			320,018
	Performance Units	2/29/2012	2/28/2012				320,000	640,000	1,280,000				654,400
	Annual Cash Bonus			—	540,000	1,080,000
Anthony R. Kenney	Stock Options	2/29/2012	2/28/2012								33,614	41.55	480,008
	Restricted Stock	2/29/2012	2/28/2012							11,794			490,041
	Performance Units	2/29/2012	2/28/2012				240,000	480,000	960,000				490,800
	Annual Cash Bonus			—	393,750	787,500
Richard D. Bedell	Stock Options	2/29/2012	2/28/2012								33,614	41.55	480,008
	Restricted Stock	2/29/2012	2/28/2012							5,777			240,034
	Performance Units	2/29/2012	2/28/2012				240,000	480,000	960,000				490,800
	Annual Cash Bonus			—	375,000	750,000

(1)	Our Compensation Committee approved the awards reported in the table above on February 28, 2012, after the close of the market on that date, and approved the awards with a grant date of February 29, 2012.
(2)	The target amounts shown in this column reflect the target annual incentive opportunity for each of our NEOs. No threshold amount is disclosed as our Compensation Committee has discretion to not award an annual incentive under the ACB program with no minimum value or percent. Each NEO may earn a maximum of 200% of the target; however, our Compensation Committee has discretion to award each NEO up to the limits of the applicable Section 162(m) funding pool.
(3)	The target amounts shown in this column reflect the number of performance units granted to each of our NEOs, and each unit has a target value of $1.00.

(4)	The amounts shown in this column reflect the total grant date fair value of performance units, stock options and restricted stock granted in 2012 in accordance with generally accepted accounting principles in the U.S. regarding stock compensation. The Black-Scholes values used for the stock options with a grant date of February 29, 2012 was $14.28 per share. Performance units are designed to settle 25% in MPC common stock and 75% in cash. The portion of performance unit awards to settle in MPC common stock has a grant date fair value of $1.09 per unit as calculated using a Monte Carlo valuation model. The remaining portion of the performance unit awards has a grant date fair value of $1.00. Assumptions used in the calculation of these amounts are included in footnote 23 to the Company’s financial statements as reported on Form 10-K for the fiscal year ended December 31, 2012.

Performance Units (Equity Incentive Plan Awards)

Our Compensation Committee granted performance units to our NEOs with a grant date of February 29, 2012. Each performance unit has a target value of $1.00 and is designed to settle 25% in MPC common stock and 75% in cash. Payout of these units could vary from $0.00 to $2.00 per unit and is tied to MPC’s TSR over a thirty-six-month period as compared to the TSR of those in our peer group (which consists of the following companies and indices: Chevron Corporation; Hess Corporation; HollyFrontier Corporation; Tesoro Corporation; Valero Energy Corporation; the S&P 500 Energy Index; and the Small Refiner Average) for the January 1, 2012, through December 31, 2015 performance period. No dividends are paid and no voting rights are associated with unvested performance units. If an NEO retires following the completion of one-half of the performance period, the NEO will be eligible to receive, at our Compensation Committee’s discretion, a prorated payout. In the event of the death of an NEO or a change in control of the Company, all unvested performance units immediately vest at target levels. If an NEO terminates employment under any other circumstance, unvested performance units are forfeited.

Stock Options (Option Awards)

Our Compensation Committee granted stock options to our NEOs with a grant date of February 29, 2012. All options vest in one-third increments on the first, second and third anniversaries of the date of grant and expire ten years following the date of grant. In the event of the death or retirement (whether mandatory or not) of an NEO, unvested options immediately vest and remain exercisable until the earlier of five years following the date of death or retirement or the original expiration date. In the event of a change in control of the Company, unvested options immediately vest and remain exercisable for the original term of the option. Upon voluntary or involuntary termination of an NEO, unvested options are forfeited. Upon voluntary termination or involuntary termination of an NEO for cause, vested options are cancelled. Upon involuntary termination of an NEO without cause, vested options are exercisable for ninety days following the date of termination.

Restricted Stock (Stock Awards)

Our Compensation Committee granted restricted stock awards to our NEOs with a grant date of February 29, 2012. The restricted stock awards vest in one-third increments on the first, second and third anniversaries of the grant date. Dividends accrue on the restricted stock awards and are paid upon vesting. If an NEO retires under our mandatory retirement policy, unvested restricted stock vests upon the mandatory retirement date (the first day of the month following the officer’s sixty-fifth birthday). In the event of the death of an NEO or a change in control of the Company, unvested restricted stock immediately vests. If an NEO retires or otherwise leaves the Company prior to the vesting date, unvested restricted stock is forfeited.

For an explanation of the amount of salary and incentive compensation in proportion to total compensation, see the “Allocation of 2012 Compensation for our NEOs.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information regarding unexercised options (vested and unvested), vested SARs and unvested restricted stock held by each of our NEOs as of December 31, 2012.

		Stock Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Unvested Shares or Units of Stock(8) (#)	Market Value of Unvested Shares or Units of Stock(9) ($)	Unearned Shares, Units or Other Unvested Rights(10) (#)	Market or Payout Value of Unearned Shares, Units or Other Unvested Rights(11) ($)
Gary R. Heminger	5/26/2004	37,228	—		14.25	5/26/2014
	5/25/2005	36,659	—		20.20	5/25/2015
	6/1/2006	35,979	—		32.06	6/1/2016
	5/30/2007	35,512	—		51.75	5/30/2017
	2/27/2008	27,589	—		46.08	2/27/2018
	2/25/2009	93,571	—		20.19	2/25/2019
	2/24/2010	71,924	51,246	(2)	24.73	2/24/2020
	2/23/2011	39,457	78,915	(3)	41.69	2/23/2021
	12/5/2011	12,285	24,571	(5)	34.40	12/5/2021
	2/29/2012	—	210,085	(6)	41.55	3/1/2022

		390,204	364,817
							129,041	8,129,583	4,204,333	8,408,666
Donald C. Templin	7/1/2011	24,728	49,457	(4)	42.20	7/1/2021
	2/29/2012	—	44,818	(6)	41.55	3/1/2022

		24,728	94,275
							35,350	2,227,050	640,000	1,280,000
Garry L. Peiffer	5/25/2005	19,424	—		20.20	5/25/2015
	6/1/2006	8,090	—		32.06	6/1/2016
	5/30/2007	6,378	—		51.75	5/30/2017
	2/27/2008	5,042	—		46.08	2/27/2018
	2/25/2009	15,062	—		20.19	2/25/2019
	2/24/2010	12,474	8,889	(2)	24.73	2/24/2020
	2/23/2011	14,083	28,167	(3)	41.69	2/23/2021
	7/1/2011	11,655	23,311	(4)	42.20	7/1/2021
	12/5/2011	2,804	5,609	(5)	34.40	12/5/2021
	2/29/2012	—	44,818	(6)	41.55	3/1/2022

		95,012	110,794
							26,090	1,643,670	1,070,083	2,140,166
Anthony R. Kenney	5/25/2005	12,949	—		20.20	5/25/2015
	6/1/2006	7,614	—		32.06	6/1/2016
	5/30/2007	5,998	—		51.75	5/30/2017
	2/27/2008	4,756	—		46.08	2/27/2018
	2/25/2009	15,062	—		20.19	2/25/2019
	2/24/2010	13,855	9,872	(2)	24.73	2/24/2020
	2/23/2011	9,873	19,748	(3)	41.69	2/23/2021
	12/5/2011	2,377	4,754	(5)	34.40	12/5/2021
	2/29/2012	—	33,614	(6)	41.55	3/1/2022

		72,484	67,988
							20,823	1,311,849	781,083	1,562,166
Richard D. Bedell	5/26/2004	6,664	—		14.25	5/26/2014
	6/10/2005	12,378	—		21.90	6/10/2015
	6/1/2006	12,374	—		32.06	6/1/2016
	5/30/2007	8,568	—		51.75	5/30/2017
	5/28/2008	5,725	—		43.38	5/28/2018
	5/27/2009	15,634	—		24.79	5/27/2019
	5/26/2010	12,138	8,649	(7)	25.74	5/26/2020
	2/23/2011	9,873	19,748	(3)	41.69	2/23/2021
	12/5/2011	2,657	5,315	(5)	34.40	12/5/2021
	2/29/2012	—	33,614	(6)	41.55	3/1/2022

		86,011	67,326
							15,641	985,383	781,083	1,562,166

(1)	The dates presented in this column that are prior to June 30, 2011, represent the dates awards were granted by Marathon Oil. All other grant dates represent the grant dates of awards granted by MPC. The Marathon Oil awards were converted to MPC equity awards in connection with the Spinoff and remain subject to the original vesting schedules. Therefore, to assist in understanding the vesting dates associated with the pre-Spinoff awards, we list the original grant dates for all awards of MPC equity.
(2)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable on February 24, 2013.
(3)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable in one-half increments on February 23, 2013, and February 23, 2014.
(4)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable in one-half increments on July 1, 2013, and July 1, 2014.
(5)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable in one-half increments on December 5, 2013, and December 5, 2014.
(6)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. This grant will become exercisable in one-third increments on March 1, 2013, March 1, 2014, and March 1, 2015.
(7)	This stock option grant is scheduled to become exercisable in one-third increments over a three-year period. The remaining unvested portion of the grant will become exercisable on May 26, 2013.
(8)	The amounts shown in this column reflect the number of shares of unvested restricted stock held by each of our NEOs on December 31, 2012. Restricted stock grants are generally scheduled to vest in one-third increments on the first, second and third anniversaries of the grant date. However, the grants made to Messrs. Heminger, Peiffer and Kenney on February 24, 2010, and to Messrs. Heminger, Peiffer, Kenney and Bedell on February 23, 2011, are scheduled to vest in total on the third anniversary of the grant date. The remaining shares of unvested restricted stock granted to Mr. Templin on July 1, 2011, are scheduled to vest as follows: 23,698 shares on the third anniversary of the grant date and 3,950 shares in one-half increments on the second and third anniversaries of the grant date.

Name	Grant Date	# of Unvested Shares	Vesting Date
Gary R. Heminger	2/24/2010	22,415	2/24/2013
	2/23/2011	17,106	2/23/2014
	7/1/2011	51,264	7/1/2013, 7/1/2014
	12/5/2011	2,154	12/5/2013, 12/5/2014
	2/29/2012	36,102	3/1/2013, 3/1/2014, 3/1/2015

		129,041
Donald C. Templin	7/1/2011	23,698	7/1/2014
	7/1/2011	3,950	7/1/2013, 7/1/2014
	2/29/2012	7,702	3/1/2013, 3/1/2014, 3/1/2015

		35,350
Garry L. Peiffer	2/24/2010	3,893	2/24/2013
	2/23/2011	6,135	2/23/2014
	7/1/2011	7,900	7/1/2013, 7/1/2014
	12/5/2011	460	12/5/2013, 12/5/2014
	2/29/2012	7,702	3/1/2013, 3/1/2014, 3/1/2015

		26,090
Anthony R. Kenney	2/24/2010	4,365	2/24/2013
	2/23/2011	4,247	2/23/2014
	12/5/2011	417	12/5/2013, 12/5/2014
	2/29/2012	11,794	3/1/2013, 3/1/2014, 3/1/2015

		20,823
Richard D. Bedell	4/1/2010	1,372	4/1/2013
	6/1/2010	3,909	6/1/2013
	2/23/2011	4,247	2/23/2014
	12/5/2011	336	12/5/2013, 12/5/2014
	2/29/2012	5,777	3/1/2013, 3/1/2014, 3/1/2015

		15,641

(9)	The amounts shown in this column reflect the aggregate value of all shares of unvested restricted stock held by each NEO on December 31, 2012, using the MPC year-end closing stock price of $63.00.

(10)	The amounts shown in this column reflect the number of unvested performance units held by each of our NEOs on December 31, 2012. Performance unit grants awarded in 2011 are replacement grants and are intended to replace the cancelled opportunity for each of our NEOs for performance unit grants awarded by Marathon Oil, which were cancelled in connection with the Spinoff. These replacement grants have a thirty-month performance period and are designed to settle 100% in cash. The performance unit grants awarded in 2012 have a thirty-six-month performance period and are designed to settle 25% in MPC common stock and 75% in cash. Each of these performance unit grants has a target value of $1.00 and payout may vary from $0.00 to $2.00 per unit. Payout is tied to MPC’s TSR as compared to specified peer groups.

Name	Grant Date	# of Unvested Units	Performance Period Ending Date
Gary R. Heminger	7/27/2011	1,204,333	12/31/2013
	2/29/2012	3,000,000	12/31/2014

		4,204,333
Donald C. Templin	2/29/2012	640,000	12/31/2014
Garry L. Peiffer	7/27/2011	430,083	12/31/2013
	2/29/2012	640,000	12/31/2014

		1,070,083
Anthony R. Kenney	7/27/2011	301,083	12/31/2013
	2/29/2012	480,000	12/31/2014

		781,083
Richard D. Bedell	7/27/2011	301,083	12/31/2013
	2/29/2012	480,000	12/31/2014

		781,083

(11)	The amounts shown in this column reflect the aggregate value of all performance units held by each of our NEOs on December 31, 2012 assuming the maximum payout of $2.00 per unit, which is the next higher performance measure that exceeds the performance for the performance period ended December 31, 2012.

Option Exercises and Stock Vested in 2012

The following table provides information regarding stock options exercised by our NEOs in 2012, as well as shares of restricted stock vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Gary R. Heminger	—	—	57,380	2,543,000
Donald C. Templin	—	—	1,975	90,258
Garry L. Peiffer	—	—	9,134	405,348
Anthony R. Kenney	—	—	5,163	223,588
Richard D. Bedell	—	—	1,539	69,277

(1)	The amounts shown in this column reflect the actual pre-tax gain realized by our NEOs upon vesting of restricted stock, which is the fair market value of the shares on the date of vesting.

Post-Employment Benefits for 2012

Pension Benefits

We provide tax-qualified retirement benefits to our employees, including our NEOs, under the Marathon Petroleum Retirement Plan. While employees of Speedway generally do not participate in the Marathon Petroleum Retirement Plan, some receive tax-qualified retirement benefits under the Speedway Retirement Plan. In addition, we sponsor the Marathon Petroleum Excess Benefit Plan and the Speedway Excess Benefit Plan (or Excess Plans) for the benefit of a select group of management and other employees who are “highly compensated” as defined by Section 414(q) of the Internal Revenue Code (annual compensation of $115,000 or more in 2012).

The 2012 Pension Benefits Table below reflects the actuarial present value of accumulated benefits payable to each of our NEOs under the Marathon Petroleum Retirement Plan, the Speedway Retirement Plan and the defined benefit portion of the Excess Plans as of December 31, 2012. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

2012 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year
Gary R. Heminger	Marathon Petroleum Retirement Plan	32.08 years	1,787,688	—
	Marathon Petroleum Excess Benefit Plan	32.08 years	20,147,105	—
	Speedway Retirement Plan	6.48 years	284,102	—
	Speedway Excess Benefit Plan	6.48 years	3,749,570	—
Donald C. Templin	Marathon Petroleum Retirement Plan	1.50 years	35,580	—
	Marathon Petroleum Excess Benefit Plan	1.50 years	97,278	—
Garry L. Peiffer	Marathon Petroleum Retirement Plan	34.42 years	2,032,378	—
	Marathon Petroleum Excess Benefit Plan	34.42 years	8,888,266	—
	Speedway Retirement Plan	3.71 years	171,353	—
	Speedway Excess Benefit Plan	3.71 years	894,411	—
Anthony R. Kenney	Marathon Petroleum Retirement Plan	18.83 years	1,164,986	—
	Marathon Petroleum Excess Benefit Plan	18.83 years	3,778,627	—
	Speedway Retirement Plan	17.99 years	508,809	—
	Speedway Excess Benefit Plan	17.99 years	2,394,854	—
Richard D. Bedell	Marathon Petroleum Retirement Plan	33.75 years	1,810,539	—
	Marathon Petroleum Excess Benefit Plan	33.75 years	5,019,593	—

(1)	The number of years of credited service shown in this column represents the number of years the NEO has participated in the plan. However, plan participation service used for the purpose of calculating each participant’s benefit under the Marathon Petroleum Retirement Plan legacy final average pay formula and the Speedway pension equity formula was frozen as of December 31, 2009. Plan participation service used for the purpose of calculating each participant’s benefit under the Speedway Retirement Plan legacy final average pay formula was frozen on December 31, 1998.
(2)	The present value of accumulated benefits for the Marathon Petroleum Retirement Plan was calculated assuming a discount rate of 3.45%, a lump sum interest rate of 0.95%, the RP2000 mortality table for lump sums, a 96% lump sum election rate and retirement at age 62. The present value of accumulated benefit for the Speedway Retirement Plan was calculated assuming a discount rate of 3.45%, a lump sum interest rate of 2.85%, the 94GAR mortality table for lump sums, a 96% lump sum election rate and retirement at age 65.

Marathon Petroleum Retirement Plans

Marathon Petroleum Retirement Plan

In general, our employees, other than employees of Speedway, who are age 21 or older and have completed one year of service are eligible to participate in the Marathon Petroleum Retirement Plan. The Marathon Petroleum Retirement Plan is primarily designed to help employees provide for an income after retirement. The monthly benefit under the Marathon Petroleum Retirement Plan was equal to the following formula until December 31, 2009:

[	1.6%	×	Final Average Pay	×	Years of Participation	]	—	[	1.33%	×	Estimated Primary Social Security Benefit	×	Years of Participation	]

This formula is referred to as the Marathon legacy benefit formula. Effective January 1, 2010, the Marathon Petroleum Retirement Plan was amended so that participants do not accrue additional years of participation under the Marathon legacy benefit formula. No more than 37.5 years of participation may be recognized under the Marathon legacy benefit formula. Effective January 1, 2013, the Marathon Petroleum Retirement Plan was further amended to eliminate compensation updates in order to comply with IRS discrimination testing requirements as of December 31, 2012. As a result of this change, the final average pay for active participants is equal to the highest average eligible earnings for three consecutive years over the ten-year period ending December 31, 2012. This could cause future benefit accruals under this formula to be significantly less than they would have been had the plan not been amended.

Eligible earnings under the Marathon Petroleum Retirement Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Petroleum Thrift Plan and incentive compensation bonuses. Age continues to be updated under the Marathon legacy benefit formula.

Benefit accruals for years beginning in 2010 are determined under a cash-balance formula. Under the cash-balance formula, each year plan participants receive pay credits equal to a percentage of compensation based on their plan points. Plan points equal the sum of a participant’s age and cash-balance service:

•	Participants with less than 50 points receive a 7% pay credit;

•	Participants with at least 50 but less than 70 points receive a 9% pay credit; and

•	Participants with 70 or more points receive an 11% pay credit.

Effective January 1, 2010, participants in the Marathon Petroleum Retirement Plan become fully vested upon the completion of three years of vesting service. Normal retirement age for both the Marathon legacy benefit and cash-balance formulas is age 65. However, retirement-eligible participants are able to retire and receive an unreduced benefit under the Marathon legacy benefit formula after reaching age 62.

The forms of benefit available under the Marathon Petroleum Retirement Plan include various annuity options and a lump sum distribution option.

Participants are eligible for early retirement upon reaching age 50 and completing ten years of vesting service. If an employee retires between the ages of 50 and 62, the amount of benefit under the Marathon legacy benefit formula is reduced in accordance with the table below:

Age at Retirement	Early Retirement Factor	Age at Retirement	Early Retirement Factor
62	100%	55	75%
61	97%	54	71%
60	94%	53	67%
59	91%	52	63%
58	87%	51	59%
57	83%	50	55%
56	79%

There are no early retirement subsidies under the cash-balance formula. All of our NEOs, except Mr. Templin, are currently eligible for early retirement benefits under the Marathon Petroleum Retirement Plan.

Under the cash-balance formula, plan participants receive pay credits based on age and cash balance service. For 2012, all of our NEOs except Mr. Templin and Mr. Kenney received pay credits equal to 11% of compensation in our qualified plan, which is the highest level of pay credit available under the plan. Mr. Templin received pay credits equal to 9% of compensation in our qualified plan. Additionally, under the terms of his employment offer entered into with our former parent company, Mr. Templin receives additional contributions to our non-qualified plan to ensure that the aggregate contributions from our qualified and non-qualified retirement plans equal 11% of his applicable compensation. Based on the age and service calculation specified in the Marathon Petroleum Retirement Plan, Mr. Templin will receive a supplemental non-qualified contribution set at 2% of eligible compensation in the Marathon Petroleum Deferred Compensation Plan. This supplemental contribution will be decreased over time as Mr. Templin’s age and service increase; he will be eligible for the full 11% contribution in his qualified plan in 2023. Mr. Kenney is not eligible to receive benefits under the cash-balance formula.

Marathon Petroleum Excess Benefit Plan (Defined Benefit)

Marathon Petroleum Company LP (or MPC LP) sponsors the Marathon Petroleum Excess Benefit Plan, an unfunded, non-qualified retirement plan, for the benefit of a select group of management and highly compensated employees. The Marathon Petroleum Excess Benefit Plan generally provides benefits that participants, including our NEOs, would have otherwise received under the tax-qualified Marathon Petroleum Retirement Plan were it not for Internal Revenue Code limitations. Eligible earnings under the Marathon Petroleum Excess Benefit Plan include the items listed above for the Marathon Petroleum Retirement Plan, as well as deferred compensation contributions. The Marathon Petroleum Excess Benefit Plan also provides an enhancement for executive officers using the three highest bonuses earned over the ten-year period up to December 31, 2012, instead of the consecutive bonus formula in place for non-officers. We believe this enhancement is appropriate in light of the greater volatility of executive officer bonuses. A participant must be vested under the Marathon Petroleum Retirement Plan in order for an excess retirement benefit to be payable to the participant.

Marathon Petroleum Thrift Plan

MPC LP sponsors the Marathon Petroleum Thrift Plan, a tax-qualified employee savings plan. In general, our employees, other than employees of Speedway, who are age 21 or older and have completed one year of service, including our NEOs, are eligible to participate in the Marathon Petroleum Thrift Plan. Participants in the Marathon Petroleum Thrift Plan become fully vested upon the completion of three years of vesting service. The purpose of the Marathon Petroleum Thrift Plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.

The Marathon Petroleum Thrift Plan allows contributions on an after-tax, pre-tax or Roth basis. Employees may elect to make any combination of pre-tax or Roth contributions from 1% to a maximum of 25% of gross pay. Highly compensated employees are limited to a maximum of 12% of gross pay. In addition, employees may elect to make contributions on an after-tax basis from 1% to a maximum of 18% of gross pay. The Company will, for any given pay period, match each participant’s contributions up to a maximum of 7% of gross pay received during the pay period, dollar for dollar, but only out of its accumulated earnings and profits.

Marathon Petroleum Excess Benefit Plan (Defined Contribution)

Certain highly compensated non-officer employees and, prior to January 1, 2006, executive officers who elected not to participate in the Marathon Petroleum Deferred Compensation Plan, comprise those eligible to receive defined contribution accruals under the Marathon Petroleum Excess Benefit Plan. The defined contribution formula in the Marathon Petroleum Excess Benefit Plan is designed to allow eligible employees to receive Company matching contributions equal to the amount they would have otherwise received under the tax-qualified Marathon Petroleum Thrift Plan were it not for Internal Revenue Code limitations. Participants are vested in their Company matching contributions upon the completion of three years of vesting service.

Defined contribution accruals in the Marathon Petroleum Excess Benefit Plan are credited with interest equal to that paid in the “Marathon Stable Value Fund” option of the Marathon Petroleum Thrift Plan. The annual rate of return on this option for the year ending December 31, 2012 was 1.87%. During 2012, the Marathon Petroleum Excess Benefit Plan provided that all distributions from the plan would be paid in the form of a lump sum following the participant’s separation from service.

As noted, our NEOs no longer participate in the defined contribution formula of the Marathon Petroleum Excess Benefit Plan; all non-qualified Company matching contributions for our NEOs now accrue under the Marathon Petroleum Amended and Restated Deferred Compensation Plan.

Speedway Retirement Plan

Speedway sponsors the Speedway Retirement Plan. The Speedway Retirement Plan is primarily designed to help employees provide for an income after retirement. During their prior service with Speedway, Messrs. Heminger and Peiffer participated in the Speedway Retirement Plan. At the time of their participation, the monthly benefit under the Speedway Retirement Plan was calculated under the following formula:

[	2.0%	×	Final Average Pay	×	Years of Participation	]	—	[	2.0%	×	Estimated Primary Social Security Benefit	×	Years of Participation	]

This formula is referred to as the Speedway legacy benefit formula. This benefit formula was grandfathered for all employees participating in this plan as of December 31, 1998, and no additional years of participation credit are recognized under the Speedway legacy benefit formula beyond that date. No more than 25 years of participation may be recognized under the formula. Effective January 1, 2013, the Speedway Retirement Plan was amended so that final average pay is equal to average eligible earnings for the consecutive thirty-six-month period preceding December 31, 2012. This could cause future benefit accruals under this formula to be significantly less than they would have been had the plan not been amended.

Eligible earnings under the Speedway Retirement Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Speedway Retirement Savings Plan and incentive compensation bonuses. Vesting service and age continue to be updated under the Speedway legacy benefit formula.

Effective January 1, 1999, the Speedway Retirement Plan was amended so that benefits accrued on or after that date would be determined under a pension equity formula.

As an employee of Speedway, Mr. Kenney has accrued a benefit under both the Speedway legacy benefit formula and the pension equity formula. Under the pension equity formula, each year a participant was credited with a percentage of their final average pay. The percentages were based on the sum of a participant’s age plus participation service, as follows:

Age + Participation	Percentage of Final Average Pay
0-29	2.50%
30-39	4.00%
40-49	5.25%
50-59	7.75%
60-69	10.50%
70-79	13.00%
80+	15.50%

The pension equity formula generally provides that a participant’s pension equity accrued balance will equal the sum of the percentages the participant has accrued for each year of participation multiplied by final average pay. This pension equity accrued balance is then converted into an actuarially equivalent annuity payable at normal retirement age, which was the participant’s accrued benefit under the pension equity formula. Effective January 1, 2010, the Speedway Retirement Plan was amended to provide that no additional pension equity percentage accruals would be made under the Speedway Retirement Plan. Vesting service and age continue to be updated under the pension equity formula. The Speedway Retirement Plan was amended to eliminate compensation updates in order to comply with IRS discrimination testing requirements as of December 31, 2012. As a result of this change, final average pay for active employees is equal to average eligible earnings for the consecutive thirty-six-month period preceding December 31, 2012.

For participants who separate from service after 2007, benefits under the Speedway Retirement Plan are fully vested upon the completion of three years of vesting service. Normal retirement age for both the Speedway legacy benefit and pension equity formulas is age 65. The forms of benefit available under the Speedway Retirement Plan include various annuity options and a lump sum distribution option.

Participants are eligible for early retirement upon reaching age 50 and completing ten years of vesting service. If an employee retires between the ages of 50 and 65, the amount of benefit under the Speedway legacy benefit formula is reduced in accordance with the table below:

Age at Retirement	Early Retirement Factor	Age at Retirement	Early Retirement Factor
65	100%	57	76%
64	97%	56	73%
63	94%	55	70%
62	91%	54	67%
61	88%	53	64%
60	85%	52	61%
59	82%	51	58%
58	79%	50	55%

There are no early retirement subsidies under the pension equity formula. Messrs. Heminger, Peiffer and Kenney are currently eligible for early retirement benefits under the Speedway Retirement Plan.

Speedway Retirement Savings Plan

Speedway sponsors the Speedway Retirement Savings Plan (or RSP), a tax-qualified employee savings plan. In general, Speedway employees who are age 21 or older and have completed one year of service are eligible to participate in the RSP. The purpose of the RSP is to enable eligible employees to save for retirement. Participants in the RSP become fully vested upon the completion of three years of vesting service. However, highly compensated employees are not eligible to make contributions to the RSP. Therefore, Mr. Kenney is not eligible to make employee contributions or eligible for any Company match contributions.

The RSP also provides an annual 3.5% non-elective Company contribution as applied to eligible compensation as permitted under the law. All employees who are age 21 or older, have completed one year of service, have worked more than 1,000 hours and are employed on the last day of the year are eligible for this contribution. Mr. Kenney is eligible for this contribution.

Speedway Excess Benefit Plan

Speedway also sponsors the unfunded, non-qualified Speedway Excess Benefit Plan for the benefit of a select group of management and highly compensated employees. This plan provides participants, including Messrs. Heminger, Peiffer and Kenney, with benefits that would have otherwise been received from the tax-qualified Speedway Retirement Plan were it not for Internal Revenue Code limitations. Eligible earnings under the Speedway Excess Benefit Plan include the items listed above for the Speedway Retirement Plan, as well as deferred compensation contributions. The Speedway Excess Benefit Plan also provides an enhancement for executive officers based on the highest pay, excluding bonuses, for the consecutive thirty-six-month period preceding December 31, 2012, plus the three highest bonuses earned over the ten-year period up to December 31,

2012. The Company believes this enhancement is appropriate in light of the greater volatility of executive officer bonuses. Additionally, this plan provides an enhancement for certain highly compensated employees who are eligible for the Speedway legacy benefit formula described above. These additional benefits are based on the difference between: applicable covered earnings prior to December 31, 1998; and applicable covered earnings during the consecutive thirty-six-month period preceding December 31, 2012. A participant must be vested under the Speedway Retirement Plan in order for an excess retirement benefit to be payable to the participant.

In addition, the Speedway Excess Benefit Plan provides benefits for participants equal to the non-elective 3.5% Company contributions they would have otherwise received under the tax-qualified RSP were it not for Internal Revenue Code limitations.

Non-Qualified Deferred Compensation

The Non-Qualified Deferred Compensation Table below provides information regarding the non-qualified savings and deferred compensation plans sponsored by the Company or its subsidiaries.

2012 Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-end(3) ($)
Gary R. Heminger	Marathon Petroleum Excess Benefit Plan	—	—	1,203	—	57,732
	Marathon Petroleum Deferred Compensation Plan	—	242,981	250,807	—	2,298,264
	EMRO Marketing Company Deferred Compensation Plan	—	—	7,431	—	232,686
Donald C. Templin	Marathon Petroleum Deferred Compensation Plan	—	56,337	6,676	—	82,910
Garry L. Peiffer	Marathon Petroleum Excess Benefit Plan	—	—	1,518	—	72,854
	Marathon Petroleum Deferred Compensation Plan	—	103,438	86,043	—	1,465,283
	EMRO Marketing Company Deferred Compensation Plan	—	—	9,616	—	301,115
Anthony R. Kenney	Marathon Petroleum Deferred Compensation Plan	—	—	58,857	—	434,065
	Speedway Deferred Compensation Plan	87,577	92,332	212,776	—	1,582,335
	Speedway Excess Benefit Plan	—	22,204	688	—	41,440
	EMRO Marketing Company Deferred Compensation Plan	—	—	57,011	—	355,775
Richard D. Bedell	Marathon Petroleum Excess Benefit Plan	—	—	3,773	—	181,100
	Marathon Petroleum Deferred Compensation Plan	—	58,369	1,552	—	97,765

(1)	The amounts shown in this column are also included in the ‘Salary” and “Bonus” columns of the 2012 Summary Compensation Table.
(2)	The amounts shown in this column are also included in the “All Other Compensation” column of the 2012 Summary Compensation Table.
(3)	Of the amounts shown in this column, the following amounts have been reported in our prior Summary Compensation Table: (a) under the Marathon Petroleum Deferred Compensation Plan: Mr. Heminger, $138,849; Mr. Templin, $19,519; and Mr. Peiffer, $67,227; (b) under the Speedway Deferred Compensation Plan: Mr. Kenney, $136,580; and (c) under the Speedway Excess Benefit Plan: Mr. Kenney, $16,217.

Marathon Petroleum Deferred Compensation Plan

MPC LP sponsors the Marathon Petroleum Amended and Restated Deferred Compensation Plan (which we refer to as the Marathon Petroleum Deferred Compensation Plan). The Marathon Petroleum Deferred Compensation Plan is an unfunded, non-qualified plan in which our NEOs may participate. This plan is designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner. Participants may defer up to 20% of their salary and bonus each year. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. The Marathon Petroleum Deferred Compensation Plan provides for a match on any participant’s salary and bonus deferral equal to the percentage provided by the Marathon Petroleum Thrift Plan, which is currently 7%. Participants are fully vested in their deferrals under the plan. Mr. Kenney, who is an employee of Speedway, is not eligible to make deferrals to this plan. He does have a balance in this plan due to his years of employment with MPC LP.

In addition, the Marathon Petroleum Deferred Compensation Plan provides benefits for participants equal to the company matching contributions they would have otherwise received under the tax-qualified Marathon Petroleum Thrift Plan were it not for Internal Revenue Code limitations. Participants in both the Marathon Petroleum Thrift Plan and the Marathon Petroleum Deferred Compensation Plan are vested in their company matching contributions upon the completion of three years of vesting service.

Mr. Templin became eligible to participate in the Marathon Petroleum Thrift Plan on July 1, 2012 after completing the plan’s “waiting period.” While in this waiting period, the Marathon Petroleum Deferred Compensation Plan provided Mr. Templin a credit equal to the maximum potential company match under the Marathon Petroleum Thrift Plan (7%) multiplied by his eligible wages.

The investment options available under the Marathon Petroleum Deferred Compensation Plan generally mirror the investment options offered to participants under the Marathon Petroleum Thrift Plan with the exception of MPC common stock and BrokerageLink, which are not investment options under the Marathon Petroleum Deferred Compensation Plan. The Marathon Petroleum Deferred Compensation Plan provides that all participants will receive their benefits as a lump sum following separation from service.

Speedway Deferred Compensation Plan

Mr. Kenney is eligible to participate in the Speedway Deferred Compensation Plan. The Speedway Deferred Compensation Plan is an unfunded, non-qualified plan in which a select group of management and highly compensated employees of Speedway may participate. The plan was designed to provide participants the opportunity to save for retirement by deferring income in a tax-effective manner. Participants may defer up to 25% of their salary and bonus each year. Deferral elections are made in December of each year for amounts to be earned in the following year and are irrevocable. Participants are fully vested in their deferrals under the plan.

In addition, the Speedway Deferred Compensation Plan provides benefits for participants, which are intended to be approximately equal to the company matching contributions they would have otherwise received under the tax-qualified Speedway Retirement Savings Plan but which were not received because highly compensated employees are not permitted to defer compensation under that plan. Speedway, therefore, matches each participant’s deferrals under the Speedway Deferred Compensation Plan at the rate of $0.67 per dollar contributed on the first 6% of compensation deferred up to a maximum of 4% of a participant’s eligible compensation. Participants are fully vested in these matching amounts under the plan.

The Speedway Deferred Compensation Plan provides participants with two non-elective company contribution amounts. The first company contribution amount is equal to 3.5% of salary deferrals. The purpose of this non-elective company contribution is to compensate for the ineligibility of coverage for salary deferral amounts under the terms of the RSP. The second company contribution amount is equal to 4% of eligible pay, for employment retention purposes.

The investment options available under the Speedway Deferred Compensation Plan generally mirror the investment options offered to participants under the RSP. All participants in the Speedway Deferred Compensation Plan will receive their benefits as a lump sum following separation from service.

EMRO Marketing Company Deferred Compensation Plan

Messrs. Heminger, Peiffer and Kenney also participated in the EMRO Marketing Company Deferred Compensation Plan (or EMRO Plan) while working at EMRO Marketing Company (a former MPC subsidiary). The EMRO Plan was frozen to new participants effective December 31, 2009. The employees eligible to participate in the EMRO Plan were a select group of management and highly compensated employees.

The EMRO Plan is an unfunded, non-qualified plan and was designed to provide participants the opportunity to supplement their retirement savings by deferring income in a tax-effective manner and to meet other long-term financial goals. Amounts deferred by participants under the EMRO Plan are credited with interest at the prime interest rate, adjusted quarterly, which was 3.25% for the quarter ended December 31, 2012. The EMRO Plan provides that participants will receive their benefits from the EMRO Plan in a lump sum following separation from service.

Section 409A Compliance

Distributions from all non-qualified deferred compensation plans in which our NEOs participate are consistent with Section 409A of the Internal Revenue Code to the extent required. As a result, distribution of amounts subject to Section 409A may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A.

Potential Payments Upon Termination or Change in Control

Retirement

Our employees are eligible for retirement once they reach age 50 and have ten or more years of vesting service with the Company or its subsidiaries. Messrs. Heminger, Peiffer, Kenney and Bedell are currently retirement eligible. Upon retirement, our NEOs are entitled to receive their vested benefits that have accrued under our employee and executive benefit programs. For more information about the retirement and deferred compensation programs, see “Pension Benefits” and “Non-qualified Deferred Compensation.”

In addition, upon retirement, unvested stock options held by our NEOs become immediately exercisable according to the grant terms. Unvested restricted stock awards are forfeited upon retirement (except in the case of a mandatory retirement at age 65, at which time they vest in full). For performance units, if an NEO has worked more than half of the performance period, awards may be vested on a prorated basis at the discretion of the Compensation Committee.

Death or Disability

In the event of death or disability, our NEOs (or their beneficiaries) are entitled to the vested benefits they have accrued under MPC’s employee benefits programs. LTI awards immediately vest in full upon the death of an NEO, with performance units vesting at the target level. In the event of disability, LTI awards continue to vest as if the NEO remained employed for up to twenty-four months during the period of disability.

Other Termination

No employment or severance agreements are in place for our NEOs except as provided in the Marathon Petroleum Corporation Amended and Restated Executive Change in Control Severance Benefits Plan (or Executive Change in Control Severance Benefits Plan), which is described in more detail below.

Change in Control

The Executive Change in Control Severance Benefits Plan provides certain benefits upon a change in control and a qualified termination (as defined following the “Potential Payments upon Termination or Termination in the Event of a Change in Control” table) and is designed to ensure continuity of management through a change in control transaction. Upon a change in control and qualified termination, our NEOs are eligible to receive:

•	a cash payment of up to three times the sum of the NEO’s current annualized base salary plus three times the highest bonus paid in the three years before the termination or change in control;

•	life and health insurance benefits for up to thirty-six months after termination at the lesser of the current cost or the active employee cost;

•	an additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits;

•

a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those which would be payable if: the NEO had an additional three years of participation service credit; the NEO’s final average pay would be the higher of their salary at the time of the change in control event or termination plus their highest annual bonus from the preceding three years; for purposes of determining early retirement commencement factors, the NEO had three additional years of vesting service credit and three additional years of age; and the NEO’s pension had been fully vested; and

•

a cash payment equal to the difference between amounts receivable under the defined contribution plans of MPC and its subsidiaries and amounts which would have been received if the NEO’s savings had been fully vested.

In October 2012, the Compensation Committee approved changes to the accelerated vesting criteria for future equity awards to require a qualified termination to occur in addition to a change in control. Grants that NEOs currently hold retain the single-trigger that provides for stock options and restricted stock to become fully vested and exercisable and performance units vest at target performance levels upon a change in control without a qualified termination needing to occur.

No excise tax gross-up is provided to any current or future participant.

The severance benefits are payable if an NEO is terminated or resigns for good reason (as defined in the Executive Change in Control Severance Benefits Plan) in connection with a change in control, with good reason generally being defined as a reduction in the NEO’s roles, responsibilities, pay or benefits, or the NEO being required to relocate more than fifty miles from his or her current location. However, benefits are not payable if the termination is for cause or due to mandatory retirement, death, disability or resignation (other than for good reason) by the NEO. The Executive Change in Control Severance Benefits Plan provides that the period during which a separation from service for good reason is considered to be in connection with a change in control continues during a potential change in control period and for two years after a change in control.

The table below reflects the amount of compensation payable to each of our NEOs in the event of termination of employment or change in control, assuming in each case the termination occurred on December 31, 2012, and utilized our closing stock price as of that date.

Potential Payments upon Termination or Termination in the Event of a Change in Control

Name	Scenario	Severance(1) ($)	Additional Pension Benefits(2) ($)	Accelerated Options(3) ($)	Accelerated Restricted Stock(4) ($)	Accelerated Performance Units(5) ($)	Other Benefits(6) ($)	Total ($)
Gary R. Heminger	Change in Control (No Termination / Retirement)	—	—	8,851,917	8,129,583	4,204,333	—	21,185,833
	Change in Control (With Termination / Retirement)	11,325,000	17,064,187	8,851,917	8,129,583	4,204,333	35,601	49,610,621
	Voluntary Retirement	—	—	8,851,917	—	—	—	8,851,917
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause (8)	—	—	—	—	—	—	—
	Involuntary Termination by Company With Cause (9)	—	—	—	—	—	—	—
Donald C. Templin	Change in Control (No Termination / Retirement)	—	—	1,990,052	2,227,050	640,000	—	4,857,102
	Change in Control (With Termination / Retirement) (10)	3,225,000	—	1,990,052	2,227,050	640,000	32,905	8,115,007
	Voluntary Retirement (11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Resignation (No Retirement)	—	—	—	—	—	—	—
	Involuntary Termination by Company Without Cause (8)	635,817	—	—	—	—	—	635,817
	Involuntary Termination by Company With Cause (9)	—	—	—	—	—	—	—
Garry L. Peiffer	Change in Control (No Termination / Retirement)	—	—	2,547,053	1,643,670	1,070,083	—	5,260,806
	Change in Control (With Termination / Retirement)	4,710,000	5,773,281	2,547,053	1,643,670	1,070,083	32,854	15,776,941
	Voluntary Retirement	—	—	2,547,053	—	—	—	2,547,053
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause (8)	—	—	—	—	—	—	—
	Involuntary Termination by Company With Cause (9)	—	—	—	—	—	—	—
Anthony R. Kenney	Change in Control (No Termination / Retirement)	—	—	1,655,616	1,311,849	781,083	—	3,748,548
	Change in Control (With Termination / Retirement)	3,450,000	1,149,352	1,655,616	1,311,849	781,083	33,789	8,381,689
	Voluntary Retirement	—	—	1,655,616	—	—	—	1,655,616
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause (8)	—	—	—	—	—	—	—
	Involuntary Termination by Company With Cause (9)	—	—	—	—	—	—	—
Richard D. Bedell	Change in Control (No Termination / Retirement)	—	—	1,616,121	985,383	781,083	—	3,382,587
	Change in Control (With Termination / Retirement)	3,300,000	4,872,484	1,616,121	985,383	781,083	32,462	11,587,533
	Voluntary Retirement	—	—	1,616,121	—	—	—	1,616,121
	Resignation (No Retirement) (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Involuntary Termination by Company Without Cause (8)	—	—	—	—	—	—	—
	Involuntary Termination by Company With Cause (9)	—	—	—	—	—	—	—

(1)	The payment of cash severance upon a change in control requires both (a) the occurrence of a change in control and (b) a qualified termination as specified in the Executive Change in Control Severance Benefits Plan.
(2)	The incremental retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined Healthy Table weighted 75% male and 25% female; a discount rate of 0.75% for NEOs who are retirement eligible (taking into account the additional three years of age and service credit) and 0.75% for our NEOs who are not retirement eligible; the current lump-sum interest rate for the relevant plans; and a lump-sum form of benefit. Health and welfare plans reflect the incremental cost of coverage under the policy using the assumptions used for financial reporting purposes under generally accepted accounting principles in the U.S.

(3)	The amounts shown in this column reflect the value that would be realized if accelerated stock options were exercised on December 31, 2012, taking into account the spread (if any) between the options’ exercise prices and the closing price of our common stock on December 31, 2012.
(4)	The amounts shown in this column reflect the value that would be realized if accelerated restricted stock awards vested on December 31, 2012, taking into account the closing price of our common stock on December 31, 2012.
(5)	The amounts shown in this column reflect the performance unit target vesting amounts that would be payable in the event of a change in control with each performance unit having a target value of $1.00.
(6)	Other benefits include thirty-six months of continued health, dental and life insurance coverage in the event of a change in control.
(7)	Messrs. Heminger, Peiffer, Kenney and Bedell are eligible to retire under our retirement plan and therefore no amounts for resignation have been calculated.
(8)	Our NEOs are eligible for the same termination allowance plan available to all other employees, which allowance would pay between eight and sixty-two weeks of salary based either on service or level of base salary.
(9)	Payments would be at the discretion of our Compensation Committee for involuntary termination for cause.
(10)	The additional pension benefits due to a change in control and subsequent termination or retirement is attributable solely to the final average pay formula in the Executive Change in Control Severance Benefits Plan. Given the date of hire of Mr. Templin, he is not eligible for any benefit under this formula.
(11)	Mr. Templin was not eligible to retire as of December 31, 2012.

The definition of a change in control for purposes of the Executive Change in Control Severance Benefits Plan is summarized as follows. It includes any change in control required to be reported pursuant to certain securities laws and provides that a change in control will have occurred if:

•	any person acquires beneficial ownership of 20% or more of the voting power of the Company’s outstanding securities (excluding the Company itself and certain affiliated persons);

•

the following individuals cease for any reason to collectively constitute a majority of our Board of Directors: (1) individuals who constituted the majority of the directors serving on our Board as of the date of the plan (October 25, 2012); and (2) directors who assume office after the date of the plan (other than any directors who assume office in connection with an actual or threatened election contest) and were approved or nominated for election by two-thirds of the directors that either were in office as of the date of the plan or who were previously nominated and assumed office in this manner;

•

the Company or any direct or indirect subsidiary of the Company is involved in a merger or consolidation with any other entity other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the voting power of the surviving entity;

•	the Company shareholders approve a plan of complete liquidation; or

•	the Company sells all or substantially all of its assets.

In addition, if any person takes certain actions that could result in a change in control, a potential change in control will have occurred. The definition of a potential change in control for purposes of the Executive Change in Control Severance Benefits Plan is, in general, a potential change in control that would occur upon the Company entering into an agreement that could result in a change in control, any person becoming the owner of 15% or more of our common stock, a public announcement by any person or entity stating an intention to acquire the Company or a determination by our Board that a potential change in control has occurred.

The definition of a qualified termination is when an NEO separates from service (as set forth under Internal Revenue Code section 409A) within two years after the date of a change in control unless such separation from service is:

•	due to death or disability;

•	effected by the Company for cause;

•	effected by the employee other than for good reason; or

•	on or after the date the employee attains age 65.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Directors, Officers and Immediate Family Members

Grant Heminger, the brother of MPC President and CEO, Gary Heminger, served as vice president of marketing for our wholly-owned subsidiary, Speedway, until he resigned effective October 29, 2012. Prior to his resignation, Grant was employed by MPC or its affiliates for twenty-three years. In 2012, he was paid cash compensation in the amount of $234,243, exercised MPC stock options with a value following exercise of $119,123, and received an excess retirement benefit distribution in the amount of $3,595 and vacation payout in the amount of $682.

Darla Burns, the sister of MPC President and CEO, Gary Heminger, serves as an advanced senior analyst for our wholly-owned subsidiary, MPC LP. Darla has been employed by MPC or its affiliates for twenty-five years. In 2012, she was paid cash compensation in the amount of $134,880.

In 2012, Pelichem Industrial Cleaning Services, LLC (or Pelichem), was engaged to provide services and equipment to certain of our wholly-owned subsidiaries. For nearly all of 2012, Calvin Forsyth, the brother-in-law of Richard D. Bedell, MPC’s Senior Vice President, Refining, was a manager and part owner of Pelichem. In late 2012, the Pelichem business was sold. Mr. Forsyth is now an employee of the company that acquired Pelichem but has no ownership interest in the acquiring company. The amount paid by MPC affiliates to Pelichem for services and equipment in 2012 was $4,241,483.

Relationship with MPLX

We own through our affiliates 17,056,515 common units and 36,951,515 subordinated units of MPLX, representing a 71.6% limited partner interest in MPLX as of February 15, 2013. In addition, we own through our affiliates 100% of MXGP, which in turn owns 1,508,225 general partner units of MPLX representing a 2.0% general partner interest in MPLX as well as all of MPLX’s incentive distribution rights. MXGP manages MPLX’s operations and activities through MXGP’s officers and directors. In addition, Messrs. Heminger, Peiffer, Templin, Shaffner, Braddock, Griffith and Wilder and Ms. Beall all serve as our executive officers and as executive officers of MXGP. Accordingly, we view transactions between us and MPLX as related party transactions.

MPLX Initial Public Offering and Related Structuring Transactions

On October 31, 2012, MPLX closed its initial public offering of 19,895,000 common units at a price to the public of $22.00 per unit (or the MPLX Offering), which included a 2,595,000 common unit over-allotment option that was exercised in full by the underwriters.

At the closing of the MPLX Offering, we entered into a contribution, conveyance and assignment agreement with MPLX and MXGP under which we contributed all of MPLX’s initial assets to it, including its butane cavern and its 51.0% indirect interest in MPLX Pipe Line Holdings LP, a majority owned subsidiary of MPLX in which we hold a 49.0% interest (or Pipe Line Holdings), in a series of transactions in exchange for:

•	17,056,515 common units and 36,951,515 subordinated units, representing an aggregate 71.6% limited partner interest in MPLX;

•	all of MPLX’s incentive distribution rights;

•	1,508,225 general partner units, representing a 2.0% general partner interest in MPLX; and

•	an aggregate cash distribution to us of $203 million.

Distributions of Available Cash from MPLX

MPLX will generally make 98.0% of its cash distributions to its unitholders pro rata, including MPC, as the holder of an aggregate of 17,056,515 common units and 36,951,515 subordinated units, and 2.0% of its cash distributions to MXGP, as the holder of the general partner interest, assuming MXGP makes the capital contributions, if any, that are necessary to maintain its 2.0% general partner interest in MPLX. In addition, if distributions exceed the minimum quarterly distribution and target distribution levels, the incentive distribution rights held by MXGP will entitle MXGP to increasing percentages of the MPLX distributions, up to 48.0% of MPLX distributions above the highest target distribution level.

Assuming MPLX has sufficient cash available to pay the full minimum quarterly distribution on all of our outstanding units for four quarters, MXGP will receive an annual distribution of approximately $2 million on its 2.0% general partner interest of MPLX and MPC will receive $57 million on its common units and subordinated units of MPLX.

Under MPLX’s partnership agreement, MPLX is required to reimburse MXGP and its affiliates, including MPC, for all costs and expenses that MXGP and its affiliates, including MPC, incur on MPLX’s behalf for managing and controlling MPLX’s business and operations. Except to the extent specified under the Omnibus Agreement (described below), MXGP determines the amount of these expenses and such determinations is required to be made in good faith in accordance with the terms of MPLX’s partnership agreement.

Transportation and Storage Services Agreements

In connection with the MPLX Offering, we entered into long-term, fee-based transportation services agreements with MPLX. Under these agreements, MPLX provides transportation and storage services to MPC, and MPC provides MPLX with minimum quarterly throughput and storage volumes of crude oil and refined products and minimum storage volumes of butane. MPC incurred aggregate expenses of approximately $65 million in transportation and storage fees under these transportation service and storage service agreements for the period October 31, 2012 to December 31, 2012.

Operating Service Agreements

At the closing of the MPLX Offering, we entered into an operating services agreement with MPLX under which MPLX operates various pipeline systems owned by MPC. In addition, under existing operating services agreements that Marathon Pipe Line LLC (or MPL), a wholly owned subsidiary of Pipe Line Holdings, had entered into with MPC prior to the closing of the MPLX Offering, MPL continues to operate various pipeline systems owned by MPC. Under these operating services agreements, MPC pays MPL an operating fee for operating the assets and reimburses MPL for all direct and indirect costs associated with operating the assets. Most of these agreements are indexed for inflation. These agreements have terms ranging from one to five years and automatically renew unless terminated by either party. MPC incurred approximately $3 million in operating fees and cost reimbursements under these operating services agreements for the period October 31, 2012 to December 31, 2012.

Management Services Agreements

Prior to the closing of the MPLX Offering, MPLX entered into two management services agreements with MPC under which MPLX provides certain management services to MPC with respect to certain of MPC’s retained pipeline assets. MPC pays MPLX fixed annual fees under the agreements for providing the required management services, initially in the amount of $0.7 million and thereafter adjusted annually for inflation and based on changes in the scope of management services provided. MPC incurred less than $1 million in management fees under the management services agreements for the period October 31, 2012 to December 31, 2012.

Omnibus Agreement

Upon the closing of the MPLX Offering, MPLX entered into an omnibus agreement with MPC under which MPLX pays a fixed annual fee to MPC for the provision by MPC of executive management services by certain executive officers of MXGP as well as certain general and administrative services and marketing and transportation engineering services. The Omnibus Agreement also requires MPLX to reimburse MPC for any out-of-pocket costs and expenses incurred by MPC in providing the services. Also under the Omnibus Agreement, MPC has agreed to indemnify MPLX for certain matters, including environmental, title and tax matters. MPC offset expenses by approximately $9 million for services rendered to MPLX under the Omnibus Agreement for the period October 31, 2012 to December 31, 2012.

Employee Services Agreements

Effective October 1, 2012, we entered into two employee services agreements with MPC under which MPLX reimburses MPC for the provision of certain operational and management services to MPLX in support of its pipelines, barge dock, butane cavern and tank farms. MPC offset expenses by approximately $17 million under the employee services agreements for the period October 31, 2012 to December 31, 2012.

Time Sharing Agreement

We entered into a time sharing agreement, effective October 1, 2012, with MXGP under which MXGP is entitled to use certain aircraft leased and operated by MPC in connection with the management and operations of MPLX. Under this agreement, MXGP reimburses MPC for the costs associated with leasing and operating the aircraft based on MXGP’s actual use of the aircraft. The agreement shall remain in effect until terminated by either party. There were reimbursement payments of less than $1 million made by MXGP to MPC under the Time Sharing Agreement for the period October 31, 2012 to December 31, 2012.

Amended and Restated Limited Partnership Agreement of Pipe Line Holdings

Upon the closing of the MPLX Offering, we entered into an amended and restated limited partnership agreement of Pipe Line Holdings with MPLX pursuant to which MPC retained a 49.0% limited partner interest in Pipe Line Holdings and contributed a 51.0% general partner interest in Pipe Line Holdings to MPLX. The amended and restated partnership agreement provides that Pipe Line Holdings will distribute all of its distributable cash to MPC and MPLX on a pro rata basis as of the end of each quarter. Pipe Line Holdings made no cash distributions to MPC during the period October 31, 2012 to December 31, 2012.

Policy and Procedures with Respect to Related Person Transactions

Our written policy with respect to related person transactions is available on the Company’s website at http://ir.marathonpetroleum.com by selecting “Corporate Governance” and clicking on “Policies and Guidelines,” “Related Person Transactions.” This policy contains procedures for reviewing and approving or ratifying related person transactions. As stated in the policy, it is the Company’s intent to enter into or ratify related person transactions only when the Board of Directors, acting through the Corporate Governance and Nominating Committee, determines that the related person transaction is in the best interests of the Company and our shareholders.

The material features of the policy and procedures for reviewing and approving or ratifying related person transactions are as follows:

•

In response to an annual questionnaire, directors, director nominees and executive officers are required to submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence and evaluate possible related person transactions not previously approved or ratified. In addition, known transactions with beneficial owners of 5% or more of our common stock are also assessed;

•

In the event a related person transaction has not been previously approved or previously ratified, it is required to be submitted to the Corporate Governance and Nominating Committee. Based on the conclusions reached, the Committee is further required to consider whether ratification, amendment or termination of the related person transaction is in the best interests of the Company and our shareholders; and

•

No immediate family member of a director or executive officer is permitted to be hired as an employee of the Company unless the employment arrangement is approved by the Corporate Governance and Nominating Committee. In the event a person becomes a director or executive officer of the Company and an immediate family member of such person is already an employee of the Company, no material change in the terms of employment, including compensation, may be made without the prior approval of the Committee.

COMPENSATION POLICIES AND PRACTICES FOR EMPLOYEES

We offer our employees a competitive pay package that includes base pay, annual cash bonuses and long-term incentives for qualifying employees. We do not believe that our compensation policies or practices for any employees are reasonably likely to have a material adverse effect on MPC.

DELIVERY OF A SINGLE SET OF PROXY MATERIALS TO

HOUSEHOLDS WITH MULTIPLE

MARATHON PETROLEUM CORPORATION SHAREHOLDERS

We are delivering only one set of proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders sharing such address. Upon request, we will forward a separate copy of proxy materials to any shareholder at your address. If you wish to receive a separate copy of the proxy materials, you may call us at (419) 421-2582 or write to us at Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, Ohio 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

SOLICITATION STATEMENT

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

J. Michael Wilder

Secretary

APPENDIX I

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MARATHON PETROLEUM CORPORATION

Marathon Petroleum Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts this Amended and Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Restated Certificate of Incorporation of the Corporation (as so amended, the “Certificate of Incorporation”) and further amends the Restated Certificate of Incorporation as provided in this Amended and Restated Certificate of Incorporation, and hereby further certifies that:

1. The name of the Corporation is Marathon Petroleum Corporation, originally incorporated under the name of MPC Holdings Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 9, 2009.

2. The Board of Directors of the Corporation and the sole stockholder of the Corporation have duly adopted this Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended or modified from time to time, or any successor statute thereto (the “DGCL”).

3. This Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

4. The Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is Marathon Petroleum Corporation.

ARTICLE TWO

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE THREE

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

AUTHORIZED SHARES

1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation will have authority to issue is 1,030,000,000 (One Billion Thirty Million), of which 1,000,000,000 (One Billion) shares are classified as common stock, par value $.01 per share (“Common Stock”), and of which 30,000,000 (Thirty Million) shares are classified as preferred stock, par value $.01 per share (“Preferred Stock”). The Corporation may issue shares of any class or series of its capital stock for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board”) may from time to time determine. Each share of Common Stock shall be entitled to one vote.

2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to such rights. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) other than any voting rights required by applicable law, statute, rule or regulation of any governmental authority (collectively, “Applicable Laws”), the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption prices, times, rates, adjustments and other terms and conditions of redemption (including the manner of selecting shares of such series for redemption if fewer than all shares of such series are to be redeemed);

(d) whether dividends, if any, will be cumulative, noncumulative or partially cumulative, the dividend rate of such series (or the method of calculation thereof), and the dates, conditions and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as may be determined from time to time by the Board, stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock and set forth in a Certificate of Designation for such series of Preferred Stock filed with the Secretary of State of the State of Delaware in accordance with the DGCL (a “Preferred Stock Designation”).

3. Consent of Stockholders Not Required. Except as required by the DGCL or other Applicable Laws, any Preferred Stock Designation or this Amended and Restated Certificate of Incorporation, a series of Preferred Stock may be authorized, and the terms of any series of Preferred Stock may be amended, without the consent, approval or other action of the holders of Common Stock, of any other series of Preferred Stock or of any other class of capital stock of the Corporation.

4. No Preemptive or Preferential Rights. Except as otherwise may be provided in any Preferred Stock Designation, no holder of any shares of any class or series of capital stock of the Corporation, by reason of the holding of such shares of any class or series of capital stock of the Corporation, will have a preemptive or preferential right to acquire or subscribe for any shares of any class or series of capital stock or other securities (including securities convertible into or exercisable for capital stock) of the Corporation, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

5. No Cumulative Voting of Shares. Except as otherwise may be provided in any Preferred Stock Designation, cumulative voting of shares of any class or series of capital stock is prohibited.

ARTICLE FIVE

FOREIGN OWNERSHIP

1. Certain Definitions. For purposes of this Article FIVE:

(a) “Fair Market Value” shall mean the average Market Price of one Share of the same class as the Excess Shares for the twenty (20) consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite transactions reporting system or, if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to section 6 of the Securities Exchange Act of 1934, as amended or modified from time to time (the “Exchange Act”)) on which such capital stock is then listed or admitted to unlisted trading privileges; or (ii) if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, (A) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by the NASDAQ Stock Market LLC (“NASDAQ”) or (B) if “bid” and “asked” prices for the Shares of the same class on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the Shares. If the Shares are not publicly traded, the Fair Market Value thereof shall mean the fair value of one Share of the same class as the Excess Shares, as determined in good faith by the Board, which determination shall be conclusive.

(b) “Maritime Laws” means the Foreign Dredge Act of 1906, 46 U.S.C. section 55109, as amended; the Merchant Marine Act of 1920, 46 U.S.C. section 55101, et seq., as amended; the Shipping Act of 1916, 46 U.S.C. section 50501, as amended; and any other U.S. maritime, shipping, and vessel statutes, common laws, regulations and binding publications requiring or relating to the ownership or control of the Corporation for purposes of qualifying to own and operate vessels in coastwise trade as a U.S. Citizen, as the same may be amended or modified from time to time.

(c) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(d) to “Own” or to be an “Owner” of any Shares or other equity interests, means (i) to hold such Shares of record (with the power to act on behalf of the beneficial holder), or to be considered a “beneficial owner” of such Shares or other equity interests, as that term is defined pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or modified from time to time, or any successor rule thereto; (ii) to be entitled to dividends or other distributions in respect of such Shares or other equity interests; or (iii) to otherwise control, or be permitted to exercise control over, such Shares or other equity interests, with the Board being authorized to determine reasonably the meaning of such control for this purpose pursuant to the guidelines set forth in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time.

(e) “Permitted Percentage” means a percentage that is equal to two percent (2%) less than the percentage that would cause the Corporation to be no longer qualified as a U.S. Citizen to engage in coastwise trade under the Maritime Laws. As of the date of the adoption of this Amended and Restated Certificate of Incorporation, the Permitted Percentage is twenty-three percent (23%). In determining whether or not the Permitted Percentage has been exceeded, the total number of Shares shall include only those Shares issued and outstanding in the relevant class and shall exclude Shares of such class, if any, held in the treasury of the Corporation.

(f) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

(g) “U.S. Citizen” means: (i) an individual who is a native-born, naturalized or derivative citizen of the United States, or otherwise qualifies as a United States citizen; (ii) a partnership of which all of its general partners are citizens of the United States and at least seventy-five percent (75%) of the interest in the partnership is Owned by citizens of the United States; (iii) a trust whereby each of its trustees is a citizen of the United States, each beneficiary with an enforceable interest in the trust is a citizen of the United States, and at least seventy-five percent (75%) of the interest in the trust is Owned by citizens of the United States; (iv) an association or joint venture if each of its members is a citizen of the United States; (v) a corporation if (A) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, (B) its chief executive officer, by whatever title, and its Chairman of the Board are citizens of the United States, (C) no more of its directors are non-citizens than a minority of the number necessary to constitute a quorum, and (D) at least seventy-five percent (75%) of the equity interests in the corporation is Owned by citizens of the United States; (vi) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, all as further defined in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time. With respect to a limited liability company, a “U.S. Citizen” shall mean an entity that meets the requirements of clause (ii) above, and, if the limited liability company has a chief executive officer, by whatever title, or a board of managers or directors, then it shall also meet the relevant requirements of clause (v) above.

2. Foreign Ownership and Control Restricted. The purpose of this Article FIVE is to limit the ownership and control of the Corporation by Non-U.S. Citizens to ensure that the Corporation remains qualified to own and operate vessels engaged in coastwise trade as a U.S. Citizen under the Maritime Laws. At no time shall Non-U.S. Citizens, individually or in the aggregate, be permitted to Own greater than the Permitted Percentage of any class of capital stock of the Corporation (“Shares”). If at any time Non-U.S. Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of any class of Shares, the Corporation shall have the power to take the actions prescribed in paragraphs 4, 5 and 6 of this Article FIVE. Notwithstanding the foregoing, the Preferred Stock Designation for any series of Preferred Stock authorized in accordance with Article FOUR may provide that such series of Preferred Stock is excluded from the restrictions set forth in, and the application of, this Article FIVE.

3. Implementation. The Corporation is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with Applicable Laws and this Amended and Restated Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article FIVE, including without limitation: (a) requiring one or more Owner(s) of Shares to confirm his, her or its citizenship status and/or to provide citizenship certificates or other reasonable evidence of his, her or its citizenship status from time to time, and suspending voting, dividend and other distribution rights with respect to any Shares held by such Owner(s) until such confirmation and/or evidence is received; (b) maintaining the share transfer records of the Corporation in such a manner so that the percentage of any class of Shares that is Owned by U.S. Citizens and by Non-U.S. Citizens can be determined and confirmed; (c) obtaining, as a condition precedent to the transfer on the records of the Corporation, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any Shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another Owner, such other Owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence; (d) recording in the share records of the Corporation and/or on registrations of transfer (or original issue) whether or not the Owner(s) of each issued and outstanding Share is a U.S. Citizen. The Corporation is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the purpose and the policy set forth in paragraph 2 of this Article FIVE.

4. Restrictions on Transfer. Any transfer, or attempted transfer, of any Share(s), the effect of which would be to cause one or more Non-U.S. Citizens, individually or in the aggregate, to Own Shares of any class of capital stock in excess of the Permitted Percentage, shall be void and ineffective as against the Corporation, and neither the Corporation nor its transfer agent or registrar shall be required to (a) register such transfer or purported transfer on the share records of the Corporation or (b) recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation pursuant to this Article FIVE.

5. Suspension of Voting, Dividend and Other Distribution Rights of Non-U.S. Citizen Owned Shares. If on any date (including any record date), the number of Shares of any class of capital stock that is Owned, individually or in the aggregate, by Non-U.S. Citizens is in excess of the Permitted Percentage (such Shares owned by Non-U.S. Citizens in excess of the Permitted Percentage are referred to in this Amended and Restated Certificate of Incorporation as the “Excess Shares”), the Corporation shall determine which Shares Owned by Non-U.S. Citizens constitute the Excess Shares. The determination shall be made by reference to the date or dates that the Shares were acquired by Non-U.S. Citizens, starting with the most recent acquisition of Shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of Shares of the same class by Non-U.S. Citizens from and after the acquisition of the Shares that first caused the Permitted Percentage to be exceeded. The determination of the Corporation as to which Shares constitute Excess Shares shall be conclusive. Shares deemed to constitute Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends, if any, and the sharing in any other distribution (upon liquidation or otherwise) in respect of Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting, dividend and other distribution rights shall be restored to any Shares previously deemed to be Excess Shares that are no longer Excess Shares, and any dividend or other distribution with respect to such Shares that has been withheld shall be due and payable, without interest thereon, solely to the record holders of such Shares within a reasonable time after the Permitted Percentage is no longer exceeded.

6. Redemption of Excess Shares. The Corporation shall have the power, but no obligation, to redeem any Excess Shares subject to the following terms and conditions:

(a) the Corporation shall pay a redemption price per share for the Excess Shares to be redeemed equal to the sum of (i) the Fair Market Value of one Share of the same class on the date that the Excess Shares are called for redemption and (ii) the amount of any dividend or other distribution declared with respect to such Excess Shares prior to the date that they are called for redemption hereunder but which has been withheld by the Corporation pursuant to paragraph 5 of this Article FIVE, without interest thereon;

(b) the redemption price shall be paid in U.S. Dollars;

(c) the Corporation shall give a notice of redemption by first class mail, postage prepaid, mailed not less than ten (10) calendar days prior to the redemption date to each holder of record of the Excess Shares to be redeemed, at such holder’s address as the same appears on the share transfer records of the Corporation (or, in the absence of such address in the transfer records of the Corporation, at such other address as the Corporation may determine in its sole discretion). Each such notice shall state (i) the redemption date, (ii) the number of Excess Shares to be redeemed from such holder, (iii) the redemption price per Excess Share and the manner of payment thereof; and (iv) that dividends and other distributions, if any, on the Excess Shares to be redeemed will cease to accrue on such redemption date;

(d) from and after the redemption date and upon payment by the Corporation of the redemption price, dividends and other distributions, if any, on the Excess Shares called for redemption shall cease to accrue and such Shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease; and

(e) such other terms and conditions as the Board may determine in its sole discretion.

7. Citizenship of Officers and Directors. At no time shall (a) more than the minority of the number of Directors of the Corporation necessary to constitute a quorum of Directors for a meeting be Non-U.S. Citizens or (b) the Chairman of the Board or Chief Executive Officer (by whatever title) of the Corporation be a Non-U.S. Citizen.

8. NYSE Transactions. Nothing in this Article FIVE shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange (then registered as such pursuant to section 6 of the Exchange Act) or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the NYSE or on such exchange or traded through such system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article FIVE and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article FIVE.

9. Severability. Each provision of this Article FIVE is intended to be severable from every other provision. If any one or more of the provisions contained in this Article FIVE is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article FIVE or this Amended and Restated Certificate of Incorporation shall not be affected, and such other provisions shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.

ARTICLE SIX

BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Amended and Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. In the event of any change in the authorized number of Directors prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. Prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. Any Director elected prior to the date of the annual meeting of stockholders next following the end of calendar year 2014 will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013. The Directors elected at the annual meeting of stockholders next following the end of calendar year 2014 and at each annual meeting of stockholders thereafter shall be elected for a term expiring at the next succeeding annual meeting of the stockholders and from and after the annual meeting of stockholders next following the end of calendar year 2016 the Directors shall no longer be divided into classes. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the annual meeting of stockholders next following the end of calendar year 2014, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL, (b) prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class or (c) on or after the date of the annual meeting of stockholders next following the end of calendar year 2016, with or without cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. Prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the annual meeting of stockholders next following the end of calendar year 2016, any Director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and thereafter until his successor shall be elected and qualified. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

ARTICLE SEVEN

BYLAWS

The Board shall have the power to adopt, amend, repeal or restate the Bylaws of the Corporation. Any adoption, amendment, repeal or restatement of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Directors then in office. The stockholders shall also have the power to adopt, amend, repeal or restate the Bylaws of the Corporation at any meeting of stockholders before which such matter has been properly brought in accordance with the Bylaws of the Corporation; provided, however, that, except for any amendment, repeal or restatement approved by the majority of the Directors then in office, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by Applicable Laws or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend, repeal or restate any provision of the Bylaws of the Corporation.

ARTICLE EIGHT

AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend repeal or restate any provision of this Amended and Restated Certificate of Incorporation; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.

ARTICLE NINE

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

From and after the first date as of which the Corporation has a class or series of capital stock required to be registered under the Exchange Act, and subject to the rights, if any, of holders of Preferred Stock as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by those stockholders.

ARTICLE TEN

PERSONAL LIABILITY OF DIRECTORS LIMITED

No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing provision will not eliminate or limit the liability of a Director (a) for any breach of that Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, or (d) for any transactions from which that Director derived an improper personal benefit. If the DGCL is amended or modified after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director, in addition to the limitation on personal liability provided in this Amended and Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

ARTICLE ELEVEN

COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation pursuant to section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation pursuant to section 279 of the DGCL, order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of that compromise or arrangement, such compromise or arrangement and such reorganization, if sanctioned by the court to which such application has been made, will be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE TWELVE

JURISDICTION FOR CERTAIN PROCEEDINGS

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer of the Corporation to the Corporation or the Corporation’s

stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation, any Preferred Stock Designation or the Bylaws of the Corporation, or (iv) any other action asserting a claim against the Corporation or any Director or officer of the Corporation that is governed by or subject to the internal affairs doctrine for choice of law purposes.

ARTICLE THIRTEEN

CAPTIONS

Captions to Articles and paragraphs are included for convenience of reference only, and do not constitute a part of this Amended and Restated Certificate of Incorporation for any other purpose or in any way affect the meaning or construction of any provision of this Amended and Restated Certificate of Incorporation.

APPENDIX II

MARKED COPY OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MARATHON PETROLEUM CORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MARATHON PETROLEUM CORPORATION

Marathon Petroleum Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby adopts this Amended and Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Restated Certificate of Incorporation of the Corporation ~~as previously amended~~ (as so amended, the “Certificate of Incorporation”) and further amends the Restated Certificate of Incorporation as provided in this Amended and Restated Certificate of Incorporation, and hereby further certifies that:

1. The name of the Corporation is Marathon Petroleum Corporation, originally incorporated under the name of MPC Holdings Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 9, 2009.

2. The Board of Directors of the Corporation and the sole stockholder of the Corporation have duly adopted this Amended and Restated Certificate of Incorporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended or modified from time to time, or any successor statute thereto (the “DGCL”).

3. This Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

4. The Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is Marathon Petroleum Corporation.

ARTICLE TWO

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at that address is The Corporation Trust Company.

ARTICLE THREE

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

AUTHORIZED SHARES

1. Authorized Shares. The aggregate number of shares of capital stock which the Corporation will have authority to issue is 1,030,000,000 (One Billion Thirty Million), of which 1,000,000,000 (One Billion) shares are classified as common stock, par value $.01 per share (“Common Stock”), and of which 30,000,000 (Thirty Million) shares are classified as preferred stock, par value $.01 per share (“Preferred Stock”). The Corporation may issue shares of any class or series of its capital stock for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board”) may from time to time determine. Each share of Common Stock shall be entitled to one vote.

2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to such rights. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b) other than any voting rights required by applicable law, statute, rule or regulation of any governmental authority (collectively, “Applicable Laws”), the voting powers, if any, and whether such voting powers are full or limited in such series;

(c) the redemption provisions, if any, applicable to such series, including the redemption prices, times, rates, adjustments and other terms and conditions of redemption (including the manner of selecting shares of such series for redemption if fewer than all shares of such series are to be redeemed);

(d) whether dividends, if any, will be cumulative, noncumulative or partially cumulative, the dividend rate of such series (or the method of calculation thereof), and the dates, conditions and preferences of dividends on such series;

(e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

(g) the right, if any, to subscribe for or to purchase any securities of the Corporation;

(h) the provisions, if any, of a sinking fund applicable to such series; and

(i) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as may be determined from time to time by the Board, stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock and set forth in a Certificate of Designation for such series of Preferred Stock filed with the Secretary of State of the State of Delaware in accordance with the DGCL (a “Preferred Stock Designation”).

3. Consent of Stockholders Not Required. Except as required by the DGCL or other Applicable Laws, any Preferred Stock Designation or this Amended and Restated Certificate of Incorporation, a series of Preferred Stock may be authorized, and the terms of any series of Preferred Stock may be amended, without the consent, approval or other action of the holders of Common Stock, of any other series of Preferred Stock or of any other class of capital stock of the Corporation.

4. No Preemptive or Preferential Rights. Except as otherwise may be provided in any Preferred Stock Designation, no holder of any shares of any class or series of capital stock of the Corporation, by reason of the holding of such shares of any class or series of capital stock of the Corporation, will have a preemptive or preferential right to acquire or subscribe for any shares of any class or series of capital stock or other securities (including securities convertible into or exercisable for capital stock) of the Corporation, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

5. No Cumulative Voting of Shares. Except as otherwise may be provided in any Preferred Stock Designation, cumulative voting of shares of any class or series of capital stock is prohibited.

ARTICLE FIVE

FOREIGN OWNERSHIP

1. Certain Definitions. For purposes of this Article FIVE:

(a) “Fair Market Value” shall mean the average Market Price of one Share of the same class as the Excess Shares for the twenty (20) consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite transactions reporting system or, if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to section 6 of the Securities Exchange Act of 1934, as amended or modified from time to time (the “Exchange Act”)) on which such capital stock is then listed or admitted to unlisted trading privileges; or (ii) if the Shares are not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, (A) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by the NASDAQ Stock Market LLC (“NASDAQ”) or (B) if “bid” and “asked” prices for the Shares of the same class on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the Shares. If the Shares are not publicly traded, the Fair Market Value thereof shall mean the fair value of one Share of the same class as the Excess Shares, as determined in good faith by the Board, which determination shall be conclusive.

(b) “Maritime Laws” means the Foreign Dredge Act of 1906, 46 U.S.C. section 55109, as amended; the Merchant Marine Act of 1920, 46 U.S.C. section 55101, et seq., as amended; the Shipping Act of 1916, 46 U.S.C. section 50501, as amended; and any other U.S. maritime, shipping, and vessel statutes, common laws, regulations and binding publications requiring or relating to the ownership or control of the Corporation for purposes of qualifying to own and operate vessels in coastwise trade as a U.S. Citizen, as the same may be amended or modified from time to time.

(c) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(d) to “Own” or to be an “Owner” of any Shares or other equity interests, means (i) to hold such Shares of record (with the power to act on behalf of the beneficial holder), or to be considered a “beneficial owner” of such Shares or other equity interests, as that term is defined pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or modified from time to time, or any successor rule thereto; (ii) to be entitled to dividends or other distributions in respect of such Shares or other equity interests; or (iii) to otherwise control, or be permitted to exercise control over, such Shares or other equity interests, with the Board being authorized to determine reasonably the meaning of such control for this purpose pursuant to the guidelines set forth in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time.

(e) “Permitted Percentage” means a percentage that is equal to two percent (2%) less than the percentage that would cause the Corporation to be no longer qualified as a U.S. Citizen to engage in coastwise trade under the Maritime Laws. As of the date of the adoption of this Amended and Restated Certificate of Incorporation, the Permitted Percentage is twenty-three percent (23%). In determining whether or not the Permitted Percentage has been exceeded, the total number of Shares shall include only those Shares issued and outstanding in the relevant class and shall exclude Shares of such class, if any, held in the treasury of the Corporation.

(f) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

(g) “U.S. Citizen” means: (i) an individual who is a native-born, naturalized or derivative citizen of the United States, or otherwise qualifies as a United States citizen; (ii) a partnership of which all of its general partners are citizens of the United States and at least seventy-five percent (75%) of the interest in the partnership is Owned by citizens of the United States; (iii) a trust whereby each of its trustees is a citizen of the United States, each beneficiary with an enforceable interest in the trust is a citizen of the United States, and at least seventy-five percent (75%) of the interest in the trust is Owned by citizens of the United States; (iv) an association or joint venture if each of its members is a citizen of the United States; (v) a corporation if (A) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, (B) its chief executive officer, by whatever title, and its Chairman of the Board are citizens of the United States, (C) no more of its directors are non-citizens than a minority of the number necessary to constitute a quorum, and (D) at least seventy-five percent (75%) of the equity interests in the corporation is Owned by citizens of the United States; (vi) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, or any other territory or possession of the United States, all as further defined in Subpart C (sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as the same may be amended or modified from time to time. With respect to a limited liability company, a “U.S. Citizen” shall mean an entity that meets the requirements of clause (ii) above, and, if the limited liability company has a chief executive officer, by whatever title, or a board of managers or directors, then it shall also meet the relevant requirements of clause (v) above.

2. Foreign Ownership and Control Restricted. The purpose of this Article FIVE is to limit the ownership and control of the Corporation by Non-U.S. Citizens to ensure that the Corporation remains qualified to own and operate vessels engaged in coastwise trade as a U.S. Citizen under the Maritime Laws. At no time shall Non-U.S. Citizens, individually or in the aggregate, be permitted to Own greater than the Permitted Percentage of any class of capital stock of the Corporation (“Shares”). If at any time Non-U.S. Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of any class of Shares, the Corporation shall have the power to take the actions prescribed in paragraphs 4, 5 and 6 of this Article FIVE. Notwithstanding the foregoing, the Preferred Stock Designation for any series of Preferred Stock authorized in accordance with Article FOUR may provide that such series of Preferred Stock is excluded from the restrictions set forth in, and the application of, this Article FIVE.

3. Implementation. The Corporation is authorized to effect any and all measures and to make any and all determinations reasonably necessary or desirable (consistent with Applicable Laws and this Amended and Restated Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article FIVE, including without limitation: (a) requiring one or more Owner(s) of Shares to confirm his, her or its citizenship status and/or to provide citizenship certificates or other reasonable evidence of his, her or its citizenship status from time to time, and suspending voting, dividend and other distribution rights with respect to any Shares held by such Owner(s) until such confirmation and/or evidence is received; (b) maintaining the share transfer records of the Corporation in such a manner so that the percentage of any class of Shares that is Owned by U.S. Citizens and by Non-U.S. Citizens can be determined and confirmed; (c) obtaining, as a condition precedent to the transfer on the records of the Corporation, representations, citizenship certificates and/or other evidence as to the identity and citizenship status from all transferees (and from any recipient upon original issuance) of any Shares and, if such transferee (or recipient) is acting as a fiduciary or nominee for another Owner, such other Owner, and the registration of transfer (or original issuance) shall be denied upon refusal of such transferee (or recipient) to make such representations and/or furnish such citizenship certificates or other evidence; (d) recording in the share records of the Corporation and/or on registrations of transfer (or original issue) whether or not the Owner(s) of each issued and outstanding Share is a U.S. Citizen. The Corporation is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the purpose and the policy set forth in paragraph 2 of this Article FIVE.

4. Restrictions on Transfer. Any transfer, or attempted transfer, of any Share(s), the effect of which would be to cause one or more Non-U.S. Citizens, individually or in the aggregate, to Own Shares of any class of capital stock in excess of the Permitted Percentage, shall be void and ineffective as against the Corporation, and neither the Corporation nor its transfer agent or registrar shall be required to (a) register such transfer or purported transfer on the share records of the Corporation or (b) recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation pursuant to this Article FIVE.

5. Suspension of Voting, Dividend and Other Distribution Rights of Non-U.S. Citizen Owned Shares. If on any date (including any record date), the number of Shares of any class of capital stock that is Owned, individually or in the aggregate, by Non-U.S. Citizens is in excess of the Permitted Percentage (such Shares owned by Non-U.S. Citizens in excess of the Permitted Percentage are referred to in this Amended and Restated Certificate of Incorporation as the “Excess Shares”), the Corporation shall determine which Shares Owned by Non-U.S. Citizens constitute the Excess Shares. The determination shall be made by reference to the date or dates that the Shares were acquired by Non-U.S. Citizens, starting with the most recent acquisition of Shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of Shares of the same class by Non-U.S. Citizens from and after the acquisition of the Shares that first caused the Permitted Percentage to be exceeded. The determination of the Corporation as to which Shares constitute Excess Shares shall be conclusive. Shares deemed to constitute Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends, if any, and the sharing in any other distribution (upon liquidation or otherwise) in respect of Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting, dividend and other distribution rights shall be restored to any Shares previously deemed to be Excess Shares that are no longer Excess Shares, and any dividend or other distribution with respect to such Shares that has been withheld shall be due and payable, without interest thereon, solely to the record holders of such Shares within a reasonable time after the Permitted Percentage is no longer exceeded.

6. Redemption of Excess Shares. The Corporation shall have the power, but no obligation, to redeem any Excess Shares subject to the following terms and conditions:

(a) the Corporation shall pay a redemption price per share for the Excess Shares to be redeemed equal to the sum of (i) the Fair Market Value of one Share of the same class on the date that the Excess Shares are called for redemption and (ii) the amount of any dividend or other distribution declared with respect to such Excess Shares prior to the date that they are called for redemption hereunder but which has been withheld by the Corporation pursuant to paragraph 5 of this Article FIVE, without interest thereon;

(b) the redemption price shall be paid in U.S. Dollars;

(c) the Corporation shall give a notice of redemption by first class mail, postage prepaid, mailed not less than ten (10) calendar days prior to the redemption date to each holder of record of the Excess Shares to be redeemed, at such holder’s address as the same appears on the share transfer records of the Corporation (or, in the absence of such address in the transfer records of the Corporation, at such other address as the Corporation may determine in its sole discretion). Each such notice shall state (i) the redemption date, (ii) the number of Excess Shares to be redeemed from such holder, (iii) the redemption price per Excess Share and the manner of payment thereof; and (iv) that dividends and other distributions, if any, on the Excess Shares to be redeemed will cease to accrue on such redemption date;

(d) from and after the redemption date and upon payment by the Corporation of the redemption price, dividends and other distributions, if any, on the Excess Shares called for redemption shall cease to accrue and such Shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease; and

(e) such other terms and conditions as the Board may determine in its sole discretion.

7. Citizenship of Officers and Directors. At no time shall (a) more than the minority of the number of Directors of the Corporation necessary to constitute a quorum of Directors for a meeting be Non-U.S. Citizens or (b) the Chairman of the Board or Chief Executive Officer (by whatever title) of the Corporation be a Non-U.S. Citizen.

8. NYSE Transactions. Nothing in this Article FIVE shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange (then registered as such pursuant to section 6 of the Exchange Act) or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the NYSE or on such exchange or traded through such system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article FIVE and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article FIVE.

9. Severability. Each provision of this Article FIVE is intended to be severable from every other provision. If any one or more of the provisions contained in this Article FIVE is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article FIVE or this Amended and Restated Certificate of Incorporation shall not be affected, and such other provisions shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.

ARTICLE SIX

BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Amended and Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any change in the authorized number of Directors prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~Prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the annual meeting of stockholders next following the end of calendar year 2014 will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013. The Directors elected at the annual meeting of stockholders next following the end of calendar year 2014 and at each annual meeting of stockholders thereafter shall be elected for a term expiring at the next succeeding annual meeting of the stockholders and from and after the annual meeting of stockholders next following the end of calendar year 2016 the Directors shall no longer be divided into classes. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the annual meeting of stockholders next following the end of calendar year 2014, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL~~, or~~ (b) prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, for cause by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class or (c) on or after the date of the annual meeting of stockholders next following the end of calendar year 2016, with or without cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the annual meeting of stockholders next following the end of calendar year 2016, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the annual meeting of stockholders next following the end of calendar year 2016, any Director elected to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders and thereafter until his successor shall be elected and qualified. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

ARTICLE SEVEN

BYLAWS

The Board shall have the power to adopt, amend, repeal or restate the Bylaws of the Corporation. Any adoption, amendment, repeal or restatement of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Directors then in office. The stockholders shall also have the power to adopt, amend, repeal or restate the Bylaws of the Corporation at any meeting of stockholders before which such matter has been properly brought in accordance with the Bylaws of the Corporation; provided, however, that, except for any amendment, repeal or restatement approved by the majority of the Directors then in office, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by Applicable Laws or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend, repeal or restate any provision of the Bylaws of the Corporation.

ARTICLE EIGHT

AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend repeal or restate any provision of this Amended and Restated Certificate of Incorporation; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.

ARTICLE NINE

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

From and after the first date as of which the Corporation has a class or series of capital stock required to be registered under the Exchange Act, and subject to the rights, if any, of holders of Preferred Stock as set forth in a Preferred Stock Designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by those stockholders.

ARTICLE TEN

PERSONAL LIABILITY OF DIRECTORS LIMITED

No Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing provision will not eliminate or limit the liability of a Director (a) for any breach of that Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, or (d) for any transactions from which that Director derived an improper personal benefit. If the DGCL is amended or modified after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director, in addition to the limitation on personal liability provided in this Amended and Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

ARTICLE ELEVEN

COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation pursuant to section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation pursuant to section 279 of the DGCL, order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of that compromise or arrangement, such compromise or arrangement and such reorganization, if sanctioned by the court to which such application has been made, will be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE TWELVE

JURISDICTION FOR CERTAIN PROCEEDINGS

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation, any Preferred Stock Designation or the Bylaws of the Corporation, or (iv) any other action asserting a claim against the Corporation or any Director or officer of the Corporation that is governed by or subject to the internal affairs doctrine for choice of law purposes.

ARTICLE THIRTEEN

CAPTIONS

Captions to Articles and paragraphs are included for convenience of reference only, and do not constitute a part of this Amended and Restated Certificate of Incorporation for any other purpose or in any way affect the meaning or construction of any provision of this Amended and Restated Certificate of Incorporation.

Preliminary

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on April 24, 2013.

MARATHON PETROLEUM CORPORATION	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	February 25, 2013
	Date: April 24, 2013	Time: 10:00 AM
Location: Marathon Petroleum Corporation
539 South Main Street
Findlay, OH 45840-3229

MARATHON PETROLEUM CORP. 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT        ANNUAL REPORT

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Have the information that is printed in the box marked by the arrow  è   (located on the following page) and visit: www.proxyvote.com.

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Voting Items
Your Board of Directors recommends you vote FOR the following:
1. Election of Class II Directors Nominees: 01) Evan Bayh 02) William L. Davis 03) Thomas J. Usher
Your Board of Directors recommends you vote FOR Item 2, 3 and 4:
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2013.
3. Advisory approval of the company’s 2013 named executive officer compensation.
4. Approval of amendment to Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.

Preliminary
MARATHON PETROLEUM CORP 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 23, 2013 for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 23, 2013 for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53377-P34333	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP Your Board of Directors recommends you vote FOR the following Class II Directors for a three-year term expiring in 2016:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you withhold authority to vote on the line below.

1. Election of Class II Directors			☐	☐	☐
Nominees:
01) 02) 03)	Evan Bayh William L. Davis Thomas J. Usher

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.							For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2013.							☐	☐	☐
3. Advisory approval of the company’s 2013 named executive officer compensation.							☐	☐	☐
4. Approval of amendment to Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.							☐	☐	☐

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53378-P34333

Proxy and Voting Instruction Form

This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 24, 2013

For shares held by registered holders

    The undersigned hereby appoints Thomas J. Usher, Gary R. Heminger and Donald C. Templin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the “Registered Shares”) and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 24, 2013 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.

For shares held in Marathon Petroleum Thrift Plan

    These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the Marathon Petroleum Thrift Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2013 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 22, 2013, the Credited Shares will not be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

PROXY AND VOTING INSTRUCTION TO BE SIGNED AND DATED ON THE REVERSE SIDE

Preliminary

MARATHON PETROLEUM CORP 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the United States Steel Corporation Savings Fund Plan for Salaried Employees. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the United States Steel Corporation Savings Fund Plan for Salaried Employees. Have your voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53379-P34333	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP Your Board of Directors recommends you vote FOR the following Class II Directors for a three-year term expiring in 2016:		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you withhold authority to vote on the line below.

1. Election of Class II Directors
Nominees:
01) Evan Bayh 02) William L. Davis 03) Thomas J. Usher

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.						For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2013.						☐	☐	☐
3. Advisory approval of the company’s 2013 named executive officer compensation.						☐	☐	☐
4. Approval of amendment to Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.						☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53380-P34333

Voting Instruction Form

This Voting Instruction Form is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 24, 2013

    These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the United States Steel Corporation Savings Fund Plan for Salaried Employees (the “USS Plan”). The undersigned, as a participant in the USS Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the USS Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2013 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 22, 2013, the Trustee will vote the Credited Shares to the account in the same proportion that those participants who have given instructions to the Trustee have requested that the shares be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

Preliminary

MARATHON PETROLEUM CORP. 539 SOUTH MAIN STREET FINDLAY, OH 45840-3229

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the Marathon Oil Company Thrift Plan. Have your voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, April 21, 2013 for shares held in the Marathon Oil Company Thrift Plan. Have your voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53381-P34333	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

MARATHON PETROLEUM CORP Your Board of Directors recommends you vote FOR the following class II Directors for a three-year term expiring in 2016:	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you withhold authority to vote on the line below.

1. Election of Class II Directors
Nominees:
01) Evan Bayh 02) William L. Davis 03) Thomas J. Usher

Your Board of Directors recommends you vote FOR Items 2, 3 and 4.					For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2013.					☐	☐	☐
3. Advisory approval of the company’s 2013 named executive officer compensation.					☐	☐	☐
4. Approval of amendment to Restated Certificate of Incorporation to eliminate the classification of the Board of Directors.					☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53382-P34333

Voting Instruction Form

This Voting Instruction Form is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 24, 2013

    These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Oil Company Thrift Plan (the “Marathon Oil Plan”). The undersigned, as a participant in the Marathon Oil Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned’s account under the Marathon Oil Plan (the “Credited Shares”) at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2013 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 22, 2013, the Credited Shares to the account will not be voted. You cannot vote the Credited Shares in person at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.

VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE